SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of November 10, 2006

among

BUILDING MATERIALS HOLDING CORPORATION,

BMC WEST CORPORATION
AND OTHER SUBSIDIARY GUARANTORS,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Joint Lead Arranger, Joint Book Manager Swingline Lender and L/C Issuer,

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent

SUNTRUST BANK,
as Joint Lead Arranger and Co-Syndication Agent,

BNP PARIBAS
as Joint Lead Arranger and Co-Syndication Agent

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

J.P. MORGAN SECURITIES INC.,
Joint Lead Arranger and Joint Book Manager

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v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of November 10, 2006, by and among (i) BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), as borrower, (ii) BMC WEST CORPORATION, a Delaware corporation (the “Company”), and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to this Agreement (individually, a “Lender” and, collectively, the “Lenders”), (iv) JPMORGAN CHASE BANK, N.A., as Documentation Agent, (v) SUNTRUST BANK, as Joint Lead Arranger and Co-Syndication Agent, (vi) BNP PARIBAS, as Joint Lead Arranger and Co-Syndication Agent, and (vii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the L/C Issuer (as defined herein), the Swingline Lender (as defined herein), the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Joint Lead Arranger and Joint Book Manager for the credit facilities described herein.

RECITALS

A. WHEREAS, Holdings previously entered into that certain Amended and Restated Credit Agreement, dated as of June 30, 2005 (as amended, supplemented and otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among (i) Holdings, as borrower, (ii) the Company and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions party thereto, as lenders (each, an “Existing Lender” and, collectively, the “Existing Lenders”), (iv) Suntrust Bank, as co-lead arranger and syndication agent, (v) JPMorgan Chase Bank, N.A., as co-documentation agent, (vi) LaSalle Business Credit, LLC, as co-documentation agent, (vii) U.S. Bank National Association, as co-documentation agent, and (vii) Wells Fargo, as letter of credit issuing bank, swingline bank, and administrative agent for the Existing Lenders and as sole book runner and co - lead arranger of the credit facilities provided therein.

B. WHEREAS, Holdings has requested that the Existing Credit Agreement be further amended and restated in order to (i) increase the Revolving Commitments initially to $500,000,000, which amount may be subsequently increased in accordance with the terms and conditions hereof, (ii) reduce the Term A Loans to zero, (iii) allow for additional Term B Loans to be made on the Effective Date and thereafter Additional Term B Loans (as defined herein), in each case, in accordance with the terms and conditions hereof, (iv) replace certain of the Existing Lenders that do not desire to be party to this Agreement with new financial institutions which desire to be party to this Agreement as Lenders (collectively, the “New Lenders”), (v) reallocate the outstanding Obligations among the Existing Lenders that desire to be party to this Agreement and the New Lenders, and (vi) make certain other changes.

C. WHEREAS, the parties hereto are willing to so amend and restate the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.01 Certain Defined Terms. The following terms have the following meanings when used herein (including in the Recitals hereof):

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

“Additional Lenders” means the financial institutions (if any) which agree to provide Additional Term B Loans and/or make Additional Revolving Commitments to Holdings in accordance with the terms and conditions set forth herein on any Subsequent Effective Date.

“Additional Guarantor Accession Date” has the meaning specified in Section 7.13.

“Additional Guarantor Assumption Agreement” has the meaning specified in Section 7.13.

“Additional Revolving Commitment” has the meaning specified in Section 2.01(d).

“Additional Term B Commitment” has the meaning specified in Section 2.01(c).

“Additional Term B Loan” has the meaning specified in Section 2.01(c).

“Administrative Agent” has the meaning specified in the preamble, and any successor Administrative Agent arising under Section 10.06.

“Administrative Agent Related Persons” means Wells Fargo and any successor Administrative Agent arising under Section 10.06 and any L/C Issuer hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Administrative Agent’s Payment Office” means the address for payments set forth on Schedule 11.02 or such other address as the Administrative Agent may from time to time specify.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitment” means the combined Revolving Commitments of the Revolving Lenders, which combined Revolving Commitments shall not exceed $500,000,000 as of the Effective Date, which amount includes both the L/C Commitment and the Swingline Commitment and which amount may be increased on any Subsequent Effective Date pursuant to Section 2.01(d) by no more than an amount equal to the difference of (i) $250,000,000 minus (ii) the total of (x) the amount (if any) by which the Aggregate Revolving Commitment has been increased on all Subsequent Effective Dates that shall have occurred prior to the relevant Subsequent Effective Date pursuant to Section 2.01(d) plus (y) the amount (if any) by which the Term B Loans have been increased on all Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(c).

“Aggregate Term B Commitment” means the combined Term B Commitments of the Term B Lenders, which Term B Commitments shall not exceed $350,000,000 as of the Effective Date.

“Agreement” means this Credit Agreement.

“Applicable Fee Amount” means with respect to the Commitment Fees and Standby Letter of Credit fees payable hereunder, the amount set forth opposite the indicated Level below the heading “Commitment Fee” or “Letter of Credit Fee,” as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

“Applicable Margin” means (i) with respect to Base Rate Loans and Offshore Rate Loans which are Revolving Loans, the amount set forth opposite the indicated Level below the heading “Base Rate Spread or “Offshore Rate Spread” in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I, and (ii) with respect to Term B Loans which are Base Rate Loans, 1.25%, and with respect to Term B Loans which are Offshore Rate Loans, 2.50%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

“Available Commitment” has the meaning specified in Section 2.11(b).

“Bankruptcy Code” means the Bankruptcy Code of the United States (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day, the higher of: (i) 0.50% per annum above the latest Federal Funds Rate, and (ii) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo at its principal office in San Francisco as its prime rate. (The prime rate is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowing” means a borrowing hereunder consisting of (i) Loans of the same Type made to Holdings on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period, (ii) a Swingline Loan (or Swingline Loans) made to Holdings on the same day by the Swingline Lender, or (iii) an L/C Borrowing.

“Borrowing Date” means any date on which a Borrowing occurs.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London or other applicable offshore Dollar interbank market.

“Capital Lease” means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Lenders, as additional collateral for the Obligations pursuant to the Loan Documents, cash or deposit account balances. Derivatives of such term shall have corresponding meaning.

“Cash Management Services” means any services provided from time to time by any Lender or any of its Affiliates to Holdings or any Subsidiary in connection with operating,

collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 20% or more of the combined voting power of such securities.

“Clean-Up Day” has the meaning specified in Section 2.06(d).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all tangible and intangible property and interests in property and proceeds thereof now owned or hereafter acquired by Holdings or any Guarantor in or upon which a Lien (i) existed in favor of the Administrative Agent and the Existing Lenders party to the Existing Credit Agreement immediately prior to the Effective Date, or (ii) now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders and the other Secured Parties (as defined in the Security Agreement), on and after the Effective Date, whether under this Agreement or under any other Collateral Document.

“Collateral Documents” mean, collectively, (i) the Security Agreement, the Intellectual Property Security Agreements and all other security agreements, patent and trademark assignments, control agreements and other similar agreements between Holdings or any Guarantor and the Lenders, or the Administrative Agent for the benefit of the Lenders and the other Secured Parties (as defined in the Security Agreement), now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Holdings or any Guarantor as debtor in favor of the Lenders, or the Administrative Agent for the benefit of the Lenders and the other Secured Parties (as defined in the Security Agreement), as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Commercial Letter of Credit” means a commercial Letter of Credit Issued for the account of Holdings in respect of the purchase of inventory or other goods and services by Holdings or any of its Subsidiaries in the ordinary course of business.

“Commitment” means, as to each Lender, the sum of its Revolving Commitment (including its Additional Revolving Commitment, if any), Term B Commitment and Additional Term B Commitment, if any.

“Commitment Fees” has the meaning specified in Section 2.11(b).

“Company” has the meaning specified in the preamble.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Net Worth” means, as of the date of determination, the consolidated shareholders’ equity of Holdings and its Subsidiaries, exclusive of unrealized gains or losses from non-speculative interest rate swaps and marketable securities as of such date of determination, as determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income of Holdings and its Subsidiaries for such period, as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of determination, the consolidated total assets of Holdings and its Subsidiaries, as determined in accordance with GAAP.

“Contingent Obligation” means (without duplication), as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (e) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a “Guaranty Obligation”); (ii) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; (iv) in respect of Earn-Out Obligations; (v) in respect of any Swap Contract; and (vi) in respect of Stock Price Guaranties. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Date” means any date on which, under Section 2.04, Holdings (i) converts Loans of one Type to another Type, or (ii) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

“Credit Extension” means and includes (i) the making of any Revolving Loans, Term B Loans or Swingline Loans hereunder, and (ii) the Issuance of any Letters of Credit hereunder.

“Default” means any Event of Default and any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means a Lender that has failed to fund its portion of any Borrowing that it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from the Administrative Agent.

“Departing Lender” means a Departing Revolving Lender or a Departing Term B Lender.

“Departing Revolving Lender” means any Existing Lender that (i) has a “Revolving Commitment” under the Existing Credit Agreement and (ii) does not desire to be party to this Agreement.

“Departing Term B Lender” means any Existing Lender that (i) has made a “Term B Loan” under the Existing Credit Agreement and (ii) does not desire to be party to this Agreement.

“Disposition” means the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under Sections 8.02(a) through 8.02(f).

“Disposition Value” means the aggregate net book value of all assets sold, transferred, leased or otherwise disposed of in any transaction, determined as of the date of such disposition or proposed disposition thereof.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Earn-out Obligations” means any obligations, whether contingent or matured, to pay additional consideration in connection with the Acquisition by Holdings or any Subsidiary of any capital stock or assets of any Person.

“EBITA” means, for any period, for Holdings and its Subsidiaries, the sum of Consolidated Net Income of Holdings and its Subsidiaries for such period (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments but including earnings from Wholly-Owned Subsidiaries and Non-Wholly-Owned Subsidiaries (but in the case of Non-Wholly-Owned Subsidiaries, only to the extent of the ratable portion of ownership by Holdings or any Wholly-Owned Subsidiaries of Holdings in such Non-Wholly-Owned Subsidiaries)) plus (to the extent deducted in determining Consolidated Net Income) (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) amortization expense and other non-cash expenses (including non-cash share-based compensation costs) for such period (other than depreciation expense) and (iv) cash distributions in respect of Minority Investments, in each case, measured in accordance with GAAP.

“EBITDA” means, for any period, for Holdings and its Subsidiaries, the sum of Consolidated Net Income of Holdings and its Subsidiaries for such period (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments but including earnings from Wholly-Owned Subsidiaries and Non-Wholly-Owned Subsidiaries (but in the case of Non-Wholly-Owned Subsidiaries, only to the extent of the ratable portion of ownership by Holdings or any Wholly-Owned Subsidiaries of Holdings in such Non-Wholly-Owned Subsidiaries)) plus (to the extent deducted in determining Consolidated Net Income) (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation expense, amortization expense and other non-cash expenses (including non-cash share-based compensation costs) for such period and (iv) cash distributions in respect of Minority Investments, in each case, measured in accordance with GAAP. For purposes of determining the consolidated EBITDA of Holdings and its Subsidiaries hereunder for purposes of calculating the Total EBITDA Ratio hereunder, EBITDA shall be adjusted upon the Permitted Acquisition of the equity or all or substantially all of the assets of another Person (the “Acquiree”) (A) to include the historical financial results of such Acquiree for the four fiscal quarter period (“Calculation Period”) for which Holdings’ consolidated EBITDA is calculated hereunder, until such time as the first day of any Calculation Period falls on or after the date on which the Acquisition of such Acquiree is consummated; and (B) to exclude any specific, identifiable expense items which are eliminated as a result of the Permitted Acquisition of such Acquiree at the closing thereof, provided that, if available, audited financial statements accompanied by an unqualified opinion of an Independent Auditor are delivered to the Administrative Agent and the Lenders in respect of such Acquiree for the then most recent fiscal year of such Acquiree, and provided further that Holdings shall have delivered a certificate of a Responsible Officer clearly setting forth such pro forma additions and exclusions to consolidated EBITDA resulting from the Permitted Acquisition of such Acquiree.

“Effective Amount” means (i) with respect to any Revolving Loans, Term B Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, Term B Loans and Swingline Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; provided that for purposes of Section 2.08, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under Section 2.08.

“Effective Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all of the Lenders (or, in the case of Section 5.01(f), waived by the Person entitled to receive such payment) which date shall not be later than December 31, 2006.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuer and the Swingline Lender, and (iii) unless an Event of Default has occurred and is continuing, Holdings (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Holdings or any of Holdings’ Affiliates or Subsidiaries.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by Holdings or any Subsidiary.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Holdings or the Company within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code).

“ERISA Event” means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Holdings, the Company or any ERISA Affiliate from a Pension Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Holdings, the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under section 4007 of ERISA, upon Holdings, the Company or any ERISA Affiliate.

“Event of Default” means any of the events or circumstances specified in Section 9.01.

“Event of Loss” means, with respect to any property, any of the following: (i) any loss, destruction or damage of such property; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Holdings hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Holdings is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Holdings under Section 4.07), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Holdings with respect to such withholding tax pursuant to Section 4.01(a).

“Existing Credit Agreement” has the meaning specified in Recital A.

“Existing Lender” has the meaning specified in Recital A.

“Existing Letters of Credit” means those letters of credit issued under the Existing Credit Agreement and set forth on Schedule 1.01.

“Federal Funds Rate” means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Fee Letters” has the meaning specified in Section 2.11(a).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Holdings is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, as of any date of determination, all (x) indebtedness for borrowed money plus (y) reimbursement obligations in respect of Surety Instruments plus (z) obligations in respect of Capital Leases, in each case of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP, including all Revolving Loans, Term B Loans, Swingline Loans and L/C Borrowings, but excluding all L/C Obligations specified in clause (i) of the definition thereof.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each direct or indirect U.S. Wholly-Owned Subsidiary of Holdings that currently exists or is hereafter acquired or created and which is a party to a Guaranty in its capacity as a guarantor of any of the Obligations, and shall include the Company and each U.S. Wholly-Owned Subsidiary of Holdings party hereto; provided, however, that in no event shall (i) the definition of Guarantor include BMC Insurance, Inc. and (ii) any Guarantor be released of its obligations under any Guaranty in the event such Guarantor ceases to be a U.S. Wholly-Owned Subsidiary, by operation of any disposition of the equity thereof or otherwise, except as permitted under this Agreement.

“Guaranty” means the guaranty of each Guarantor made pursuant to Section 11.10 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees any of the Obligations.

“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

“Hazardous Materials” means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Holdings” has the meaning specified in the preamble.

“Honor Date” has the meaning specified in Section 3.03(b).

“Indebtedness” of any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms and (x) not past due for more than 120 days or (y) if past due for more than 120 days, are being contested in good faith with any reserves as may be required by GAAP made therefor, but including all non-contingent Earn-Out Obligations); (iii) all reimbursement or payment obligations with respect to Surety Instruments (contingent or otherwise); (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (vi) all obligations with respect to Capital Leases; (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (viii) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; and (ix) all Stock Price Guaranties having a tenor of six (6) months or more or exceeding $2,000,000 in the aggregate for all Stock Price Guaranties then outstanding. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Auditor” has the meaning specified in Section 7.01(a).

“Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Interest Expense” means, for any period, for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Payment Date” means, (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan, (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter and the Revolving Loan Maturity Date (in the case of Revolving Loans), and the Term B Loan Maturity Date (in the case of Term B Loans) and (iii) as to any Swingline Loan, each of the last Business Day of each calendar quarter and the Revolving Loan Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

“Interest Period” means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by Holdings in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period for any Term B Loan shall extend beyond the Term B Loan Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Maturity Date; and

(iv) no Interest Period applicable to a Term B Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of such Term B Loan unless the aggregate principal amount of such Term B Loans represented by Base Rate Loans or Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

“Internal Control Event” means a material weakness in, or material fraud that involves management or other employees who have a significant role in, Holdings’ internal controls over financial reporting, in each case relating to such financial reporting and as described in the Securities Laws.

“Investment” has the meaning specified in Section 8.04.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“Issuance Date” has the meaning specified in Section 3.01(a).

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of or otherwise amend, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

“Joint Lead Arranger” means each of Wells Fargo, J.P. Morgan Securities, Inc., SunTrust Bank and BNP Paribas, each in their respective capacity as Joint Lead Arranger.

“L/C Advance” means each Revolving Lender’s participation in any L/C Borrowing in accordance with its Proportionate Share.

“L/C Amendment Application” means an application form for amendment of outstanding Standby or Commercial Letters of Credit as shall at any time be in use at the L/C Issuer, as the L/C Issuer shall request.

“L/C Application” means an application form for issuances of Standby or Commercial Letters of Credit as shall at any time be in use at the L/C Issuer, as the L/C Issuer shall request.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03(c).

“L/C Commitment” means the commitment of the L/C Issuer to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $200,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05 or Section 2.08; provided that the L/C Commitment is a part of the combined Revolving Commitments of the Revolving Lenders rather than a separate, independent commitment; and provided further that if as a result of any Commitment reductions hereunder the L/C Commitment shall exceed the combined Revolving Commitments of the Revolving Lenders, the L/C Commitment shall automatically reduce by the amount of such excess.

“L/C Issuer” means Wells Fargo (or Trade Bank, as agent for Wells Fargo) in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.06 or Section 11.06.

“L/C Obligations” means at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (ii) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other documents relating to any Letter of Credit, including any of the L/C Issuer’s standard form documents for letter of credit issuances.

“Lender” has the meaning specified in the preamble, and includes Revolving Lenders and Term B Lenders, provided, however, that from and after any Subsequent Effective Date, any Additional Lenders shall also be deemed “Lenders” for all purposes hereunder. References to the “Lenders” shall include Wells Fargo, including in its capacity as L/C Issuer and Swingline Lender; for purposes of clarification only, to the extent that Wells Fargo may have any rights or obligations in addition to those of the Lenders due to its status as L/C Issuer or Swingline Lender, its status as such will be specifically referenced. Unless the context otherwise clearly requires, “Lender” includes any such institution in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a “Lender” shall also include any of such institution’s Affiliates that may at any time of determination be Swap Providers.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Holdings and the Administrative Agent.

“Letters of Credit” means any letters of credit Issued by the L/C Issuer pursuant to Article III (which may be Commercial Letters of Credit or Standby Letters of Credit), and shall include the Existing Letters of Credit.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the authorized filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing.

“Loan” means an extension of credit by a Lender to Holdings (i) under Article II, which may be a Base Rate Loan or an Offshore Rate Loan (each a “Type” of Loan) or a Swingline Loan, and includes a Revolving Loan or Term B Loan, or (ii) under Article III in the form of an L/C Advance.

“Loan Documents” means this Agreement, the Notes, each Guaranty, the Collateral Documents, the Fee Letters, the L/C Related Documents, any documents evidencing or relating to Specified Swap Contracts and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

“Loan Party” means Holdings, the Company and each other Guarantor.

“Majority Lenders” means two or more Lenders whose (x) Revolving Commitments (or, if all Revolving Commitments have been terminated, whose outstanding Revolving Loans plus Revolving Proportionate Share, if any, of the Effective Amount of all L/C Obligations plus Revolving Proportionate Share, if any, of the Effective Amount of all Swingline Loans), plus (y) outstanding Term B Loans exceed 50% of the sum of (xx) the Aggregate Revolving Commitment (or, if all Revolving Commitments have been terminated, the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Swingline Loans), plus (yy) the Effective Amount of all Term B Loans; provided, however, that at any time any Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Lenders” and such Defaulting Lenders’ Revolving Commitments (or Revolving Loans and Revolving Proportionate Share of L/C Obligations and Swingline Loans, as the case may be) and Term B Loans shall be excluded in such determination, and “Majority Lenders” shall mean two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) otherwise meeting the criteria set forth in this definition.

“Majority Revolving Lenders” means two or more Revolving Lenders whose Revolving Proportionate Shares then exceed fifty percent (50%); provided, however, that at any time any Revolving Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Revolving Lenders”, and “Majority Revolving Lenders” shall mean two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all non-Defaulting Lenders.

“Majority Term B Lenders” means two or more Term B Lenders whose Term B Proportionate Shares then exceed fifty percent (50%); provided, however, that at any time any Term B Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Term B Lenders”, and “Majority Term B Lenders” shall mean two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) having total Term B Proportionate Shares exceeding fifty percent (50%) of the total Term B Proportionate Shares of all non-Defaulting Lenders.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Holdings or Holdings and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of any Loan Party to perform under any Loan Document and to avoid any Event of Default; or (iii) a material adverse effect upon (a) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or (b) the perfection or priority of any Lien granted under the Collateral Documents.

“Minimum Amount” means (i) in respect of any Borrowing, conversion or continuation of Loans, (a) in the case of Base Rate Loans, an aggregate minimum amount of

$5,000,000 or any integral multiple of $1,000,000 in excess thereof, (b) in the case of Offshore Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof and (c) in the case of Swingline Loans, an aggregate minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof (or such other amount as shall be acceptable to the Swingline Lender), (ii) in the case of any reduction of the Commitments under Section 2.05, $5,000,000 or any multiple of $1,000,000 in excess thereof, and (iii) in the case of any optional prepayment of Loans under Section 2.07, $5,000,000 or any multiple of $1,000,000 in excess thereof (provided that any optional prepayment of Offshore Rate Loans under Section 2.07 must also be in a minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof).

“Minority Investment” means the direct or indirect Investment by Holdings in the equity interests of any Person, provided in each case that such Person is not a Subsidiary at the time of such Investment and after giving effect thereto.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of section 4001(a)(3) of ERISA, to which Holdings, the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Issuance Proceeds” means, as to any issuance of debt or equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net of costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

“Net Proceeds” means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (i) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (ii) sale, use or other transaction taxes and capital gains taxes paid or payable by such Person as a direct result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a purchase money security interest on any asset which is the subject of such Disposition. “Net Proceeds” shall also include proceeds paid on account of any Event of Loss, net of (a) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (b) all of the direct costs and expenses incurred in connection with the collection of such proceeds, award or other payments, and (c) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments. For purposes of determining the amount of Net Proceeds in respect of any Disposition or Event of Loss, however, the amount of proceeds calculated as provided above shall be reduced by the amount of such proceeds that such Person has used (or intends to use within 365 days of the date of receipt of such proceeds as certified by a Responsible Officer of such Person) to acquire tangible assets to be used in the business of Holdings and its Subsidiaries (which tangible assets must become Collateral to the extent that such Net Proceeds are attributable to assets that were Collateral) or to pay the purchase price in respect of any Permitted Acquisition permitted hereunder that directly results in either (A) the acquired Person becoming a U.S. Wholly-Owned Subsidiary that becomes a Guarantor hereunder pursuant to Section 7.13 or (B) the acquired assets being owned by Holdings, a Guarantor or a U.S. Wholly-Owned Subsidiary that becomes a Guarantor hereunder pursuant to Section 7.13 in the case of a Permitted Acquisition structured as an asset purchase, it being understood that any portion of such proceeds that has not been so used within 365 days of the date of receipt of such proceeds shall be deemed to be Net Proceeds received on the last day of such 365-day period and that, in any case, all such proceeds shall be deemed to be Net Proceeds at any time that an Event of Default exists hereunder; provided, however, that if such Person only uses a portion of such proceeds for said acquisition of tangible assets or Permitted Acquisition within such 365-day period, then the amount of Net Proceeds calculated as provided above shall be reduced only by the amount of such proceeds so used.

“New Lenders” has the meaning specified in Recital B.

“New Revolving Lender” means any New Lender that is joining this Agreement as a Revolving Lender on the Effective Date and that has no “Revolving Commitment” under the Existing Credit Agreement.

“New Term B Lender” means any New Lender that is joining this Agreement as a Term B Lender on the Effective Date and that holds no “Term B Loans” under the Existing Credit Agreement.

“New Term B Loan” has the meaning specified in Section 2.01(a)(ii).

“Non-Wholly-Owned Subsidiaries” means all direct and indirect Subsidiaries of Holdings which are not Wholly-Owned Subsidiaries.

“Notes” means, collectively, the Revolving Notes and the Term B Notes.

“Notice of Borrowing” means a Notice of Revolving Loan Borrowing or a Notice of Term B Loan Borrowing, as applicable.

“Notice of Conversion/Continuation” means a Notice of Revolving Loan Conversion/Continuation or a Notice of Term B Loan Conversion/Continuation, as applicable.

“Notice of Revolving Loan Borrowing” means a notice in substantially the form of Exhibit A-1.

“Notice of Revolving Loan Conversion/Continuation” means a notice in substantially the form of Exhibit B-1.

“Notice of Term B Loan Borrowing” means a notice in substantially the form of Exhibit A-2.

“Notice of Term B Loan Conversion/Continuation” means a notice in substantially the form of Exhibit B-2.

“Obligations” means all advances to, and debts and liabilities of, any Loan Party arising under any Loan Document, or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Offshore Rate” means, for any Interest Period with respect to an Offshore Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Offshore Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered by Wells Fargo to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Offshore Rate Loan” means a Loan that bears interest based on the Offshore Rate.

“Operating Lease” means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as an operating lease in respect of which such Person is liable as lessee.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Permitted Acquisition” means a Permitted Acquisition in respect of which either (i) less than 100% (other than directors’ qualifying shares required by law) of the capital stock or similar equity interest of any acquired or newly formed corporation, partnership, limited liability company or other business entity is owned directly by Holdings or a U.S. Wholly-Owned Subsidiary such that such acquired or newly formed entity shall not become a Loan Party in accordance with Section 7.13 or (ii) in the case of an asset acquisition, the acquired assets are not owned directly by a Loan Party.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means a pension plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA which Holdings or the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means any Acquisition that conforms to the following requirements: (i) the assets, Person, division or line of business to be acquired is in a substantially similar or ancillary line of business as the Company or one of its U.S. Wholly-Owned Subsidiaries, (ii) the Administrative Agent and the Lenders shall have received promptly, and in any event no less than ten (10) Business Days prior to the consummation of such Acquisition, (a) financial information regarding the assets, Person, division or business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet, statement of income and statement of cash flows for the assets, Person, division or business to be acquired and pro forma projected consolidated financial statements of Holdings showing the effect of the Acquisition of the assets, Person, division or business on Holdings and its Subsidiaries, including a pro forma balance sheet for Holdings and its Subsidiaries as of the date of the most recent financial statements delivered to the Administrative Agent under Section 5.01(c), Section 7.01(a) or Section 7.01(b) and projected statements of income and cash flows for Holdings and its Subsidiaries through at least the Term B Loan Maturity Date, and (b) a completed worksheet in substantially the form of Schedule 1 to the Compliance Certificate demonstrating Holdings’ pro forma compliance with the financial covenants set forth in Section 8.19, measured as of the last day of the most recent fiscal quarter for which Holdings has delivered financial statements under Section 5.01(c), Section 7.01(a) or Section 7.01(b), after giving effect to such Acquisition, (iii) all transactions related to such Acquisition shall be consummated in all material respects in accordance with applicable Requirements of Law, (iv) such Acquisition shall be non-hostile in nature, (v) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, and (vi) immediately after giving effect to such Acquisition: (a) no Default shall have occurred and be continuing or would result therefrom, (b) a majority of the capital stock or similar equity interest of any acquired or newly formed corporation, partnership, limited liability company or other business entity is owned directly by Holdings or a U.S. Wholly-Owned Subsidiary of Holdings such that such acquired or newly formed entity shall be a U.S. Subsidiary, and (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 7.13 or as otherwise required under Section 7.14 shall have been taken.

“Permitted Equity Offering” means an offering by Holdings of preferred stock or other equity interests of Holdings, if the rights, preferences, privileges and use of proceeds of such equity offering have been approved by the Majority Lenders in writing prior to issuance, provided that no such securities shall be issued if a Default exists prior to, or immediately after, such issuance.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Refinancing Indebtedness” means, in respect of any Indebtedness, any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a premium or other amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized and available for borrowing thereunder and (ii) the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided further that (i) such refinancing, refunding, renewing or extending Indebtedness has a final maturity that is no sooner than the final maturity of, and a weighted average life to maturity that is no shorter than the remaining weighted average life of, such Indebtedness, (ii) if such Indebtedness or any guaranties thereof are subordinated to the Obligations, such refinancing, refunding, renewing or extending Indebtedness and any guaranties thereof remain so subordinated on terms no less favorable to the Lenders, (iii) the material terms taken as a whole of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms, taken as a whole, of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and (iv) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate.

“Permitted Subordinated Debt” has the meaning specified in Section 8.05(j).

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of Holdings or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view; and (ii) such Swap Contracts do not contain (a) any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (b) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 9.01(a)).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee benefit plan (as defined in section 3(3) of ERISA) which Holdings or the Company sponsors or maintains or to which Holdings or the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledged Collateral” means the “Pledged Collateral” as defined in the Security Agreement and shall include all products and Proceeds (as defined in the Security Agreement) of the Pledged Collateral.

“Proportionate Share” shall mean, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of:

(a) in the case of the Revolving Commitments, the Revolving Loans, the Swingline Loans or the L/C Obligations, such Lender’s Revolving Commitment divided by the combined Revolving Commitments of all Lenders (or, if all Revolving Commitments have been terminated, (i) the sum of (A) the Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s pro rata share, if any, of the Effective Amount of all L/C Obligations, and (C) such Lender’s pro rata share, if any, of the Effective Amount of all Swingline Loans) divided by (ii) the sum of (A) the Effective Amount of all Revolving Loans, (B) the Effective Amount of all L/C Obligations and (C) the Effective Amount of all Swingline Loans) (the “Revolving Proportionate Share”);

(b) in the case of the Term B Commitments or the Term B Loans, such Lender’s Term B Commitment divided by the combined Term B Commitments of all Lenders (or, if all Term B Commitments have been terminated, the Effective Amount of such Lender’s Term B Loans divided by the Effective Amount of all Term B Loans) (the “Term B Proportionate Share”); and

(c) in all other cases, (i) the sum of (A) such Lender’s Revolving Commitment and (B) such Lender’s Term B Commitment divided by (ii) the sum of (A) the combined Revolving Commitments of all Lenders and (B) the combined Term B Commitments of all Lenders (or, if all Term B Commitments have been terminated, (i) the sum of (A) such Lender’s Revolving Commitment and (B) the Effective Amount of such Lender’s Term B Loans divided by (ii) the sum of (A) the combined Revolving Commitments of all Lenders and (B) the Effective Amount of all Term B Loans; or, if all Revolving Commitments and Term B Commitments have been terminated, (i) the sum of (A) the Effective Amount of such Lender’s Revolving Loans and Term B Loans, (B) such Lender’s pro rata share, if any, of the Effective Amount of all L/C Obligations, and (C) such Lender’s pro rata share, if any, of the Effective Amount of all Swingline Loans divided by (ii) the sum of (A) the Effective Amount of all Revolving Loans and Term B Loans, (B) the Effective Amount of all L/C Obligations and (C) the Effective Amount of all Swingline Loans).

“Put Obligations” mean obligations of Holdings either directly or indirectly to purchase from any Person such Person’s equity interest in Non-Wholly-Owned Subsidiaries or such Person’s equity interest in Persons in which Holdings has a Minority Investment.

“Reimbursement Date” has the meaning specified in Section 3.03(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to Holdings pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01(b) or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Lender” means any Lender that has a Revolving Commitment as set forth on Schedule 2.01(b) (or, if the Revolving Commitments are terminated, any Lender having outstanding Revolving Loans or a pro rata share of L/C Obligations or Swingline Loans as provided herein).

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Loan Maturity Date” means the earlier to occur of: (i) November __, 2011; and (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

“Revolving Note” means a promissory note executed by Holdings in favor of a Revolving Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-1.

“Revolving Proportionate Share” has the meaning specified in the definition of “Proportionate Share.”

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means that certain Third Amended and Restated Security Agreement, dated as of the Effective Date, among Holdings, the Guarantors and the Administrative Agent for the benefit of the Lenders and the other Secured Parties (as defined in the Security Agreement) in substantially the form of Exhibit I.

“Specified Swap Contract” means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between Holdings and any Swap Provider which Swap Contract is or was intended by Holdings to have been entered into for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if Holdings so represents to the Swap Provider in writing), and as to which the final scheduled payment by Holdings is not later than the Term B Loan Maturity Date.

“Standby Letter of Credit” means a standby Letter of Credit issued for the account of Holdings to support obligations of Holdings or any Subsidiary, contingent or otherwise (and excluding all Commercial Letters of Credit).

“Stock Price Guaranty” means a guaranty that (i) is issued by Holdings or an Affiliate of Holdings in connection with the Acquisition of another Person, and (ii) is for the payment of cash or issuance of Holdings’ common stock if the common stock issued by Holdings in connection with such an Acquisition is sold for less than the price provided for in the guaranty during its term, provided that for purposes of determining the amount of any Stock Price Guaranty at any time, the amount of such guaranty shall be equal to (a) the guaranteed stock price multiplied by the number of shares covered by the guaranty, minus (b) the current fair market value of one share of Holdings’ common stock (which fair market value shall be equal to the five day trailing average closing price for Holdings’ common stock as reported by the Nasdaq National Stock Market) multiplied by the number of shares covered by the guaranty, provided further, that for purposes of determining the amount of any Stock Price Guaranty which is payable solely in common stock of Holdings, the amount of such Stock Price Guaranty shall equal zero.

“Subordinated Debt Documents” means any documents and instruments evidencing any Permitted Subordinated Debt.

“Subsequent Effective Date” means any date on which all conditions precedent set forth in Section 5.02 are satisfied or waived by the respective Additional Lenders; provided that all such dates shall occur (if any shall occur) prior to the earlier to occur of (i) (A) in the case of any Subsequent Effective Date in respect of any increase in the Term B Loans pursuant to Section 2.01(c), the Term B Loan Maturity Date and (B) in the case of any Subsequent Effective Date in respect of any increase in the Revolving Commitments pursuant to Section 2.01(d), the Revolving Loan Maturity Date, and (ii) the date on which all Commitments terminate in accordance with the provisions of this Agreement.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings; provided, however, that BMC Insurance, Inc. shall only be included as a Subsidiary for purposes of Sections 6.01, 6.05, 6.06, 6.10, 6.11, 6.14, 6.19, 7.03(b), 7.03(c), 7.04, 7.07, 7.08, 7.10, 8.03, 8.06, 8.07, 8.19, 9.01(b)-(g), 9.01(i) and 9.01(j).

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Swap Provider” means any Lender, or any Affiliate of any Lender, that is at the time of determination party to a Specified Swap Contract with Holdings.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Holdings based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Swingline Lender” means Wells Fargo, in its capacity as maker of Swingline Loans hereunder.

“Swingline Commitment” has the meaning specified in Section 2.06(a).

“Swingline Loan” has the meaning specified in Section 2.06(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Commitment,” as to each Term B Lender, means such Term B Lender’s obligation to make or otherwise hold Term B Loans hereunder in the amounts set forth on a schedule maintained with the Administrative Agent.

“Term B Lender” means any Lender that either has a Term B Commitment or a Term B Loan.

“Term B Loan” shall mean each term loan made under Section 2.01, and shall include each Existing Term B Loan, New Term B Loan and Additional Term B Loan.

“Term B Loan Maturity Date” means November __, 2013.

“Term B Note” means a promissory note executed by Holdings in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-2.

“Term B Proportionate Share” has the meaning specified in the definition of “Proportionate Share”.

“Total EBITDA Ratio” means, as of the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries as of such date, the ratio of (i) Total Funded Debt existing on such date to (ii) EBITDA for the period of four fiscal quarters ending on such date.

“Total Funded Debt” means, as of any date of determination, all Funded Debt of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP.

“Trade Bank” means Wells Fargo HSBC Trade Bank, N.A.

“Type” has the meaning specified in the definition of “Loan.”

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Update Certificate” means a certificate in substantially the form of Exhibit J.

“U.S. Subsidiary” and “U.S. Wholly-Owned Subsidiary” means a Subsidiary or Wholly-Owned Subsidiary, as the case may be, that is located in and a resident of the United States.

“Wells Fargo” has the meaning specified in the preamble, or any successor by merger thereto.

“Wholly-Owned Subsidiary” means any Person in which (other than directors’ qualifying shares required by law) 100% of the capital stock or similar equity interest of each class having ordinary voting power, and 100% of the capital stock or similar equity interest of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Holdings, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02 Other Interpretive Provisions.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) the term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(c) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”

(e) This Agreement and the other Loan Documents are the result of negotiations among the Administrative Agent, Holdings, the Company and the other parties, have been reviewed by counsel to the Administrative Agent, Holdings, the Company and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

1.03 Accounting Principles. i) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if GAAP shall have been modified after the Effective Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the covenants set forth in Article VIII), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Lenders and Holdings shall have agreed upon the terms of the application of such modified GAAP.

(b) References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Holdings.

ARTICLE II.

THE CREDITS

2.01 Amounts and Terms of Commitments and Loans.

(a) The Term B Credit.

(i) The Existing Term B Loans. Holdings and each other Loan Party hereby acknowledge and agree that pursuant to the Existing Credit Agreement, certain Existing Lenders provided to Holdings Term B Loans (each such loan, an “Existing Term B Loan”) in the aggregate principal amount of $125,000,000, of which $120,937,500 is outstanding on the date hereof. On the Effective Date, the amount of Existing Term B Loans then outstanding and held by each Term B Lender (which for purposes of this Section 2.01(a)(i) shall include each Departing Term B Lender) shall be adjusted to reflect the changes in the Term B Lenders’ Term B Proportionate Shares of the aggregate outstanding Term B Loans, subject to Section 4.04. Each Term B Lender having Existing Term B Loans then outstanding and whose Term B Proportionate Share in respect of the aggregate outstanding Term B Loans has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date to each Term B Lender increasing its Term B Proportionate Share of the aggregate outstanding Term B Loans on the Effective Date (which for purposes of this Section 2.01(a)(i) shall include each New Term B Lender) such portion of such Existing Term B Loans as shall be necessary to effectuate such adjustment (such assignment to be deemed made upon the terms and conditions set forth in an Assignment and Assumption in the form attached hereto as Exhibit E as if such assignor and such assignee(s) shall have entered into such Assignment and Assumption in respect of the Existing Term B Loans so assigned). Each Term B Lender increasing its Term B Proportionate Share of the aggregate outstanding Existing Term B Loans on the Effective Date shall (i) be deemed to have assumed such portion of such Existing Term B Loans and (ii) fund on the Effective Date such assumed amounts to the Administrative Agent for the account of the assigning Term B Lender in accordance with the provisions hereof in the amount notified to such increasing Term B Lender by the Administrative Agent. For purposes of this Section 2.01(a)(i), each Departing Term B Lender shall be deemed to have reduced its Term B Proportionate Share to zero on the Effective Date. From and after the Effective Date, after giving effect to the assignments and assumptions contemplated in this Section 2.01(a)(i), each Departing Term B Lender shall cease to be a Term B Lender under and for all purposes of this Agreement and the other Loan Documents and shall have no further obligation to make Term B Loans; provided, however, that each Departing Term B Lender shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04 and 11.04 to the extent accrued or arising on or prior to the Effective Date. With effect on and after the Effective Date, each New Term B Lender shall be a party to this Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Term B Lender under this Agreement, including the requirements concerning confidentiality and the payment of indemnification, with Term B Loans in the amounts set forth on a schedule maintained with the Administrative Agent. Each New Term B Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Term B Lender. Amounts that have been borrowed as Existing Term B Loans which are repaid or prepaid may not be reborrowed, subject, however, to the provisions of Section 2.01(c).

(ii) The New Term B Loans. On the terms and subject to the conditions of this Agreement, each Term B Lender severally agrees to make an additional term loan (each a “New Term B Loan” and, collectively, the “New Term B Loans”) to Holdings on the Effective Date denominated in Dollars, in a principal amount up to but not exceeding, when added to the principal amount of such Term B Lender’s Existing Term B Loans after giving effect to the operation of Section 2.01(a)(i) above, such Term B Lender’s Term B Commitment. Any amount of the New Term B Loans repaid or prepaid may not be reborrowed, subject, however, to the provisions of Section 2.01(c).

(b) The Revolving Credit. On the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to Holdings from time to time during the period beginning on the Effective Date and ending on the Revolving Loan Maturity Date such loans (each such loan, a “Revolving Loan”) in Dollars as Holdings may request under this Section 2.01(b); provided, however, that (i) after giving effect to any Borrowing of Revolving Loans, (A) the Effective Amount of all Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed the combined Revolving Commitments of the Revolving Lenders and (B) the Effective Amount of the Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.01(b), prepay under Section 2.07 and reborrow under this Section 2.01(b). On the Effective Date, the amount of Revolving Loans then outstanding and held by each Revolving Lender (which for purposes of this Section 2.01(b) shall include each Departing Revolving Lender) shall be adjusted to reflect the changes in the Revolving Lenders’ Revolving Proportionate Shares, subject to Section 4.04. Each Revolving Lender having Revolving Loans, or participations in L/C Obligations or Swingline Loans, then outstanding and whose Revolving Proportionate Share has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date to each Revolving Lender increasing its Revolving Proportionate Share on the Effective Date (which for purposes of this Section 2.01(b) shall include each New Revolving Lender) such portion of such Revolving Loans and participations as shall be necessary to effectuate such adjustment (such assignment to be deemed made upon the terms and conditions set forth in an Assignment and Assumption in the form attached hereto as Exhibit E as if such assignor and such assignee(s) shall have entered into such Assignment and Assumption in respect of the Revolving Loans and participations so assigned). Each Revolving Lender increasing its Revolving Proportionate Share on the Effective Date shall (i) be deemed to have assumed such portion of such Revolving Loans and participations and (ii) fund on the Effective Date such assumed amounts to the Administrative Agent for the account of the assigning Revolving Lender in accordance with the provisions hereof in the amount notified to such increasing Revolving Lender by the Administrative Agent. For purposes of this Section 2.01(b), each Departing Revolving Lender shall be deemed to have reduced its Revolving Proportionate Share to zero on the Effective Date. From and after the Effective Date, after giving effect to the assignments and assumptions contemplated in this Section 2.01(b), each Departing Revolving Lender shall cease to be a “Revolving Lender” under and for all purposes of this Agreement and the other Loan Documents and shall have no further obligation to make Revolving Loans or participate in Letters of Credit or Swingline Loans; provided, however, that each Departing Revolving Lender shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04 and 11.04 to the extent accrued or arising on or prior to the Effective Date. With effect on and after the Effective Date, each New Revolving Lender shall be a party to this Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Revolving Lender under this Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolving Commitment in the amounts set forth on Schedule 2.01(b). Each New Revolving Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Revolving Lender.

(c) Additional Term B Loans. Upon Holding’s written notice to the Administrative Agent, on any Subsequent Effective Date, one or more Additional Lenders may, in their sole and absolute discretion, become parties to this Agreement (to the extent not already a party to this Agreement) for the purpose of making additional Term B Loans in an amount in excess of $50,000,000, provided that the aggregate amount of such additional Term B Loans shall not exceed the difference of (A) $250,000,000 minus (B) the total of (x) the amount (if any) by which the aggregate outstanding principal amount of the Term B Loans has been increased on all Subsequent Effective Dates that shall have occurred prior to the relevant Subsequent Effective Date pursuant to this Section 2.01(b) plus (y) the amount (if any) by which the Aggregate Revolving Commitment has been increased on all Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(f) (each such additional commitment of the Additional Lenders to make additional Term B Loans, an “Additional Term B Commitment”). On the applicable Subsequent Effective Date, each Additional Lender holding an Additional Term B Commitment shall make a new single loan denominated in Dollars to Holdings in the amount of such Additional Lender’s Additional Term B Commitment (each such loan, an “Additional Term B Loan”) upon the terms and subject to the conditions contained herein, as such terms and conditions may be amended pursuant to Section 11.01 hereof, and any such Additional Lenders not already party to this

Agreement shall become parties to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Term B Lender for all purposes of this Agreement from and after the relevant Subsequent Effective Date. Once the Additional Term B Loans shall have been made pursuant to this Agreement, (i) the schedule of Term B Loans maintained by the Administrative Agent shall be deemed to have been amended to include all Additional Lenders holding an Additional Term B Loan together with each such Additional Lender’s respective Term B Proportionate Share, (ii) the schedule of Term B Loans maintained by the Administrative Agent shall be deemed to have been amended to adjust the Term B Proportionate Share of all other Term B Lenders party hereto, and (iii) Schedule 2.09(b) hereto shall be deemed to have been amended to include the Additional Term B Loans in the then applicable Term B Loan amortization schedule based upon the percentages set forth therein. The Additional Term B Loans of the Additional Lenders shall be deemed to be Term B Loans of such Term B Lenders under this Agreement and the other Loan Documents for all purposes.

(d) Additional Revolving Commitments. Upon Holding’s written notice to the Administrative Agent, on any Subsequent Effective Date one or more Additional Lenders may, in their sole and absolute discretion, provide additional Revolving Commitments in an amount in excess of $50,000,000, provided that the aggregate amount of such additional Revolving Commitments shall not exceed the difference of (A) $250,000,000 minus (B) the total of (x) the amount (if any) by which the Aggregate Revolving Commitment has been increased on all Subsequent Effective Dates that shall have occurred prior to the relevant Subsequent Effective Date pursuant to this Section 2.01(d) plus (y) the amount (if any) by which the aggregate outstanding principal amount of the Term B Loans has been increased on all Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(b) (each such additional commitment, an “Additional Revolving Commitment”), which Additional Revolving Commitment may thereafter be made available to Holdings as Revolving Loans, Swingline Loans and Letters of Credit (subject to the Swingline Commitment and L/C Commitment). Any Additional Lender not already party to this Agreement shall become a party to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Revolving Lender for all purposes of this Agreement from and after the Subsequent Effective Date. Once such Additional Revolving Commitments shall be deemed to have been made available pursuant to this Agreement, (i) Schedule 2.01(b) hereto shall be deemed to have been amended to include all Additional Lenders holding an Additional Revolving Commitment together with such Additional Lender’s respective Revolving Commitment and Revolving Proportionate Share, (ii) Schedule 2.01(b) hereto shall be deemed to have been amended to adjust the Revolving Proportionate Share of all other Revolving Lenders party hereto, and (iii) the definition of “Aggregate Revolving Commitment” shall be deemed to have been amended to include the Additional Revolving Commitments provided by such Additional Lenders on the relevant Subsequent Effective Date. To effect the foregoing, on the Subsequent Effective Date, the amount of Revolving Loans then outstanding and held by each Revolving Lender shall be adjusted to reflect the changes in the Revolving Lenders’ Revolving Proportionate Shares, subject to Section 4.04. Each Revolving Lender having Revolving Loans, or participations in L/C Obligations or Swingline Loans, then outstanding and whose Revolving Proportionate Share has been decreased on the Subsequent Effective Date shall be deemed to have assigned on the Subsequent Effective Date to each Revolving Lender increasing its Revolving Proportionate Share on the Subsequent Effective Date such portion of such Revolving Loans and participations as shall be necessary to effectuate such adjustment (such assignment to be deemed made upon the terms and conditions set forth in an Assignment and Assumption in the form attached hereto as Exhibit E as if such assignor and such assignee(s) shall have entered into such Assignment and Acceptance in respect of the Revolving Loans and participations so assigned). Each Revolving Lender increasing its Revolving Proportionate Share on the Subsequent Effective Date shall (i) be deemed to have assumed such portion of such Revolving Loans and participations and (ii) fund on the Subsequent Effective Date such assumed amounts to the Administrative Agent for the account of the assigning Revolving Lender in accordance with the provisions hereof in the amount notified to such increasing Revolving Lender by the Administrative Agent. On and after each Subsequent Effective Date, after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed the combined Revolving Commitments (inclusive of the Additional Revolving Commitments) of the Revolving Lenders; and (ii) the Effective Amount of the Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment (inclusive of its Additional Revolving Commitment, if any). On and after the Subsequent Effective Date, each Additional Lender holding an Additional Revolving Commitment shall be a Revolving Lender under this Agreement and the other Loan Documents for all purposes with a Revolving Commitment and a Revolving Proportionate Share as set forth on Schedule 2.01(b), as deemed amended in clause (i) above, with the rights, duties and obligations of a Revolving Lender under this Agreement and the other Loan Documents.

2.02 Loan Accounts. ii) The Loans made by each Lender and the Letters of Credit Issued by the L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or L/C Issuer, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the L/C Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to Holdings and the Letters of Credit Issued for the account of Holdings, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Holdings hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Holdings with respect thereto. Each such Lender is irrevocably authorized by Holdings to endorse its Note(s), and each Lender’s record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Holdings hereunder or under any such Note to such Lender.

2.03 Procedure for Borrowing. iii) Each Borrowing of Revolving Loans and Term B Loans shall be made upon Holdings’ irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent (i) prior to 9:00 a.m. (San Francisco time) at least three (3) Business

Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) prior to 9:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(i) the amount of the Borrowing, which shall be in a Minimum Amount, and whether such Borrowing shall be of Term B Loans or Revolving Loans;

(ii) the requested Borrowing Date, which shall be a Business Day;

(iii) the Type of Loans comprising the Borrowing; and

(iv) if applicable, the duration of the Interest Period applicable to such Loans included in such notice, subject to the provisions of the definition of “Interest Period” herein. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Effective Date and on any Subsequent Effective Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. (San Francisco time) one (1) Business Day before the Effective Date or Subsequent Effective Date, as the case may be.

(b) The Administrative Agent will promptly notify each Revolving Lender or Term B Lender, as applicable, of its receipt of any Notice of Borrowing and of the amount of such Lender’s Proportionate Share of that Borrowing.

(c) Each Lender will make the amount of its Proportionate Share of each Borrowing available to the Administrative Agent for the account of Holdings at the Administrative Agent’s Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by Holdings in funds immediately available to the Administrative Agent. The proceeds of each such Borrowing will then be made available to Holdings by the Administrative Agent at such office by crediting the account of Holdings on the books of Wells Fargo with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent, or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Administrative Agent by Holdings of such funds as received by the Administrative Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans or L/C Obligations, in which case such proceeds or portion thereof shall be applied to the payment of such Loans or L/C Obligations.

(d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

2.04 Conversion and Continuation Elections. iv) Holdings may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.04(b):

(i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of any other Type; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in a Minimum Amount);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of Holdings to continue such Loans as, and convert such Loans into, Offshore Rate Loans, shall terminate.

(b) Holdings shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent (i) not later than 9:00 a.m. (San Francisco time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) prior to 9:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

(i) the proposed Conversion/Continuation Date;

(ii) the aggregate amount of Loans to be converted or continued;

(iii) the Type of Loans resulting from the proposed conversion or continuation;

(iv) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period, subject to the provisions of the definition of “Interest Period” herein; and

(v) whether such conversion or continuation shall be of Term B Loans or Revolving Loans.

(c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, Holdings has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default then exists, Holdings shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Administrative Agent will promptly notify each Term B Lender and Revolving Lender, as applicable, of its receipt of a Notice of

Conversion/Continuation, or, if no timely notice is provided by Holdings, the Administrative Agent will promptly notify each applicable Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) Unless the Majority Lenders otherwise consent, during the existence of an Event of Default, Holdings may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

(f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than eight (8) different Interest Periods in effect.

2.05 Voluntary Termination or Reduction of Commitments. v) Holdings may, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments, provided that the aggregate amount of any partial reduction is in a Minimum Amount; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations together would exceed the combined Revolving Commitments of the Revolving Lenders then in effect, or (ii) the Effective Amount of all L/C Obligations would exceed the L/C Commitment then in effect. Once reduced in accordance with this Section 2.05, the Revolving Commitments may not be increased (except pursuant to Section 2.01(f)). Any reduction of the Revolving Commitments shall be applied to each Revolving Lender according to its Revolving Proportionate Share. If and to the extent specified by Holdings in the notice to the Administrative Agent, some or all of the reduction in the Revolving Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

(b) At no time shall the Swingline Commitment exceed the combined Revolving Commitments of the Revolving Lenders, and any reduction of the Revolving Commitments which reduces the combined Revolving Commitments of the Revolving Lenders below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Revolving Commitments of the Revolving Lenders, as so reduced, without any action on the part of the Swingline Lender.

2.06 Swingline Loans. vi) On the terms and subject to the conditions set forth herein, the Swingline Lender agrees to make a portion of the Revolving Commitment available to Holdings by making swingline loans denominated in Dollars (individually, a “Swingline Loan”, and, collectively, the “Swingline Loans”) to Holdings on any Business Day during the period from the Effective Date to the Revolving Loan Maturity Date in accordance with the procedures set forth in this Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed Thirty Million Dollars ($30,000,000), notwithstanding the fact that such Swingline Loans, when aggregated with any other Revolving Loans made by or Letters of

Credit participated in by the Swingline Lender, may exceed the Swingline Lender’s Revolving Commitment (the amount of such commitment of the Swingline Lender to make Swingline Loans to Holdings pursuant to this Section 2.06(a), as the same shall be reduced pursuant to Section 2.05 or Section 2.08 or as a result of any assignment pursuant to Section 11.08, the Swingline Lender’s “Swingline Commitment”); provided that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceed the combined Revolving Commitments of the Revolving Lenders, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than three Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times accrue interest at the Base Rate plus the Applicable Margin (for Base Rate Loans) or at such other rate as may be agreed to by the Swingline Lender and Holdings. Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.06(a), prepay pursuant to Section 2.07 and reborrow pursuant to this Section 2.06(a).

(b) Holdings shall provide the Administrative Agent irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, which shall be in a Minimum Amount, and (ii) the requested Borrowing Date, which shall be a Business Day. Unless the Swingline Lender has received notice prior to 11:00 a.m. (San Francisco time) on such Borrowing Date from the Administrative Agent (including at the request of any Revolving Lender) (A) directing the Swingline Lender not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in Section 2.06(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 12:00 noon (San Francisco time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to Holdings by crediting the account of Holdings on the books of Wells Fargo or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Administrative Agent by Holdings. The Administrative Agent will notify the Revolving Lenders on a quarterly basis if any Swingline Loan Borrowings occurred during such quarter.

(c) Holdings shall repay to the Swingline Lender in full on the Revolving Loan Maturity Date the aggregate principal amount of the Swingline Loans outstanding on the Revolving Loan Maturity Date.

(d) For one (1) Business Day during each successive ten (10) Business Day period, the aggregate principal amount of Swingline Loans shall be $0 (a “Clean-Up Day”); Holdings shall prepay the outstanding principal amount of the Swingline Loans in whole to the extent required so that a Clean-Up Day may occur in each such ten (10) Business Day period as provided in this Section 2.06(d) (which Swingline Loans may not be reborrowed until such Clean-Up Day has ended).

(e) If:

(i) any Swingline Loans shall remain outstanding at 9:00 a.m. (San Francisco time) on any day required to be a Clean-Up Day (by virtue of there being Swingline Loans outstanding for ten consecutive Business Days) and by such time on such Business Day the Administrative Agent shall have received neither: (A) a Notice of Borrowing delivered pursuant to Section 2.03 requesting that Revolving Loans be made pursuant to Section 2.01 on the Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans; nor (B) any other notice indicating Holdings’ intent to repay such Swingline Loans with funds obtained from other sources; or

(ii) any Swingline Loans shall remain outstanding during the existence of an Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Loans;

then the Administrative Agent shall be deemed to have received a Notice of Borrowing from Holdings pursuant to Section 2.03 requesting that Revolving Loans consisting of Base Rate Loans be made pursuant to Section 2.01(b) on such Clean-Up Day (in the case of the circumstances described in clause (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Lender (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, the proceeds of which Revolving Loans shall be applied to repay such Swingline Loans, and the procedures set forth in Section 2.03(b) and Section 2.03(c) shall be followed in making such Revolving Loans; provided, that such Revolving Loans shall be made notwithstanding Holdings’ failure to comply with Section 5.03; and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Lender at the time such Revolving Loans are required to be made by the Revolving Lenders in accordance with this Section 2.06(e), each Revolving Lender agrees that in lieu of making Revolving Loans as described in this Section 2.06(e), such Revolving Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Revolving Lender’s Revolving Proportionate Share of such Swingline Loans, and the procedures set forth in Section 2.03(b) and Section 2.03(c) shall be followed in connection with the purchases of such participations. Upon such purchases of participations the prepayment requirements of Section 2.06(d) shall be deemed waived with respect to such Swingline Loans. If any Swingline Loan shall remain outstanding in lieu of a Borrowing of Revolving Loans as provided above, interest on such Swingline Loan shall be due and payable on demand and shall accrue at the rate then applicable to Revolving Loans consisting of Base Rate Loans. A copy of each notice given by the Administrative Agent to the Revolving Lenders pursuant to this Section 2.06(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to Holdings. Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this Section 2.06(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, Holdings or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an

Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.07 Optional Prepayments. Subject to Section 4.04, Holdings may, at any time or from time to time, in the case of Offshore Rate Loans, upon not less than three (3) Business Days’ irrevocable written notice to the Administrative Agent, and in the case of Base Rate Loans, upon irrevocable written notice to the Administrative Agent provided prior to 9:00 a.m. on the day of such prepayment (provided that in the case of Base Rate Loans, if such prepayment is received by the Administrative Agent on or prior to 11:00 a.m. (San Francisco time) on any Business Day, such payment shall be applied against the outstanding Loans on the same Business Day), ratably prepay Loans in whole or in part, in Minimum Amounts without penalty; provided, however, that such notice may state that it is conditioned upon the consummation of a refinancing or other transaction, in which case such notice may be revoked by Holdings (by written notice to the Administrative Agent on or prior to the specified prepayment date), subject to Section 4.04, if such condition is not satisfied. Such notice of prepayment shall specify the date and amount of such prepayment, whether such prepayment of Loans is of Term B Loans, Revolving Loans or Swingline Loans (or a combination thereof) and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify the Term B Lenders, the Revolving Lenders or the Swingline Lender, as applicable, of its receipt of any such notice and of such prepayment. If such notice is given by Holdings, Holdings shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (other than in the case of Base Rate Loans) accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Optional prepayments of Term B Loans shall be applied to reduce the Term B Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(a).

2.08 Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

(a) Mandatory Prepayments of Loans.

(i) If at any time the Effective Amount of all L/C Obligations exceeds the L/C Commitment, Holdings shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment.

(ii) If at any time the Effective Amount of all Revolving Loans and Swingline Loans plus the Effective Amount of all L/C Obligations exceeds the combined Revolving Commitments of the Revolving Lenders, Holdings shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Advances by an amount equal to the applicable excess.

(iii) If Holdings, the Company or any other Subsidiary shall at any time or from time to time during any fiscal year make or agree to make a Disposition, then (A) Holdings shall promptly notify the Administrative Agent in advance of such Disposition (including notice of the amount of the estimated Net Proceeds to be received by Holdings, the Company or such other Subsidiary in respect thereof), and (B) if, after giving effect to such

Disposition, the Net Proceeds of all Dispositions which have occurred in such fiscal year are greater than $50,000,000 in the aggregate, then promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Proceeds of such Disposition, Holdings shall prepay the Term B Loans in an aggregate amount equal to 100% of the amount by which the Net Proceeds of such Disposition when added to the Net Proceeds received by Holdings, the Company or any other Subsidiary on account of all other Dispositions which have occurred in such fiscal year, less the amount, if any, of Net Proceeds already so applied in such fiscal year, exceeds $50,000,000; provided, however, that with respect to any Non-Wholly-Owned Subsidiary, Holdings shall only be required to prepay the Term B Loans as provided above in an amount equal to the ratable portion of the Net Proceeds received by such Non-Wholly-Owned Subsidiary based on Holdings’ direct or indirect interest in such Non-Wholly-Owned Subsidiary.

(iv) If Holdings, the Company or any other Subsidiary shall at any time or from time to time issue any debt securities or otherwise borrow money (other than any Loans and other Indebtedness permitted under Section 8.05), then (i) Holdings shall promptly notify the Administrative Agent in advance of the estimated Net Issuance Proceeds of such issuance or borrowing, and (ii) promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Issuance Proceeds of such issuance or borrowing, Holdings shall prepay the Term B Loans in an aggregate amount equal to 100% of the amount of such Net Issuance Proceeds; provided, however, that with respect to any Non-Wholly-Owned Subsidiary, Holdings shall only be required to prepay the Term B Loans as provided above in an amount equal to the ratable portion of the Net Issuance Proceeds received by such Non-Wholly-Owned Subsidiary in respect of such issuance or borrowing based on Holdings’ direct or indirect interest in such Non-Wholly-Owned Subsidiary.

(v) Any prepayments pursuant to this Section 2.08 shall be subject to Section 4.04 and applied, first, to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, Holdings may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor into an interest-bearing account pledged to the Administrative Agent for the benefit of the Lenders until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. Holdings shall pay, together with each prepayment under this Section 2.08, accrued interest on the amount of any Offshore Rate Loans prepaid and any amounts required pursuant to Section 4.04. Prepayments of Term B Loans shall be applied to reduce the Term B Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(a).

(b) Mandatory Commitment Reductions.

(i) The Aggregate Revolving Commitment shall be automatically and permanently reduced to $0 on the Revolving Loan Maturity Date.

(ii) If, on the Effective Date, the Aggregate Term B Commitment shall exceed the aggregate outstanding principal amount of the Existing Term B Loans and the New Term B Loans made on the Effective Date, such unused portion of the Aggregate Term B Commitment shall thereafter automatically terminate on the Effective Date.

(c) Optional Waiver of Prepayments. Any Term B Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any mandatory prepayment required to be made by Holdings under Section 2.01(a)(iii) or 2.01(a)(iv), to decline all (but not a portion) of its pro rata share of such prepayment (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Term B Lenders not so declining such prepayment, with such Term B Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent. Any Declined Proceeds rejected by such Term B Lenders may be retained by Holdings.

2.09 Repayment.

(a) The Term B Loans. Holdings shall repay to the Administrative Agent for the account of the Term B Lenders the aggregate principal amount of Term B Loans in quarterly installments on the last Business Day of each calendar quarter, commencing on December 31, 2006 in the applicable amounts set forth on Schedule 2.09(a) hereto (or as such Schedule may be amended pursuant to Section 2.01(c) hereof).

(b) The Revolving Loans and Swingline Loans. Holdings shall repay to the Administrative Agent for the account of the Revolving Lenders and Swingline Lender on the Revolving Loan Maturity Date the aggregate principal amount of Revolving Loans and Swingline Loans outstanding on such date.

2.10 Interest. vii) (i) Subject to Section 2.10(c) below, each Revolving Loan and Term B Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to Holdings’ right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin; and (ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin (for Base Rate Loans), or at such other rate as may be agreed to by the Swingline Lender.

(b) Interest on each Revolving Loan, Term B Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under Section 2.07 or Section 2.08 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof, and on the Revolving Loan Maturity Date or Term B Loan Maturity Date, as applicable. During the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

(c) Notwithstanding Section 2.10(a), while any Event of Default exists or after acceleration, Holdings shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and other Obligations of Holdings, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and other Obligations and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Revolving Loans consisting of Base Rate Loans, plus 2% per annum; provided, however, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum.

(d) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Holdings. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

2.11 Fees. In addition to certain fees described in Section 3.08:

(a) Arrangement and Agency Fees. Holdings shall pay the fees specified in (i) that certain letter agreement between Holdings and Wells Fargo dated October 9, 2006, (ii) that certain letter agreement among Holdings, JPMorgan Chase Bank, N.A., and J.P. Morgan Securities Inc. dated October 9, 2006, (iii) that certain letter agreement between Holdings and SunTrust Bank dated October 9, 2006 and (iv) that certain letter agreement between Holdings and BNP Paribas dated October 9, 2006 (each a “Fee Letter” and, collectively, the “Fee Letters”).

(b) Commitment Fees. Holdings shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on the actual daily unused portion of such Revolving Lender’s Revolving Commitment (the “Available Commitment”), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent at a rate per annum equal to the Applicable Fee Amount (such fees, the “Commitment Fees”). For purposes of calculating the Available Commitment under this Section 2.11, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding plus the Effective Amount of L/C Obligations then outstanding (other than L/C Obligations consisting of the aggregate undrawn amount of all Commercial Letters of Credit then outstanding). Swingline Loans shall not constitute utilization for purposes of calculating Available Commitment. Such Commitment Fees shall accrue from the Effective Date to the Revolving Loan Maturity Date and shall be due and payable quarterly in arrears on the last

Business Day of each calendar quarter, commencing on December 31, 2006, to the Revolving Loan Maturity Date, with the final payment to be made on the Revolving Loan Maturity Date; provided that in connection with any termination of Commitments hereunder, the accrued Commitment Fees calculated for the period ending on such date shall also be paid on the date of termination. The Commitment Fees provided in this Section 2.11(b) shall accrue at all times after the Effective Date, including at any time during which one or more conditions in Article V are not met.

2.12 Computation of Fees and Interest. viii) All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on Holdings and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of Holdings or any Lender, deliver to Holdings or the Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

2.13 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by Holdings shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Holdings hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Payment Office in Dollars and in immediately available funds not later than 11:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Proportionate Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m. (San Francisco time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Holdings shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (1) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or prior to the time of any Borrowing, in the case of any same day advance of Base Rate Loans) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to Holdings a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Holdings severally agree to pay to the

Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Holdings to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by Holdings, the interest rate applicable to Base Rate Loans. If Holdings and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to Holdings the amount of such interest paid by Holdings for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Holdings shall be without prejudice to any claim Holdings may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Holdings; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from Holdings prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Holdings will not make such payment, the Administrative Agent may assume that Holdings has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Holdings has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Holdings with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Holdings by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

2.14 Sharing of Payments, Etc.

(a) Except as otherwise provided herein:

(i) Each Revolving Loan and reduction of the Aggregate Revolving Commitment shall be made or shared among the Revolving Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii) Each Term B Loan shall be made or shared among the Term B Lenders pro rata according to their respective Term B Proportionate Shares;

(iii) Each payment of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iv) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders that made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(v) Each payment of Commitment Fees pursuant to this Agreement shall be shared among the Revolving Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Revolving Lender which becomes a Revolving Lender hereunder after the date hereof, the date upon which such Revolving Lender so became a Revolving Lender;

(vi) Each payment of any fees due in connection with any amendment hereto or any waiver of or forbearance from any Event of Default existing hereunder shall be shared among those Lenders consenting to such amendment, waiver or forbearance or as otherwise agreed to by such Lenders;

(vii) Each payment of interest (other than interest on Loans) and fees (other than Commitment Fees) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest or fee accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(viii) All other payments under this Agreement and the other Loan Documents shall be for the benefit of the Person or Persons specified.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, subparticipations in L/C Obligations and

Swingline Loans and participations in such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.14(b) shall not be construed to apply to (x) any payment made by Holdings pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than to Holdings or any Subsidiary thereof (as to which the provisions of this Section 2.14(b) shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14(b) and will in each case notify the applicable Lenders following any such purchases or repayments.

2.15 Security and Guaranty. ix) All Obligations under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

(b) All Obligations of Holdings under this Agreement, each of the Notes and all other Loan Documents to which it is a party shall be unconditionally guaranteed by each Guarantor pursuant to its Guaranty.

ARTICLE III.

THE LETTERS OF CREDIT

3.01 The Letter of Credit Subfacility. x) On the terms and subject to the conditions set forth herein (i) the L/C Issuer agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Revolving Loan Maturity Date to issue Letters of Credit for the account of Holdings, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 3.02(c) and Section 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of Holdings; provided that the L/C Issuer shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if such

Letter of Credit is not denominated in Dollars or if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) and after giving effect thereto (x) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans and Swingline Loans shall exceed the combined Revolving Commitments, (y) the participation of any Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans plus the Effective Amount of the Revolving Loans of such Revolving Lender shall exceed such Revolving Lender’s Revolving Commitment, or (z) the Effective Amount of L/C Obligations shall exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings’ ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Holdings may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(b) The L/C Issuer is under no obligation to Issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(ii) the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or Holdings, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Revolving Lenders have approved such expiry date in writing, or (B) after the Revolving Loan Maturity Date, unless all of the Revolving Lenders have approved such expiry date in writing;

(iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

(v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the L/C Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of the L/C Issuer;

(vi) any Standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

(vii) any Standby Letter of Credit is in a face amount less than $1,000,000; or

(viii) any requested Letter of Credit is to be denominated in a currency other than Dollars.

(c) Letters of Credit issued under this Article III shall be either Commercial Letters of Credit or Standby Letters of Credit.

3.02 Issuance, Amendment and Renewal of Letters of Credit. xi) Each Letter of Credit shall be issued upon the irrevocable written request of Holdings received by the L/C Issuer (with a copy sent by Holdings to the Administrative Agent) at least four (4) Business Days (or such shorter time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the L/C Issuer: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the L/C Issuer may require.

(b) At least two (2) Business Days prior to the Issuance of any Letter of Credit, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from Holdings and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received notice on or before the Business Day immediately preceding the date the L/C Issuer is to issue a requested Letter of Credit from the Administrative Agent (A) directing the L/C Issuer not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (x) through (z) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Holdings in accordance with the L/C Issuer’s usual and customary business practices.

(c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, the L/C Issuer will, upon the written request of Holdings received by the L/C Issuer (with a copy sent by Holdings to the Administrative Agent) at least four (4) Business Days (or such shorter time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment (including a renewal or extension thereof), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the

L/C Issuer: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the L/C Issuer may require. The L/C Issuer shall be under no obligation to amend any Letter of Credit if: (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Revolving Lenders of the Issuance of any Standby Letter of Credit notified to it by the L/C Issuer. The Revolving Lenders acknowledge and agree that the Administrative Agent will not notify them of the receipt by the Administrative Agent of any L/C Application or L/C Amendment Application or of the Issuance of any Commercial Letter of Credit. From time to time the Administrative Agent will notify the Revolving Lenders of the amount of all outstanding Letters of Credit hereunder.

(d) The L/C Issuer and the Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, the L/C Issuer shall be entitled to authorize the renewal of any Letter of Credit issued by it. The L/C Issuer shall be under no obligation to so renew any Letter of Credit if: (A) the L/C Issuer would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the L/C Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal, the L/C Issuer would be entitled to authorize the renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of Holdings, but the L/C Issuer shall not have received any written direction by Holdings with respect thereto, the L/C Issuer shall nonetheless be permitted to allow such Letter of Credit to renew, and Holdings and the Revolving Lenders hereby authorize such renewal, and, accordingly, the L/C Issuer shall be deemed to have received an L/C Amendment Application from Holdings requesting such renewal.

(e) The L/C Issuer may, at its election (or as required by the Administrative Agent at the direction of the Majority Revolving Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Loan Maturity Date.

(f) This Agreement shall control in the event of any conflict with any L/C Related Document (other than any Letter of Credit).

(g) The L/C Issuer will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.03 Risk Participations, Drawings and Reimbursements. xii) Immediately upon the Issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Proportionate Share of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the L/C Issuer will promptly notify Holdings and specify in such notice the date such drawing will be honored by the L/C Issuer (the “Honor Date”). If the L/C Issuer so notifies Holdings prior to 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the L/C Issuer no later than 11:00 a.m. (San Francisco time) on the Honor Date for the amount paid by the L/C Issuer under such Letter of Credit or, if the L/C Issuer shall so notify Holdings after 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the L/C Issuer no later than 11:00 a.m. (San Francisco time) on the next succeeding Business Day for the amount paid by the L/C Issuer under such Letter of Credit on the Honor Date (each such date, a “Reimbursement Date”), in each case, in an amount equal to the amount so paid by the L/C Issuer. In the event Holdings fails to reimburse the L/C Issuer for the full amount of any drawing under any Letter of Credit by the required time as provided above on the Reimbursement Date, the L/C Issuer will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Lender thereof (including the amount thereof and such Revolving Lender’s Revolving Proportionate Share thereof), and Holdings shall be deemed to have requested that Base Rate Loans be made by the Revolving Lenders to Holdings to be disbursed on the Reimbursement Date for such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Revolving Commitment and subject to the conditions set forth in Section 5.03. Holdings hereby directs that the proceeds of any such Loans deemed to be borrowed by it shall be used to pay its reimbursement obligations in respect of any such drawing. Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in Section 2.03 shall not be applicable. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. In the event that any amount of any drawing under any Letter of Credit is not reimbursed by Holdings on the Honor Date, such unreimbursed amount shall bear interest until it is either deemed to be an L/C Borrowing as provided in Section 3.03(d) or deemed to be converted to a Base Rate Loan as provided in this Section 3.03(b), at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Revolving Loans consisting of Base Rate Loans.

(c) Each Revolving Lender shall, upon receipt of any notice pursuant to Section 3.03(b), make available to the Administrative Agent for the account of the L/C Issuer an amount in Dollars and in immediately available funds equal to its Revolving Proportionate Share of the amount of the drawing, whereupon such Revolving Lender shall (subject to Section 3.03(f)) be deemed to have made a Revolving Loan consisting of a Base Rate Loan to Holdings in that amount. The Administrative Agent will promptly give notice of the occurrence of the Reimbursement Date, but failure of the Administrative Agent to give any such notice on the Reimbursement Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.03.

(d) With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part, because of Holdings’ failure to satisfy the conditions set forth in Section 5.03 or for any other reason, Holdings shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Revolving Loans consisting of Base Rate Loans, plus 2% per annum. In such event, each Revolving Lender shall upon receipt of any notice pursuant to Section 3.03(b) make available to the Administrative Agent for the account of the L/C Issuer an amount in Dollars and in immediately available funds equal to its Revolving Proportionate Share of the amount of the drawing. Each Revolving Lender’s payment to the L/C Issuer pursuant to this Section 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.03.

(e) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer the amount of such Revolving Lender’s Revolving Proportionate Share of the amount of any drawing by no later than 12:00 noon (San Francisco time) on the Reimbursement Date, then interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Reimbursement Date to the date such Revolving Lender makes such payment, at (i) the Federal Funds Rate in effect from time to time during the period commencing on the Reimbursement Date and ending on the date three (3) Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time, payable on demand of the Administrative Agent.

(f) Each Revolving Lender’s obligation in accordance with this Agreement to make or participate in the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the L/C Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, Holdings or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.03; and provided, further, however, that a Revolving Lender may have recourse against the L/C Issuer, and the L/C Issuer may be liable to a Revolving Lender, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Revolving Lender which such Revolving Lender proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.

3.04 Repayment of Participations. xiii) Upon (and only upon) receipt by the Administrative Agent for the account of the L/C Issuer of immediately available funds from Holdings (i) in reimbursement of any payment made by the L/C Issuer under the Letter of Credit with respect to which any Revolving Lender has paid the Administrative Agent for the account of the L/C Issuer for such Revolving Lender’s participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent for the account of the L/C Issuer, the amount of such Revolving Lender’s Revolving Proportionate Share of such funds, and the L/C Issuer shall receive the amount of the Revolving Proportionate Share of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of the L/C Issuer.

(b) If the Administrative Agent or the L/C Issuer is required at any time to return to Holdings, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by Holdings to the Administrative Agent for the account of the L/C Issuer pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the L/C Issuer the amount of its Revolving Proportionate Share of any amounts so returned by the Administrative Agent or the L/C Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Administrative Agent or the L/C Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05 Role of the L/C Issuer. xiv) Each Revolving Lender and Holdings agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lender (including the Majority Revolving Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) Holdings hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Holdings pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that Holdings may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Holdings, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Holdings which Holdings proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06 Obligations Absolute. The obligations of Holdings under this Agreement and any L/C-Related Document to reimburse the L/C Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Holdings in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, set-off, defense or other right that Holdings may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any payment by the L/C Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the L/C Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of Holdings in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings or a Guarantor.

3.07 Cash Collateral Pledge. (a) Upon the request of the Administrative Agent, if the L/C Issuer has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Revolving Loan Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (c) the occurrence of the circumstances described in Section 2.08(a)(i) requiring Holdings to Cash Collateralize Letters of Credit, then, Holdings shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. Holdings shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all times fully Cash Collateralized. Cash collateral held under this Section 3.07 or Section 9.02 shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo pursuant to the Security Agreement.

3.08 Letter of Credit Fees. xv) Holdings shall pay to the Administrative Agent for the account of each of the Revolving Lenders in accordance with its respective Revolving Proportionate Share a letter of credit fee with respect to the Standby Letters of Credit equal to the rate per annum equal to the Applicable Fee Amount of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Loan Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Maturity Date (or such later expiration date). Such fees are fully earned when due and, once paid, are non-refundable.

(b) Holdings shall pay to the L/C Issuer, for the L/C Issuer’s sole account, a letter of credit fee with respect to the amount from time to time available to be drawn under Commercial Letters of Credit in such amount and on such dates as shall separately be agreed upon between the L/C Issuer and Holdings. Such fees are fully earned when due and, once paid, are non-refundable.

(c) Holdings shall pay to the L/C Issuer, for the L/C Issuer’s sole account, a letter of credit fronting fee for each Standby Letter of Credit Issued by the L/C Issuer equal to 0.125% per annum of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the L/C Issuer. Such letter of credit fronting fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which

Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Loan Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Maturity Date (or such later expiration date). Such fees are fully earned when due and, once paid, are non-refundable.

(d) Holdings shall pay to the L/C Issuer from time to time on demand the normal issuance, presentation, transfer, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.

(e) Notwithstanding subsection (a) of this Section 3.08, while any Event of Default exists or after acceleration, Holdings shall pay a letter of credit fee (after as well as before entry of judgment thereon to the extent permitted by law) on the actual daily maximum amount available to be drawn of the outstanding Letters of Credit, at a rate per annum which is determined by adding 2% per annum to the rate otherwise then in effect hereunder for such Letters of Credit.

3.09 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and Holdings when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the “UCP”), as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

3.10 Trade Bank as L/C Issuer. The parties hereto acknowledge and agree that, at its option, Wells Fargo, as L/C Issuer, may arrange for Letters of Credit to be issued by Trade Bank as agent for Wells Fargo. All parties hereto understand and agree that to the extent any Letters of Credit are issued by Trade Bank as agent for Wells Fargo, (i) Trade Bank is agent only to Wells Fargo and not to Holdings and has no obligations to Holdings, (ii) the Letters of Credit issued by Trade Bank will be deemed Letters of Credit issued by the L/C Issuer for all purposes hereunder and (iii) any of the obligations performed or rights exercised pursuant to or in connection with the issuance of any Letter of Credit by Trade Bank shall be deemed obligations performed or rights exercised by Wells Fargo as L/C Issuer. To the extent that the L/C Issuer is required to provide any notices to, or take any other actions for the benefit of, the Administrative Agent hereunder, with respect to any Letter of Credit issued by Trade Bank, no such notice or action shall be required.

ARTICLE IV.

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Holdings hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Holdings shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Holdings shall make such deductions and (iii) Holdings shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Holdings. Without limiting the provisions of subsection (a) above, Holdings shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Holdings. Holdings shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Holdings by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Holdings to a Governmental Authority, Holdings shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Holdings is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Holdings (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Holdings or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Holdings or the Administrative Agent as will enable Holdings or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that Holdings is resident for tax purposes in the United States, any Foreign Lender shall deliver to Holdings and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Holdings or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Holdings within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Holdings to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Holdings or with respect to which Holdings has paid additional amounts pursuant to this Section, it shall pay to Holdings an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Holdings under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Holdings, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to Holdings (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative

Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Holdings or any other Person.

(g) Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

4.02 Illegality. xvi) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to Holdings through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and Holdings that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, Holdings shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan. If Holdings is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, Holdings shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

(c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, Holdings may elect, by giving notice to such Lender through the Administrative Agent that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

(d) Before giving any notice to the Administrative Agent under this Section 4.02, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

4.03 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of

Credit or any Offshore Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Offshore Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Offshore Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Holdings will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Holdings will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer delivered pursuant to Section 4.06 setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Holdings shall be conclusive absent manifest error. Holdings shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Holdings shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Holdings of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Offshore Rate Loans. Holdings shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Holdings shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

4.04 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Holdings shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by Holdings (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Holdings; or

(c) any assignment of a Offshore Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Holdings pursuant to Section 11.11;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, such loss or expense to be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Offshore Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. Holdings shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Holdings to the Lenders under this Section 4.04, each Lender shall be deemed to have funded each Offshore Rate Loan made by it at the Offshore Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan was in fact so funded.

4.05 Inability to Determine Rates. If the Administrative Agent or the Majority Lenders determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to Section 2.10(a) for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans, or a conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to such Lenders of funding such Loans, the Administrative Agent will promptly so notify Holdings and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, Holdings may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Holdings does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by Holdings, in the amount specified in the applicable notice submitted by Holdings, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

4.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to Holdings (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder, and the basis for calculation of such amount, and such certificate shall be conclusive and binding on Holdings in the absence of manifest error.

4.07 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.03, or Holdings is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, or if any Lender gives a notice pursuant to Section 4.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or 4.03, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Holdings hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.03, or if Holdings is required to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 4.01, Holdings may replace such Lender in accordance with Section 11.11.

4.08 Survival. The agreements and obligations of Holdings in this Article IV shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

ARTICLE V.

CONDITIONS PRECEDENT

5.01 Conditions to Effective Date. The obligations of each Lender and the L/C Issuer to make its initial Credit Extension hereunder (including the obligations of any New Lender to advance its Proportionate Share of any Loans currently outstanding under the Existing Credit Agreement pursuant to Section 2.01 hereof) shall be subject to the condition that the Administrative Agent shall have received on or before the Effective Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Lender:

(a) Credit Agreement. This Agreement executed by (i) Holdings, the Company and each direct or indirect U.S. Wholly-Owned Subsidiary of Holdings; (ii) each Lender, the Swingline Lender and the L/C Issuer; and (iii) the Administrative Agent.

(b) Resolutions; Incumbency.

(i) Copies of the resolutions of the board of directors of each Loan Party (or other similar enabling action of each Loan Party that is not a corporation) authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person; and

(ii) a certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Effective Date, certifying the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder; and

(c) Financial Statements.

(i) The audited consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 2005 and December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year then ended, certified by a Responsible Officer of Holdings;

(ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at September 30, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter then ended, certified by a Responsible Officer of Holdings; and

(iii) such other financial information as the Administrative Agent or any Lender may reasonably request.

(d) Organization Documents; Good Standing. Each of the following documents:

(i) the Organization Documents of each Loan Party as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Effective Date; and

(ii) a good standing certificate, as of a recent date, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or formation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

(e) Legal Opinion. An opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties and addressed to the Administrative Agent and the Lenders, dated the Effective Date, substantially in the form of Exhibit D;

(f) Payment of Fees. Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Section 2.11 and Section 11.04;

(g) Officer’s Certificate. A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the Effective Date, stating that:

(i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

(ii) no Default exists or would result from the initial Credit Extension; and

(iii) there has occurred since December 31, 2005, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(h) Collateral Documents. The Collateral Documents, executed by each Loan Party, in appropriate form for recording, where necessary, together with:

(i) copies of all UCC-l, UCC-2 and UCC-3 financing statements to be filed to perfect or amend the security interests of the Administrative Agent for the benefit of the Lenders, or other evidence satisfactory to the Administrative Agent that there have been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect or amend the perfection of the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

(ii) written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

(iii) to the extent not previously delivered pursuant to the Existing Credit Agreement, receipt by the Administrative Agent of all certificates and instruments representing the Pledged Collateral, together with stock transfer powers executed in blank with signatures guaranteed, as the Administrative Agent may specify;

(iv) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

(v) to the extent not previously delivered pursuant to the Existing Credit Agreement, such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants, bailees and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Administrative Agent or any Lender; and

(vi) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent’s ability to preserve and protect its and the Lenders’ interests in and access to the Collateral, have been taken;

(i) Insurance Policies. To the extent not previously delivered pursuant to the Existing Credit Agreement, evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance under a Form 438BFU or other standard lender’s loss payable endorsement and as additional insured under all policies of liability insurance required in accordance with Section 7.06 and the Collateral Documents, together with a certificate of insurance as to all insurance coverage on the properties of Holdings and its Subsidiaries;

(j) Compliance Certificate. A completed Compliance Certificate, as of September 30, 2006, signed by a Responsible Officer of Holdings;

(k) Control Agreements. Any control agreements for the perfection of the Administrative Agent’s Lien on the deposit accounts of Holdings and the Guarantors party hereto which have been requested by the Administrative Agent prior to the Effective Date shall have been executed by Holdings or such Guarantor, as applicable, and any applicable financial institutions;

(l) Assignments of Trademarks. Such actions shall have been taken as the Administrative Agent deems necessary to ensure the Administrative Agent’s and the Lenders’ rights as secured party with respect to any trademarks of Holdings or any Guarantor party hereto;

(m) Notes. Notes executed by Holdings for the Lenders requesting Notes; and

(n) Certain Transitional Payments. Evidence of payment by Holdings to each of the Existing Lenders all accrued and unpaid interest (to but excluding the Effective Date), fees, expenses and certain other amounts owing to the Administrative Agent and the Existing Lenders under the Existing Credit Agreement as of the Effective Date, including all “Term A Loans” then outstanding under the Existing Credit Agreement and all amounts, if any, payable under Section 4.04 of the Existing Credit Agreement. Such accrued and unpaid interest, fees, expenses and other amounts owing to the Administrative Agent and the Existing Lenders shall be set forth in a closing statement prepared by the Administrative Agent and delivered to Holdings on or prior to the Effective Date.

(o) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

5.02 Conditions to each Subsequent Effective Date. The obligations of each Additional Lender to become a party hereto and of each Additional Lender to make the Additional Term B Loans and/or to provide any Additional Revolving Commitment shall be subject to the condition that the Administrative Agent shall have received on or before the relevant Subsequent Effective Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Additional Lender, and in sufficient copies for each Additional Lender:

(a) Credit Agreement and Notes. This Agreement executed by each Additional Lender and Notes executed by Holdings for each Additional Lender requesting Notes;

(b) Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the relevant Subsequent Effective Date, certifying:

(i) that the resolutions of the board of directors of each Loan Party (or other similar enabling action of each Loan Party that is not a corporation) authorizing the transactions contemplated hereby, as delivered on the Effective Date or the Additional Guarantor Accession Date, as applicable, are in full force and effect and have not been amended, supplemented or modified; and

(ii) the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(c) Organization Documents; Good Standing. Each of the following documents:

(i) the Organization Documents of each Loan Party as in effect on the relevant Subsequent Effective Date certified by the Secretary or Assistant Secretary of such Person as of the relevant Subsequent Effective Date, or a certification by such Secretary or Assistant Secretary that the Organization Documents of such Loan Party delivered to the Administrative Agent on the Effective Date or the Additional Guarantor Accession Date, as

applicable, or any prior Subsequent Effective Date are in full force and effect and have not been amended, supplemented or modified; and

(ii) a good standing certificate, as of a date reasonably prior to the relevant Subsequent Effective Date as is determined by the Administrative Agent in good faith, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

(d) Payment of Fees. Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the relevant Subsequent Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the relevant Subsequent Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Section 2.11 and Section 11.04;

(e) Officer’s Certificate. A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the relevant Subsequent Effective Date, stating that:

(i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(ii) no Default exists or would result from the Credit Extensions to be made as of the relevant Subsequent Effective Date; and, after giving effect to such Credit Extensions, Holdings would be in pro forma compliance with the financial covenants set forth in Section 8.19 measured as of the last day of the most recent fiscal quarter for which Holdings has delivered financial statements under Section 5.01(c), Section 7.01(a) or Section 7.01(b); and

(iii) there has occurred since the Effective Date, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(f) Additional Conditions. The Borrower shall have complied with all of the conditions set forth in Section 2.01(c) or Section 2.01(d), as applicable; and

(g) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Additional Lender may reasonably request.

5.03 Conditions to All Credit Extensions. The obligation of each Lender (including the Swingline Lender) to make any Credit Extension (including its initial Credit

Extension) and the obligation of the L/C Issuer to Issue any Letter of Credit (including the initial Letter of Credit) shall be subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a) Notice, Application. The Administrative Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the L/C Issuer and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

(b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.03(b), the representations and warranties contained in Section 6.11(a) shall be deemed to refer to the most recent statements furnished pursuant to such Section.

(c) No Existing Default. No Default shall exist or shall result from such Borrowing or Issuance;

(d) No Material Adverse Effect. There has occurred since December 31, 2005, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(e) No Future Advance Notice. Neither the Administrative Agent nor any Lender shall have received from Holdings or any other Person any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by Holdings hereunder shall constitute a representation and warranty by Holdings hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.03 are satisfied.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Company represents and warrants to the Administrative Agent and each Lender that:

6.01 Corporate Existence and Power. Holdings and each of its Subsidiaries:

(a) is a corporation, limited liability company or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) in the case of any Loan Party, to execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clauses (b)(i), (c) or (d) of this Section 6.01, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Loan Party is party, have been duly authorized by all necessary corporate, limited liability company or other applicable organizational action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Indebtedness or any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c) violate any Requirement of Law.

6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents and any filings that may be required under Securities Laws in connection with the enforcement of such Liens) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6.04 Binding Effect. This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Holdings and the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Holdings or any of its Subsidiaries or any of their respective properties which:

(a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) are reasonably likely to result in an adverse result for Holdings or any of its Subsidiaries, which adverse result would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06 No Defaults. No Default exists or would result from the incurring of any Obligations by any Loan Party or from the grant or perfection of the Liens in favor of the Administrative Agent and the Lenders on the Collateral. Neither Holdings nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under Section 9.01(e).

6.07 ERISA Compliance. Except as specifically disclosed in Schedule 6.07:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Holdings and the Company, nothing has occurred which would cause the loss of such qualification. Holdings, the Company and each ERISA Affiliate have made all required contributions to any Plan subject to section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under section 4007 of ERISA);

(iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under section 4219 of ERISA, would result in such liability) under section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans and the Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07. No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09 Title to Properties; Liens. Holdings and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The real and personal property of Holdings and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10 Taxes. Holdings and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.

6.11 Financial Condition. xvii) The audited consolidated balance sheet of Holdings and its Subsidiaries dated December 31, 2005, the unaudited balance sheet of Holdings and its Subsidiaries for the fiscal quarter ended September 30, 2006 and, in each case, the related consolidated statements of income or operations and cash flows for the fiscal period ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to year end audit adjustments and the absence of footnotes in the case of quarterly financial statements;

(ii) are complete and accurate in all material respects and fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby; and

(iii) except as specifically disclosed in Schedule 6.11, show all material Indebtedness and other material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b) Since December 31, 2005, there has not been, nor is it reasonably likely that there will be, any Material Adverse Effect.

(c) Any pro forma financial statements of Holdings and its Subsidiaries furnished by Holdings to the Administrative Agent hereunder, and any financial projections furnished to the Administrative Agent hereunder (including the consolidated forecasted balance sheet and statements of income and cash flows of Holdings and its Subsidiaries delivered pursuant to Section 7.02(b)), were prepared by Holdings based on estimates and assumptions believed to be reasonable and fair in light of current conditions and facts known to Holdings on the date such pro forma financial statements or projections, as the case may be, were furnished to the Administrative Agent, and as of the date so furnished reflect, in the case of pro forma financial statements, Holdings good faith representation of the pro forma financial condition of Holdings and its Subsidiaries as of the date thereof and, in the case of financial projections, Holdings good faith and reasonable estimates of the future financial performance of Holdings and its Subsidiaries for the periods set forth therein.

(d) Since the date of the most recent audited financial statements delivered to the Administrative Agent pursuant to Section 5.01(c)(i) or Section 7.01(a), no Internal Control Event has occurred that has had, or would reasonably be expected to have, a material impact on the financial results of operations of Holdings and its Subsidiaries.

6.12 Environmental Matters. Holdings conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Holdings has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(a) Except as specifically disclosed in Schedule 6.12, the ongoing operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $5,000,000 in the aggregate.

(b) Holdings and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and Holdings and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except to the extent the failure to obtain any such Environmental Permit or to maintain any such Environmental Permit in good standing or otherwise to be in compliance with the material terms thereof could not reasonably be expected to have a Material Adverse Effect.

(c) Except as specifically disclosed in Schedule 6.12, none of Holdings, any of its Subsidiaries or any of their respective property or operations is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material that would reasonably be expected to give rise to a potential liability of Holdings and its Subsidiaries in excess of $5,000,000 in the aggregate.

(d) Except as specifically disclosed in Schedule 6.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of Holdings or any Subsidiary, or arising from operations prior to the Effective Date of Holdings or any of its Subsidiaries, that would reasonably be expected to give rise to Environmental Claims with a potential liability of Holdings and its Subsidiaries in excess of $5,000,000 in the aggregate for all such conditions, circumstances or property. In addition, (i) neither Holdings nor any Subsidiary has any underground storage tanks (A) that are not properly registered or permitted under applicable Environmental Laws, or (B) that are leaking or disposing of Hazardous Materials off-site, in each case, that would reasonably be expected to give rise to a potential liability of Holdings and its Subsidiaries in excess of $5,000,000 in the aggregate and (ii) Holdings and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

6.13 Collateral Documents.

(a) (i) The provisions of each of the Collateral Documents were, as of the closing of the Existing Credit Agreement, and as amended remain, effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable first priority Lien in all right, title and interest of Holdings, or the applicable Loan Party (as the case may be), in the Collateral described therein to secure the Obligations, subject only to Permitted Liens, (ii) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect and (iii) each Intellectual Property Security Agreement has been delivered to the Administrative Agent when required hereby or by the Security Agreement for filing in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

(b) All representations and warranties of Holdings and each of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

6.14 Regulated Entities. None of Holdings, any Person Controlling Holdings, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15 No Burdensome Restrictions. Neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.15 or otherwise permitted hereunder, neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary’s capital stock or other equity interests.

6.16 Copyrights, Patents, Trademarks and Licenses, Etc. Holdings or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for such conflicts as would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Holdings and the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any Subsidiary infringes upon any rights held by any other Person, except for those infringements that would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Holdings and the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of Holdings and the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.17 Subsidiaries. As of the Effective Date, Holdings has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 and has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.17. All U.S. Subsidiaries of Holdings as of the Effective Date are identified as such on part (a) of Schedule 6.17, as well as a denotation as to whether such Subsidiary is a Wholly-Owned Subsidiary or Non-Wholly-Owned Subsidiary. All of the outstanding equity interests in the Subsidiaries of Holdings which are owned directly or indirectly by Holdings have been validly issued, are fully paid and nonassessable and are owned, as of the Effective Date, in the amounts specified on Part (a) of Schedule 6.17 free and clear of all Liens, other than Liens granted to the Administrative Agent.

6.18 Insurance. Except as specifically disclosed in Schedule 6.18, the properties of Holdings and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are deemed to be appropriate by Holdings in the exercise of its reasonable business judgment.

6.19 Swap Obligations. xviii) Neither Holdings nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. In the ordinary course of managing its business, Holdings undertakes its own independent assessment of its consolidated assets, liabilities and commitments and considers appropriate means of mitigating and managing risks associated with such matters, and Holdings has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

(b) Neither Holdings nor any of its Subsidiaries has entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap Contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

6.20 Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents

(including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Lenders prior to the Effective Date), contains any untrue statement of a material fact (when taken as a whole) or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided, however, that with respect to information relating to Holdings’ industry generally and not to Holdings or its Subsidiaries specifically, the Loan Parties’ represent and warrant only that such information was derived from sources the Loan Parties believe to be reliable and the Loan Parties have no reason to believe at the time such information was furnished or provided to the Administrative Agent or any Lender that such information was misleading; and provided further that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Loan Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

6.21 Internal Controls. To the extent that Holdings is a public corporation:

(a) Except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, Holdings has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to Holdings, including its consolidated subsidiaries, is made known to Holdings’ principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within ninety (90) days prior to the filing of Holdings’ most recent annual or quarterly report filed with the SEC; and (iii) are effective in all material respects to perform the functions for which they were established;

(b) Except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, based on the evaluation of its disclosure controls and procedures, Holdings is not aware of (i) any significant deficiency in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Holdings’ ability to record, process, summarize and report financial information in any material respect or (ii) any Internal Control Event; and

(c) Since the date of the most recent evaluation of such disclosure controls and procedures, except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

ARTICLE VII.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

7.01 Financial Statements. Holdings shall deliver to the Administrative Agent (which will promptly deliver to each Lender):

(a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by (i) the report and opinion of KPMG or another nationally recognized registered public accounting firm (the “Independent Auditor”) which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and which shall state that such consolidated financial statements present fairly the financial position and the results of operations and cash flows of Holdings and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) an attestation report of such Independent Auditor as to Holdings’ internal controls pursuant to Section 404 of Sarbanes-Oxley;

(b) as soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Holdings as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes), the financial position and the results of operations and cash flows of Holdings and the Subsidiaries; and

(c) promptly, such other financial statements and information (including financial information regarding Minority Investments) as the Administrative Agent, at the request of any Lender, may from time to time request.

As to any information contained in materials furnished pursuant to Section 7.02(d), Holdings shall not be separately required to furnish such information under Section 7.01(a) or Section 7.01(b) above, but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in Section 7.01(a) and Section 7.01(b) above at the times specified therein.

7.02 Certificates; Other Information. Holdings shall furnish to the Administrative Agent (which shall promptly furnish to each Lender), in form and detail satisfactory to the Administrative Agent and the Majority Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in the course of the regular examination of the financial statements of Holdings and its Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, nothing has come to the attention of the Independent Auditor which would cause it to believe that an Event of Default under Section 8.19 has occurred and is continuing, or if, in the opinion of the Independent Auditor, an Event of Default under Section 8.19 has occurred and is continuing, a statement as to the nature thereof.

(b) within ninety (90) days after the close of each fiscal year, an update of the projections delivered to the Administrative Agent and the Lenders prior to the Effective Date (the “Effective Date Projections”) for the then-current and next succeeding fiscal years through and including the 2013 fiscal year, certified by a Responsible Officer of Holdings, together with a statement of such Responsible Officer explaining in reasonable detail any significant variances from the Effective Date Projections;

(c) concurrently with the delivery of the financial statements referred to in Section 7.01(a) and Section 7.01(b), a completed Compliance Certificate certified by a Responsible Officer of Holdings;

(d) promptly, copies of all financial statements and reports that Holdings sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Holdings or any Subsidiary may make to, or file with, the SEC;

(e) promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by Holdings or any of its Subsidiaries to or from the Independent Auditor;

(f) at the same time it is provided to the holders of any Permitted Subordinated Debt, any notices and other information provided to such holders pursuant to the reporting and notices provisions of the Subordinated Debt Documents (without duplication of any notices, financial statements and other information required hereunder);

(g) within twenty (20) days of the Administrative Agent’s or any Lender’s request therefor, (i) a current list of the names, addresses and outstanding debts of all account debtors, and (ii) a current list of the names, addresses and outstanding amounts due all creditors of Holdings or any Subsidiary;

(h) concurrently with the delivery of the financial statements referred to in Section 7.01(a) and Section 7.01(b), a completed Update Certificate, certified by a Responsible Officer of Holdings;

(i) promptly, and in any event within ten Business Days after receipt thereof by Holdings or any Subsidiary, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Holdings or any Subsidiary thereof; and

(j) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

7.03 Notices. Holdings shall promptly notify the Administrative Agent (which shall promptly notify each Lender):

(a) of the occurrence of any Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of Holdings or any of its Subsidiaries which has resulted or could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority (including under or pursuant to any Environmental Laws) which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the commencement of, or any material development in, any litigation or proceeding affecting Holdings or any Subsidiary (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

(d) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Holdings or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Holdings or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

(e) of any other litigation or proceeding affecting Holdings or any of its Subsidiaries which Holdings would be required to report to the SEC pursuant to the Exchange Act, within four (4) days after reporting the same to the SEC;

(f) of the occurrence of any of the following events affecting Holdings or any ERISA Affiliate (but in no event more than ten (10) days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Holdings or any ERISA Affiliate with respect to such event:

(i) an ERISA Event;

(ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

(iii) the adoption of, or the commencement of contributions to, any Plan subject to section 412 of the Code by Holdings or any ERISA Affiliate; or

(iv) the adoption of any amendment to a Plan subject to section 412 of the Code, if such amendment results, or would reasonably be expected to result, in a material increase in contributions or Unfunded Pension Liability;

(g) of any material change in accounting policies or financial reporting practices by Holdings or any of its consolidated Subsidiaries;

(h) upon the request from time to time of the Administrative Agent or any Lender, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any Swap Contracts to which Holdings or any of its Subsidiaries is party;

(i) the occurrence of any Event of Loss exceeding $5,000,000;

(j) of the entry by Holdings into any Specified Swap Contract, together with the details thereof;

(k) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract; and

(l) of the occurrence or existence of any Internal Control Event.

Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer of Holdings setting forth details of the occurrence referred to therein, and stating what action Holdings or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

7.04 Preservation of Corporate Existence, Etc. Holdings shall, and shall cause each Subsidiary to, except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02:

(a) preserve and maintain in full force and effect its (i) legal existence and (ii) good standing under the laws of its state or jurisdiction of incorporation or formation;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

(c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05 Maintenance of Property. Holdings shall, and shall cause each Subsidiary to, maintain, and preserve all its property which is used or useful in its business in good repair and condition (ordinary wear and tear excepted), and from time to time make necessary repairs, renewals and replacements thereto so that its property shall be preserved and maintained consistent with Holdings’ or such Subsidiary’s past practice.

7.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, Holdings shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers’ compensation insurance, public liability and property and casualty insurance. All such insurance shall name the Administrative Agent as loss payee and as additional insured, for the benefit of the Lenders, as their interests may appear. All casualty and key man insurance maintained by Holdings shall name the Administrative Agent as loss payee and all liability insurance shall name the Administrative Agent as additional insured for the benefit of the Lenders, as their interests may appear. Upon the request of the Administrative Agent or any Lender, Holdings shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of Holdings (and, if requested by the Administrative Agent, any insurance broker of Holdings) setting forth the nature and extent of all insurance maintained by Holdings and its Subsidiaries in accordance with this Section 7.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

7.07 Payment of Obligations. Holdings shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default hereunder).

7.08 Compliance with Laws. Holdings shall comply, and shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.09 Compliance with ERISA. Holdings shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other federal or state law except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to section 412 of the Code.

7.10 Inspection of Property and Books and Records. xix) Holdings shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings and such Subsidiary. Holdings shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Holdings and the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Holdings; provided, however, when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at any time during normal business hours and without advance notice.

(b) Without limiting the generality of Section 7.10(a), as frequently as the Majority Lenders may deem appropriate, each of Holdings and the Company will provide Administrative Agent or its designee access to Holdings’ and the Company’s records and premises and allow such auditors or appraisers to conduct audits of Holdings’ and its Subsidiaries’ accounts, including accounts and inventory. Holdings shall pay all reasonable fees and expenses of one such audit in any 12-month period; provided, however, that during the existence of any Event of Default, Holdings shall pay all reasonable fees and expenses of each such audit.

7.11 Environmental Laws. xx) Holdings shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Upon the written request of the Administrative Agent or any Lender, Holdings shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent, at Holdings’ sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 7.03(d), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

7.12 Use of Proceeds. Holdings shall, directly or indirectly, use the proceeds of the Loans (i) for Permitted Acquisitions, (ii) for making Investments permitted under Section 8.04 or Restricted Payments under Section 8.11, (iii) to refinance existing Indebtedness and (iv) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

7.13 Additional Guarantors. xxi) If a Minority Investment or Subsidiary shall at any time after the Effective Date become a U.S. Wholly-Owned Subsidiary, or if Holdings, or any U.S. Wholly-Owned Subsidiary of Holdings, otherwise shall incorporate, create or acquire any U.S. Wholly-Owned Subsidiary, Holdings shall cause such U.S. Wholly-Owned Subsidiary to furnish promptly, but in no event more than thirty (30) days thereafter, each of the following to the Administrative Agent:

(i) a duly executed notice and agreement in substantially the form of Exhibit G (an “Additional Guarantor Assumption Agreement”);

(ii) (A) copies of the resolutions of the board of directors (or equivalent governing body) of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Guarantor Assumption Agreement and this Agreement, certified as of the date of such Additional Guarantor Assumption Agreement (the “Additional Guarantor Accession Date”) by the Secretary or an Assistant Secretary (or other appropriate officer) of such Subsidiary; (B) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (C) copies of the articles or certificate of incorporation and bylaws (or other applicable Organization Documents) of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary as of the Additional Guarantor Accession Date; and (D) an opinion of counsel to such Subsidiary and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit H; and

(iii) (A) such amendments to the schedules to the Security Agreement as shall be required in connection with the accession of such Subsidiary thereto; and (B) UCC-1 financing statements for each jurisdiction in which such filing is necessary to perfect the security interest of the Administrative Agent on behalf of the Lenders in the Collateral of such Subsidiary and in which the Administrative Agent requests that such filing be made.

(b) Additionally, Holdings and such Subsidiary shall have executed and delivered to the Administrative Agent such other items as reasonably requested by the

Administrative Agent in connection with the foregoing, including officers’ certificates, search reports, control agreements and other certificates and documents.

7.14 Additional Stock Pledges. If Holdings, directly or indirectly, incorporates, creates or acquires any additional Subsidiary, or if any Person in which Holdings, directly or indirectly, has a Minority Investment shall become a Subsidiary, then within ten (10) days thereafter, Holdings shall (i) (A) pledge the capital stock, membership interests or other equity interests of such additional Subsidiary to the Administrative Agent pursuant to the Security Agreement, if such stock, membership interest or other interest is directly owned by Holdings, or (B) if such stock, membership interest or other interest is owned by a Subsidiary, cause such Subsidiary to pledge the capital stock, membership interest or other equity interest of such additional Subsidiary to the Administrative Agent pursuant to the Security Agreement, and (ii) execute and deliver, or cause such Subsidiary to have executed and delivered, to the Administrative Agent stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent shall request, such UCC-1 financing statements (as furnished by the Administrative Agent) in each jurisdiction in which such filing is necessary to perfect the security interest of the Administrative Agent in the Collateral with respect to Holdings or such Subsidiary, and (iii) deliver such other items as reasonably requested by the Administrative Agent in connection with the foregoing, including resolutions, incumbency and officers’ certificates, opinions of counsel, search reports, control agreements and other certificates and documents; provided, however, that if any such additional Subsidiary is not a U.S. Subsidiary, in no event shall more than 65% of the voting capital stock (and 100% of the non-voting stock) of any such Subsidiary be required to be so pledged.

7.15 Further Assurances. xxii) Holdings shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain, when considered with all other information so furnished, any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof, provided that to the extent any such written information, exhibit or report was based upon or constitutes a forecast or projection, Holdings shall ensure only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, exhibit or report (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

(b) Promptly upon request by the Administrative Agent or the Majority Lenders, Holdings shall (and shall cause any Guarantor to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the

Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

(c) Without limiting the generality of the foregoing Sections 7.15(a) and 7.15(b), Holdings shall complete the post-closing undertakings set forth on Schedule 7.15(c) on or prior to the applicable dates specified for completion of such undertakings set forth in such Schedule.

7.16 Intercompany Notes. Holdings shall use commercially reasonable efforts (i) to deliver to the Administrative Agent, within sixty (60) days after the Effective Date, as Collateral for the Obligations, promissory notes in form and substance satisfactory to the Administrative Agent evidencing all extensions of credit by Holdings to any of its Subsidiaries that are not Loan Parties, which extensions of credit shall be secured by a first priority Lien on all of the tangible and intangible property of such Subsidiary, and which Lien shall have been assigned to the Administrative Agent as Collateral for the Obligations and (ii) to ensure that any such promissory notes are demand notes (including by way of converting any notes that are not demand notes as of the Effective Date into demand notes by the sixtieth day thereafter). In the event that Holdings is unable to comply with either clause of the preceding sentence, Holdings shall not renew or amend (including to increase the maximum available borrowings under) the notes with respect to extensions of credit referred to in the preceding sentence.

ARTICLE VIII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

8.01 Limitation on Liens. xxiii) Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(i) any Lien existing on the Effective Date and set forth in Schedule 8.01, provided that (a) such Lien (including any Lien securing Permitted Refinancing Indebtedness) shall not attach to any property or asset of Holdings or any Subsidiary other than the property or asset originally so encumbered on the Effective Date and (b) such Lien shall secure only those obligations that it secures on the Effective Date and Permitted Refinancing Indebtedness in respect thereof;

(ii) any Lien created under any Loan Document;

(iii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or which are being contested in good faith and by appropriate proceedings, if adequate reserves in accordance with GAAP are maintained by Holdings or such Subsidiary, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(iv) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, if adequate reserves in accordance with GAAP are maintained by Holdings or such Subsidiary, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(v) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(vi) Liens securing (A) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases (other than Capital Leases), statutory obligations, (B) contingent obligations on surety and appeal bonds, and (C) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(vii) Liens consisting of judgment or judicial attachment liens with respect to any judgment that does not constitute an Event of Default under Section 9.01(i);

(viii) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Holdings and its Subsidiaries;

(ix) Liens on specific tangible assets of Persons which become Subsidiaries after the date of this Agreement; provided, however, that (A) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary and Permitted Refinancing Indebtedness in respect thereof, and (D) such Indebtedness is permitted by Section 8.05(d);

(x) purchase money Liens on any property acquired or held by Holdings or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within one hundred eighty (180) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) such Indebtedness is permitted under Section 8.05(d);

(xi) Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

(xii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings in excess of those set forth by regulations promulgated by the FRB, and (B) such deposit account is not intended by Holdings or any Subsidiary to provide collateral to the depository institution;

(xiii) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (A) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to Holdings or the Subsidiary party thereto on a mark-to-market basis; and (B) the aggregate value of such collateral so pledged by Holdings and the Subsidiaries together in favor of any counterparty does not at any time exceed $3,000,000;

(xiv) Liens not otherwise permitted hereunder securing Indebtedness and other obligations in principal amount not exceeding $5,000,000 in the aggregate at any time outstanding; provided that (A) no such Lien shall attach to any Collateral and (B) such Indebtedness and other obligations are otherwise permitted hereunder;

(xv) Liens on the property of direct and indirect Subsidiaries of Holdings that are not Loan Parties in favor of Holdings created in connection with extensions of credit provided by Holdings to Subsidiaries that are not Loan Parties as permitted pursuant to Section 8.04(d), which Liens have been assigned to the Administrative Agent for the benefit of the Lenders pursuant to Section 8.04(d); and

(xvi) precautionary Uniform Commercial Code financing statement filings in respect of Operating Leases entered into by Holdings or any of its Subsidiaries in the ordinary course of business.

(b) Holdings shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except (i) with respect to specific tangible assets subject to a Permitted Lien, (ii) agreements for the sale of a Subsidiary or assets, provided that (A) any such prohibition or condition on the creation or assumption of any Lien applies only to the Subsidiary or assets that are to be sold while such sale is pending and (B) such sale is permitted under Section 8.02, (iii) stockholders agreements, charter or other formation or joint venture documents relating to Non-Wholly-Owned Subsidiaries, and (iv) pursuant to customary anti-assignment or no-subletting clauses in leases, licenses or contracts entered into in the ordinary course of business, which restrict only the assignment of such lease, license or contract, as applicable.

Notwithstanding the foregoing, no other Liens may exist at any time on or with respect to the Pledged Collateral.

8.02 Disposition of Assets. Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse), except:

(a) dispositions of inventory or equipment, all in the ordinary course of business;

(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c) dispositions of inventory and equipment by the Company or any other Loan Party to the Company or any other Loan Party pursuant to reasonable business requirements and in the ordinary course of business;

(d) the lease or sublease of real property by Holdings or any Subsidiary to other Persons in the ordinary course of business;

(e) the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to Holdings’ usual and customary cash management policies and procedures;

(f) dispositions of inventory and equipment (other than dispositions permitted under subsection (a)) by Holdings or any Loan Party to any Subsidiary that is not a Loan Party or to any Person in which Holdings has a Minority Investment, provided that the aggregate amount of such dispositions, plus the aggregate amount of Investments under Section 8.04(e), does not exceed the limitations specified in clauses (i) and (ii) of Section 8.04(e);

(g) dispositions pursuant to sales and leaseback transactions permitted under Section 8.14; and

(h) dispositions not otherwise permitted hereunder which are made for fair market value (as determined in good faith by Holdings); provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) in the case of any disposition, or series of related dispositions, involving aggregate consideration of less than $10,000,000, not less than 80%, and in the case of any other disposition, not less than 100%, of the aggregate sales price from such disposition shall be paid in cash, (iii) immediately after giving effect to such disposition, the Disposition Value of all assets disposed of as permitted by this Section 8.02(h) during the period of 365 days ending on the date of such disposition shall not exceed 15% of Consolidated Total Assets determined as of the last day of the fiscal year then most recently ended, (iv) no disposition by Holdings of any of its equity interest in the Company or SelectBuild Construction, Inc. shall be permitted hereunder, and (v) no dispositions of accounts or notes receivable shall be permitted hereunder unless in connection with the sale of all or substantially all of a business unit, division or Subsidiary of Holdings and such sale is otherwise permitted hereunder.

8.03 Consolidations and Mergers. Holdings shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any Subsidiary may merge with Holdings, provided that Holdings shall be the continuing or surviving Person, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person, and provided further that if any transaction shall be between a Subsidiary and a Loan Party, the Loan Party shall be the continuing or surviving Person;

(b) as permitted by Section 8.02;

(c) any Subsidiary may distribute or sell all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to Holdings or to a Wholly-Owned Subsidiary, provided that if the Subsidiary distributing or selling its assets is a Loan Party, then the Person purchasing or otherwise receiving the assets must also be a Loan Party; and

(d) Holdings or any Subsidiary thereof may merge with or consolidate into any other Person that is not a Subsidiary, provided that (i) in the case of Holdings, Holdings shall be the continuing or surviving Person, (ii) if a Loan Party is a party to such merger, then the surviving or continuing entity must be a Loan Party or become a Loan Party in accordance with Section 7.13, (iii) such merger or consolidation is in connection with a Permitted Acquisition, and (iv) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof.

8.04 Loans and Investments. Holdings shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make any Acquisitions, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Holdings (together, “Investments”) except for:

(a) Investments held by Holdings or Subsidiary in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to Holdings’ usual and customary cash management policies and procedures;

(b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business,

together with investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(c) (i) Investments by Holdings and its Subsidiaries in the equity interests of their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by Holdings and its Subsidiaries that are Loan Parties in other Loan Parties (other than Holdings), (iii) additional Investments by Subsidiaries of Holdings that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties, provided that (A) the aggregate amount of such Investments, plus the aggregate amount of Investments under Section 8.04(e) and dispositions under Section 8.02(f), does not exceed the limitations specified in clauses (i) and (ii) of Section 8.04(e), (B) any such Investments consisting of loans, advances or other extensions of credit shall comply with Section 8.04(d) below and (C) no such Investment shall be made if the Person that is the subject of such Investment is located outside the United States;

(d) Loans, advances and other extensions of credit by Holdings or any Loan Party to any Subsidiary in the ordinary course of business; provided that with respect to loans, advances and other extensions of credit by Holdings or any Loan Party to any Subsidiary that is not a Loan Party (i) such loans, advances and other extensions of credit are evidenced by one or more demand promissory notes in form and substance satisfactory to the Administrative Agent, the originals of which have been delivered to the Administrative Agent as Collateral for the Obligations, and (ii) such loans, advances or other extensions of credit are secured by a first priority Lien on all of the tangible and intangible property of such Subsidiary, which Lien has been assigned to the Administrative Agent as Collateral for the Obligations;

(e) Investments constituting Minority Investments, Investments incurred in order to consummate Permitted Acquisitions and Investments constituting exercised Put Obligations, provided that (i) all such Investments in the aggregate, plus the aggregate amount of dispositions under Section 8.02(f) and Investments under Section 8.04(c)(iv), shall not exceed (A) $300,000,000 for the period from the Effective Date through December 31, 2007 and in any calendar year thereafter and (B) $850,000,000 in the aggregate from and after the Effective Date; (ii) all such Minority Investments, Investments incurred in order to consummate Other Permitted Acquisitions and Investments constituting exercised Put Obligations in the aggregate, plus the aggregate amount of dispositions under Section 8.02(f) and Investments under Section 8.04(c)(iv), shall not exceed $250,000,000 from and after the Effective Date; provided, however, that, in the case of the preceding clauses (i) and (ii), any such Investments (or any applicable portion thereof) for which the consideration provided by Holdings or the investing Subsidiary shall consist solely of equity securities shall not be subject to the foregoing dollar limitations; and provided further, however, that, in the case of the preceding clause (ii), in the event of any Permitted Acquisition of any Person in which Holdings shall have a Minority Investment or any further Investment in any Non-Wholly Subsidiary, in each case, resulting in such Person or Non-Wholly Owned Subsidiary becoming a U.S. Wholly Owned Subsidiary that becomes a Loan Party in accordance with Section 7.13, then all prior and future permitted Investments in such U.S. Wholly Owned Subsidiary shall be excluded in determining compliance with the $250,000,000 limitation under the preceding clause (ii); (iii) no such

Investment shall be made if the Person that is the subject of such Investment is located outside the United States; (iv) no such Investment shall be made while there exists a Default or if a Default would result therefrom; and (v) Holdings shall be in full pro forma compliance with the financial covenants set forth in Section 8.19, measured as of the last day of the most recent fiscal quarter for which Holdings has delivered financial statements under Section 5.01(c), Section 7.01(a) or Section 7.01(b), after giving effect to such Investment;

(f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

(g) Officer, shareholder, director and employee loans and guarantees in accordance with applicable law and with Holdings’ and its Subsidiaries’ usual and customary practices with respect thereto in an aggregate amount not exceeding $10,000,000 at any time outstanding;

(h) Investments by Holdings in BMC Insurance, Inc. in an amount not to exceed the amount needed to satisfy actuarial requirements as determined by the Insurance Commissioner of the State of Hawaii and in any event which do not exceed $10,000,000 in the aggregate from and after the Effective Date (and in addition to any premiums paid in accordance with Section 8.06);

(i) Investments constituting non-cash consideration received by Holdings or any Subsidiary in respect of any asset dispositions permitted under Section 8.02; and

(j) Restricted Payments, to the extent permitted under Section 8.11.

Notwithstanding anything to the contrary in this Section 8.04, Investments by any Loan Party in BMC Insurance, Inc., from and after the Effective Date shall be governed exclusively by Section 8.04(h).

8.05 Limitation on Indebtedness. Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

(c) Indebtedness existing on the Effective Date and set forth on Schedule 8.05 and any Permitted Refinancing Indebtedness in respect thereof;

(d) Indebtedness secured by Liens permitted by clauses (ix), (x), (xi) and (xiv) of Section 8.01(a) in an aggregate amount outstanding not to exceed $25,000,000;

(e) Indebtedness of Holdings or other Loan Parties to Holdings or other Loan Parties;

(f) Indebtedness of Subsidiaries that are not Loan Parties to Holdings or any other Loan Party to the extent permitted pursuant to Section 8.04(d);

(g) Indebtedness incurred pursuant to sales and leaseback transactions permitted under Section 8.14;

(h) Indebtedness of BMC Insurance, Inc. to Holdings or any Subsidiary of Holdings;

(i) additional unsecured Indebtedness incurred after the Effective Date in an aggregate amount outstanding at any time not to exceed $25,000,000, provided that (i) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (ii) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 5.01(c), Section 7.01(a) or Section 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full pro forma compliance with the financial covenants set forth in Section 8.19; and

(j) additional Indebtedness which by its terms is expressly subordinated to the Obligations, provided that (i) the terms of such subordination shall be satisfactory to the Majority Lenders, (ii) the terms of such Indebtedness and the indenture or other agreement evidencing such Indebtedness otherwise shall be satisfactory in all material respects to the Majority Lenders (including terms and conditions relating to the interest rate, fees, amortization, maturity, covenants, events of default and remedies), (iii) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (iv) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 5.01(c), Section 7.01(a) or Section 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full pro forma compliance with the financial covenants set forth in Section 8.19 (any such Indebtedness issued in compliance with this Section 8.05(j) hereinafter “Permitted Subordinated Debt”).

Notwithstanding anything to the contrary in this Section 8.05, the Indebtedness of all Subsidiaries that are not Guarantors which is otherwise permitted under this Section 8.05 shall not exceed $25,000,000 in the aggregate at any time outstanding, exclusive of any Indebtedness at any time outstanding under Section 8.05(f).

8.06 Transactions with Affiliates. Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of Holdings, except upon fair and reasonable terms no less favorable to Holdings or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of Holdings or such Subsidiary.

8.07 Use of Proceeds. Holdings shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Holdings or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, except, in each case, for the purchase, redemption or other acquisition of shares of common stock of Holdings permitted under Section 8.11 in a manner that would not result in the contravention of Regulation T, U or X of the FRB.

8.08 Contingent Obligations. Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations, except:

(a) endorsements for collection or deposit in the ordinary course of business;

(b) Permitted Swap Obligations;

(c) Contingent Obligations of Holdings in respect of Indebtedness of any other Loan Party, or Contingent Obligations of any Loan Party in respect of Indebtedness of another Loan Party or of Holdings, in each case to the extent such Indebtedness is permitted hereunder;

(d) Contingent Obligations of any Subsidiary that is not a Loan Party in respect of Indebtedness of any other Subsidiary that is not a Loan Party, to the extent such Indebtedness is permitted hereunder;

(e) Contingent Obligations of Holdings and its Subsidiaries existing as of the Effective Date and listed in Schedule 8.08;

(f) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate in respect of Holdings and its Subsidiaries together;

(g) Contingent Obligations of Holdings with respect to Stock Price Guaranties incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate;

(h) Contingent Obligations of Holdings and its Subsidiaries in respect of any Put Obligations to the extent otherwise permitted under this Agreement;

(i) Contingent Obligations consisting of normal and customary indemnities issued in the ordinary course of business (including, without limitation, under professional services agreements, construction and materials supply agreements, intellectual property agreements or employment and consulting agreements) or consisting of normal and customary indemnities pursuant to the issuance and sale of securities;

(j) Contingent Obligations in respect of Operating Leases, to the extent such Operating Leases are permitted to be entered into hereby; and

(k) Contingent Obligations consisting of customary indemnification and purchase price adjustment obligations incurred in connection with asset dispositions permitted under Section 8.02.

8.09 Subsidiaries. Holdings shall not, and shall not suffer or permit any Subsidiary to, incorporate, create or acquire any Subsidiary which is not a U.S. Subsidiary.

8.10 Lease Obligations. Holdings shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under any Operating Lease, which exceed an aggregate amount of $50,000,000 for all Operating Leases in any fiscal year.

8.11 Restricted Payments. Holdings shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other equity interests (other than dividends or other distributions by a Subsidiary to Holdings or to a Subsidiary that is a Loan Party), or purchase, redeem or otherwise acquire for value any shares of its capital stock or other equity interests or any warrants, rights or options to acquire such shares or other equity interests, now or hereafter outstanding (collectively, “Restricted Payments”); except that Holdings may:

(a) declare and make dividend payments or other distributions payable solely in its common stock;

(b) declare and make dividend payments or other distributions payable in cash, and purchase, redeem or otherwise acquire for cash shares of its capital stock or other equity interest or any warrants, rights or option to acquire such shares or other equity interests, provided that (i) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such Restricted Payment and (ii) Holdings shall be in full pro forma compliance with the financial covenants set forth in Section 8.19, measured as of the last day of the most recent fiscal quarter for which Holdings has delivered financial statements under Section 5.01(c), Section 7.01(a) or Section 7.01(b), after giving effect to such Restricted Payment;

(c) declare and make dividends required to be declared or paid pursuant to the terms of any securities issued in a Permitted Equity Offering so long as the dividend provisions of such securities were approved by the Majority Lenders in writing prior to the issuance of such securities;

(d) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(e) allow any Non-Wholly-Owned Subsidiary to make distributions to its owners (on a pro rata basis); and

(f) purchase shares of Holdings’ common stock either (1) for deposit into the 401(k) trust fund on behalf of Holdings’ employees by using funds obtained through employee payroll deductions of such employees, or (2) to the extent necessary to provide discounts to employees in connection with Holdings’ Employee Stock Purchase Plan.

8.12 ERISA. Holdings shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Holdings in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to section 4069 or 4212(c) of ERISA and that would reasonably be expected to have a Material Adverse Effect.

8.13 [Intentionally Omitted]

8.14 Sales and Leasebacks. Holdings shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease (a “Subject Lease”), whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Holdings or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which Holdings or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by Holdings or such Subsidiary to any other Person in connection with such lease; provided that Holdings and any of its Subsidiaries may enter into any such lease if either (A) (1) no Default shall then exist or would occur as a result thereof and (2) such lease is an Operating Lease with a term of not more than three (3) years entered into in connection with the sale of a facility pending the repurchase and construction of a replacement facility in a new location, or (B) (1) no Default shall then exist or would occur as a result thereof, (2) as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 5.01(c), Section 7.01(a) or Section 7.01(b) and immediately after giving effect to any such lease, Holdings shall be in full pro forma compliance with the financial covenants set forth in Section 8.19, and (3) the Disposition Value of the property sold or transferred, or to be sold or transferred, in connection with the lease, when added to the aggregate Disposition Value of all other property sold or transferred, or to be sold or transferred, in connection with all other leases entered into pursuant to this Section 8.14 from and after the Effective Date, does not exceed $50,000,000.

8.15 Certain Payments. Holdings shall not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any of the Permitted Subordinated Debt; or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt if not permitted by the respective subordination provisions of the Subordinated Debt Documents.

8.16 Modification of Subordinated Debt Documents. Holdings shall not, and shall not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Permitted Subordinated Debt) if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to Holdings or such Subsidiary; or (iv) otherwise increase the obligations of Holdings or such Subsidiary in respect of such

Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to Holdings, its Subsidiaries or the Lenders.

8.17 Change in Business. Holdings shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Holdings and its Subsidiaries on the date hereof and lines of business ancillary thereto.

8.18 Accounting Changes. Holdings shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted by GAAP, or change the fiscal year of Holdings or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Holdings.

8.19 Financial Covenants. xxiv) Holdings shall not permit its Consolidated Net Worth as of the last day of any fiscal quarter to be less than (a) $483,590,500, plus (b) 50% of Consolidated Net Income for each fiscal quarter (without giving effect to any net loss for any such period) ending after the Effective Date, plus (c) 50% of all Net Issuance Proceeds for all issuances of equity by Holdings and its Subsidiaries completed in any fiscal quarter ending after the Effective Date.

(b) Holdings shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries for the period of four fiscal quarters ended on such date, the ratio of (i) EBITA to (ii) the sum of (A) cash Interest Expense, plus (B) cash taxes, plus (C) scheduled principal payments in respect of Indebtedness, plus (D) cash dividend payments made by Holdings (the “EBITA Ratio”) to be less than the following amounts for the respective periods set forth below:

Period	EBITA Ratio
Effective Date through and including December 31, 2008	1.25:1.00
January 1, 2009 through and including December 31, 2010	1.35:1.00
January 1, 2011 and thereafter	1.45:1.00

(c) Holdings shall not permit the Total EBITDA Ratio at any time to be greater than the following amounts for the respective periods set forth below:

Period	Total EBITDA Ratio
Effective Date through and including December 31, 2008	3.50:1.00
January 1, 2009 through and including December 31, 2010	3.25:1.00
January 1, 2011 and thereafter	3.00:1.00

8.20 No Restrictions on Subsidiary Dividends. Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into or be bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary’s capital stock or other equity interests, except for the following:

(a) agreements of Subsidiaries that are not Loan Parties in respect of Indebtedness that is permitted to be incurred by Subsidiaries that are not Loan Parties pursuant to Section 8.05 hereof;

(b) agreements for the sale of a Subsidiary or assets, provided that (i) any such restriction, limitation or prohibition on the payment of dividends or other distributions applies only to the Subsidiary to be sold or to the Subsidiary that owns the assets to be sold, in each case, while such sale is pending and (ii) such sale is permitted under Section 8.02;

(c) shareholder agreements, charter or other formation or joint venture documents in respect of Subsidiaries that are not Loan Parties; and

(d) agreements in respect of (i) Indebtedness permitted under Section 8.05 of any Subsidiary acquired after the Effective Date that was incurred by such Subsidiary prior to the date on which such Subsidiary was acquired (other than Indebtedness incurred as consideration for, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary becomes a Subsidiary or was otherwise acquired) and (ii) Indebtedness permitted by Section 8.05(j).

ARTICLE IX.

EVENTS OF DEFAULT

9.01 Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non Payment. Holdings fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan or of any L/C Obligation,

(ii) within three (3) Business Days after the same becomes due, any payment or transfer under any Specified Swap Contract, or (iii) within three (3) Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

(b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document (other than a Specified Swap Contract), or which is contained in any certificate, document or financial or other statement by any Loan Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document (other than a Specified Swap Contract), is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. Holdings, or the Company or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), Section 7.04(a)(i), or Section 7.12 or in Article VIII; or

(d) Other Defaults. Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document (other than a Specified Swap Contract), and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of Holdings or the Company obtained actual knowledge of such failure and (ii) the date upon which written notice thereof is given to Holdings by the Administrative Agent or any Lender; or

(e) Cross Default. (i) Holdings or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable or to be repurchased, prepaid, defeased or redeemed prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Holdings or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Holdings or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Holdings or such Subsidiary as a result thereof is greater than $5,000,000; or

(f) Insolvency; Voluntary Proceedings. Holdings or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings’ or any Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Holdings or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or administrative agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Holdings under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) Holdings or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

(i) Monetary Judgments. One or more non-interlocutory judgments, non interlocutory orders, decrees or arbitration awards is entered against Holdings or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(j) Non Monetary Judgments. Any non monetary judgment, order or decree is entered against Holdings or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k) Change of Control. There occurs any Change of Control; or

(l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section 9.01 occurs with respect to any Guarantor; or

(m) Invalidity of Subordination Provisions. The subordination provisions applicable to the Permitted Subordinated Debt shall be for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or the holders thereof or any other Person shall contest in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

(n) Collateral. (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Holdings or any Subsidiary party thereto or Holdings or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

9.02 Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 9.01(f) or Section 9.01(g)):

(a) the Administrative Agent may or shall, upon instructions from the Majority Revolving Lenders, by written notice to Holdings (i) terminate the Revolving Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Revolving Lenders to make Loans, (ii) require that Holdings Cash Collateralize the L/C Obligations in an amount equal to the then Effective Amount of the L/C Obligations; and/or (iii) declare all or a portion of the outstanding Obligations owed to the Revolving Lenders and payable by Holdings to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; and

(b) the Administrative Agent may or shall, upon instructions from the Majority Term B Lenders, by written notice to Holdings declare all or a portion of the outstanding Obligations owed to the Term B Lenders and payable by Holdings to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

Upon the occurrence or existence of any Event of Default described in Section 9.01(f) or 9.01(g), immediately and without notice, (1) the Revolving Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of Holdings to Cash Collateralize the L/C Obligations

in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective and (3) all outstanding Obligations payable by Holdings hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Loan Documents or otherwise by law, either by suit in equity or by action at law, or both.

9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the last paragraph of Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article IV) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and fees payable under Section 2.11(b) and Section 3.08(a)) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article IV), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid fees payable under Section 2.11(b) and Section 3.08(a) and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (ii) to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and (iii) to payment of that portion of the Obligations constituting amounts owing to any Swap Providers in respect of Specified Swap Contracts, ratably among the Lenders, the L/C Issuer and the Swap Providers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of all other Obligations, ratably among the Persons owed such Obligations in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Holdings or as otherwise required by applicable law.

Subject to Section 3.03, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such

Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

9.04 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article IX, but subject to Section 9.03, each Swap Provider shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the other Lenders, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date (as defined in such Specified Swap Contract), (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between such Specified Swap Contracts, and (c) to prosecute any legal action against Holdings to enforce net amounts owing to such Swap Provider.

ARTICLE X.

THE ADMINISTRATIVE AGENT

10.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither Holdings nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by Holdings, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Holdings), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Holdings. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with Holdings (except during the continuance of an Event of Default, in which case no consultation with Holdings shall be required), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify Holdings and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Holdings to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Holdings and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swingline Lender, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the “Joint Lead Arrangers”, “Joint Book Managers”, “Documentation Agents” or “Co-Syndication Agents” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09 Collateral Matters.

(a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Holdings or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Holdings or any Subsidiary in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in Section 11.01. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.09(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent’s rights under this Section 10.09.

(c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of Holdings or any Subsidiary) that the Obligations to such Lender under this Agreement and the other Loan Documents shall not be secured by any real property collateral now or hereafter acquired by such Lender.

10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Holdings) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.11, 3.08 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XI.

MISCELLANEOUS

11.01 Amendments and Waivers.

(a) Except as otherwise provided herein or in any other Loan Document, (i) no amendment to any provision of this Agreement or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by Holdings (or other Loan Party thereto, as applicable), the Administrative Agent and the Majority Lenders (or the Administrative Agent with the written consent of the Majority Lenders); and (ii) no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by Holdings or other party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Majority Lenders (or the Administrative Agent with the consent of the Majority Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall do any of the following:

(A) increase the amount, or extend the stated expiration or termination date, of the Term B Commitment of any Term B Lender without the consent of such Term B Lender;

(B) reduce or forgive the principal of, or interest or rate of interest on, the Term B Loans of any Term B Lender or any fee or other amount payable to any Term B Lender hereunder without the consent of such Term B Lender; provided, however, that only the consent of the Majority Lenders shall be necessary to change the manner of computation of any financial covenant or related definition used in determining the Applicable Margin that would result in a reduction of any interest rate on any Term B Loan, or to amend the default rate of interest as determined under Section 2.10(c) or to waive any obligation of Holdings to pay interest at the default rate of interest;

(C) postpone any date fixed for any payment in respect of principal of, or interest on, the Term B Loans of any Term B Lender or any fee or other amount payable to the any Term B Lender hereunder without the consent of such Term B Lender;

and provided further, however, that no amendment, waiver or consent shall do any of the following:

(D) increase the amount, or extend the stated expiration or termination date, of the Revolving Commitment of any Revolving Lender without the consent of such Revolving Lender;

(E) reduce or forgive the principal of, or interest or rate of interest on, the Revolving Loans of any Revolving Lender or any fee or other amount payable to any Revolving Lender hereunder without the consent of such Revolving Lender; provided, however, that only the consent of the Majority Lenders shall be necessary to change the manner of computation of any financial covenant or related definition used in determining the Applicable Margin or Applicable Fee Amount that would result in a reduction of any interest rate on any Revolving Loan or in a reduction of any Commitment Fees or Letter of Credit fees, or to amend the default rate of interest as determined under Section 2.10(c) or to waive any obligation of Holdings to pay interest at the default rate of interest;

(F) postpone any date fixed for any payment in respect of principal of, or interest on, the Revolving Loans of any Revolving Lender or any fee or other amount payable to any Revolving Lender hereunder without the consent of such Revolving Lender;

and provided further, however, that, unless in writing and signed by all of the Lenders (or by the Administrative Agent with the written consent of all the Lenders), no amendment, waiver or consent shall do any of the following:

(G) change the definition of “Majority Class Lenders”, “Majority Lenders”, “Majority Revolving Lenders” or “Majority Term B Lenders” or any definition or provision of this Agreement requiring the approval of Majority Lenders or some other specified amount of Lenders;

(H) consent to the assignment or transfer by Holdings or any other Loan Party of any of its rights and obligations under the Loan Documents;

(I) release any Guarantor or any material portion of the Collateral except as contemplated herein, in the Guaranty or in the Collateral Documents;

(J) amend, modify or waive the provisions of Section 2.14 or Section 9.03; or

(K) amend, modify or waive the provisions of this Section 11.01(a);

provided, further, that (1) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required hereinabove to take such action, affect the rights, obligations or duties of the Administrative Agent under any Loan Document, (2) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required hereinabove to take such action, affect the rights, obligations or duties of the L/C Issuer under any Loan Document, (3) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required hereinabove to take such action, affect the rights, obligations or duties of the Swingline Lender under any Loan Document, (4) the Fee Letters and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (5) Section 11.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without its consent, nor may any amendment, waiver or consent reduce or forgive the principal of, or accrued and unpaid interest on, the outstanding Loans of such Lender or any accrued fee or other accrued amount payable to such Lender without its consent.

(b) In connection with any such proposed amendment, waiver or consent requiring the consent of all Term B Lenders, all Revolving Lenders or all Lenders, as the case may be (such proposed amendment, waiver or consent, a “Proposed Change”), if the consent of the Majority Term B Lenders (in the case of any proposed amendment, waiver or consent requiring the consent of all Term B Lenders), the Majority Revolving Lenders (in the case of any proposed amendment, waiver or consent requiring the consent of all Revolving Lenders) or the Majority Lenders (in the case of any proposed amendment, waiver or consent requiring the consent of all Lenders) is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.01 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, Holdings may replace such Non-Consenting Lender in accordance with Section 11.11.

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Loan Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Loan Document on payment of a fee by Holdings.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II or Article III if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of Holdings, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Holdings, the Administrative Agent, the L/C Issuer and the Swingline Lender.

(d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of Holdings even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Holdings shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Holdings. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Holdings shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by Holdings. Holdings shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Holdings or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Claims related in any way to Holdings or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Holdings or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Holdings or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that Holdings for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Proportionate Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Holdings shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Revolving Commitment and Aggregate Term B Commitment and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of Holdings or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Proportionate Share of any amount so recovered from or repaid by the Administrative Agent.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Commitments, or $1,000,000, in the case of any assignment in respect of the Term B Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Holdings otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans;

(iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swingline Lender unless the Person that is the proposed assignee is itself a Revolving Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) (each such approval not to be unreasonably withheld or delayed); and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04, and 11.04. Upon request, Holdings (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of Holdings, shall maintain at the Administrative Agent’s Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Holdings, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Holdings, the L/C Issuer and J.P. Morgan Securities, Inc. at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent, waiver or amendment to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Holdings or the Administrative Agent, sell participations to any Person (other than a natural person or Holdings or any of Holdings’s Affiliates or Subsidiaries ) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the provisos to Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, Holdings agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.03 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Holdings’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.01 unless Holdings is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Holdings, to comply with Section 4.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and

National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Holdings (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Holdings under this Agreement (including its obligations under Section 4.03), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Holdings and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(i) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitment and Loans pursuant to subsection (b) above, Wells Fargo may, (i) upon 30 days’ notice to Holdings and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to Holdings, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, Holdings shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by Holdings to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or Swingline Lender, as the case may be. If Wells Fargo resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in unreimbursed drawings, pursuant to Section 3.03). If Wells Fargo resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.06. Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any pledgee referred to in Section 11.06(f) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings and its obligations, (g) with the consent of Holdings or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings.

For purposes of this Section, “Information” means all information received from Holdings or any Subsidiary relating to Holdings or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Holdings or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Holdings acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Holdings hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). Holdings hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

11.08 Set off. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Holdings or any other Loan Party against any and all of the obligations of Holdings or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Holdings or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Holdings and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

11.10 Guaranty. xxv) Guaranty. Each of the Guarantors unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders, and their respective successors, endorsers, transferees and assigns (the “Guaranteed Persons”), the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations of Holdings to any Guaranteed Person, whether arising out of or in connection with this Agreement, any other Loan Document or otherwise, including all unpaid principal of the Loans, all L/C Obligations, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by Holdings to any Guaranteed Person thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of Holdings shall hereinafter be collectively referred to as the “Guaranteed Obligations.” The Guaranteed Obligations include interest which, but for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Holdings for such interest in any such Insolvency Proceeding.

(b) Separate Obligation. Each Guarantor acknowledges and agrees (i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 11.10, executed at any time by such Guarantor in favor of any Guaranteed Person, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.10, and each Guaranteed Person may enforce any and all of its rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this Section 11.10, at any time executed by such Guarantor in favor of any Guaranteed Person, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder or hereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that in providing benefits to Holdings and such Guarantor, the Guaranteed Persons are relying upon the enforceability of this Section 11.10 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that each Guaranteed Person would be denied the full benefit of their bargain if at any time this Section 11.10 or the Guaranteed Obligations were treated any differently. The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Holdings and the Guarantors and shall in no way impair or adversely affect the rights or benefits of any Guaranteed Person under this Section 11.10. Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of any Guaranteed Person, evidencing such Guarantor’s obligations under this Section 11.10. Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not Holdings or any other Guarantor or Person is joined therein or a separate action or actions are brought against Holdings or any other Guarantor or Person.

(c) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and §§544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations which any Guaranteed Person can enforce under this Section 11.10, each Guaranteed Person by its acceptance hereof accepts such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Section 11.10 fully enforceable and nonavoidable.

(d) Liability of Guarantor. The liability of each Guarantor under this Section 11.10 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Person’s exercise or enforcement of any remedy it may have against Holdings or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii) such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(iv) such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A) any Insolvency Proceeding;

(B) any limitation, discharge, or cessation of the liability of Holdings or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of Holdings or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Holdings or any other Guarantor or other Person;

(D) any assignment or other transfer, in whole or in part, of any Guaranteed Person’s interests in and rights under this Guaranty or the other Loan Documents;

(E) any claim, defense, counterclaim or set-off, other than that of prior performance, that Holdings, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) any Guaranteed Person’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G) any Guaranteed Person’s exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H) any Guaranteed Person’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding; or

(I) any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Guaranteed Person.

(e) Consents of Guarantor. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Holdings under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time for Holdings’ (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any Guaranteed Person (or the Majority Lenders, as the case may be) may deem proper;

(iii) each Guaranteed Person may request and accept other guarantees and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(iv) each Guaranteed Person may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against Holdings.

(f) Guarantor’s Waivers. Each Guarantor waives and agrees not to assert:

(i) any right to require the Administrative Agent, the L/C Issuer or any Lender to marshal assets in favor of Holdings, the Guarantors, any other guarantor or any other Person, to proceed against Holdings, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of Chapter 6 of Division 9 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Administrative Agent, the L/C Issuer or any Lender whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of Holdings, such Guarantor or any other Person;

(iv) any defense based upon any Guaranteed Person’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims;

(vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.10;

(vii) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against Holdings or any other obligor of the Guaranteed Obligations for reimbursement;

(viii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.10, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code §§1432, 2809, 2787 to 2855, inclusive, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726 or Texas Property Code §§51.003 - 51.005. Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because Holdings’ debt is secured by real property. This means, among other things: (A) the Administrative Agent, the L/C Issuer and the Lenders may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by Holdings or such Guarantor; and (B) if the Administrative Agent forecloses on any real property Collateral pledged by Holdings or such Guarantor: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Administrative Agent, the L/C Issuer and the Lenders may collect from such Guarantor even if the Administrative Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from Holdings. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because Holdings’ debt is secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon section 580a, 580b,

580d or 726 of the California Code of Civil Procedure or sections 51.003 - 51.005 of the Texas Property Code; and

(ix) any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by any Guaranteed Person upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Holdings, such Guarantor or any other Person with respect to the Guaranteed Obligations.

(g) Financial Condition of Holdings. No Guarantor shall have any right to require any Guaranteed Person to obtain or disclose any information with respect to: the financial condition or character of Holdings or the ability of Holdings to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of any Guaranteed Person or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Holdings and the other Loan Parties and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Person with respect thereto.

(h) Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 11.10, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.10 or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Person as against Holdings or other guarantors, whether in connection with this Section 11.10, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Person and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of all Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

(j) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Holdings (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Holdings, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Person, whether as a result of Insolvency Proceedings or otherwise. All losses, damages, costs and expenses that any Guaranteed Person may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Lenders and the Administrative Agent contained in Section 11.04.

(k) Substantial Benefits. The funds that have been borrowed from the Lenders by Holdings have been and are to be contemporaneously used for the direct or indirect benefit of Holdings and each Guarantor. It is the position, intent and expectation of the parties that Holdings and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Lenders under the Loan Documents.

(l) Knowing and Explicit Waivers. EACH GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 11.10. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

(m) Release of Subsidiary Guarantors. Holdings may at any time deliver to the Administrative Agent a certificate from a Responsible Officer of Holdings certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable Section 8.02 and Section 8.03, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of or immediately after giving effect to such transaction or transactions and termination), the Guarantor identified in such certification will no longer be a Subsidiary of Holdings. Effective upon the consummation of the transaction or series of transactions described in such certificate effected in compliance with this Agreement, the Subsidiary identified in such certification shall thereupon automatically cease to be a Guarantor hereunder and shall cease to be a party hereto and shall thereupon automatically be released from its obligations under this Section 11.10 and under the Security Agreement, and all Liens in favor of the Administrative Agent and the Lenders under the Collateral Documents in respect of the property of such Subsidiary shall thereupon terminate. Holdings shall promptly notify the Administrative Agent of the consummation of any such transaction or series of transactions. The Administrative Agent, on behalf of the Lenders, shall, at Holdings’ expense, execute and deliver such instruments as Holdings may reasonably request to evidence such release and Lien termination.

11.11 Replacement of Lenders. If any Lender requests compensation under Section 4.03, or if Holdings is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives Holdings the right to replace a Lender as a party hereto (including pursuant to Section 11.01(b)), then Holdings may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) Holdings shall have paid to the Administrative Agent the assignment fee specified in Section 11.06;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Holdings (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.03 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with any Requirement of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Holdings to require such assignment and delegation cease to apply.

11.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

11.13 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by email in pdf format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.14 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Holdings, the Company and the other Loan Parties, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons, the Indemnitees and their respective permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.16 Governing Law; Jurisdiction, Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(b) SUBMISSION TO JURISDICTION. HOLDINGS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST HOLDINGS OR

ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. HOLDINGS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) Nothing in this Section 11.16 shall override any contrary provision contained in any Specified Swap Contract.

11.17 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.18 Treatment of Existing Credit Agreement. On the Effective Date, all loans outstanding under the Existing Credit Agreement shall be purchased by the Lenders in accordance with, and to the extent required under, Section 2.01, and all outstanding letters of credit issued under the Existing Credit Agreement shall be deemed to be Letters of Credit issued and outstanding under this Agreement (and all accrued unpaid fees thereon shall begin to accrue at the rates set forth in this Agreement). On and after the Effective Date, this Agreement shall amend, restate and supersede in its entirety and replace the Existing Credit Agreement; provided, however, that the execution and delivery of this Agreement and the other Loan Documents shall not (a) operate as a waiver of any right, power or remedy of the Existing Lenders under the

Existing Credit Agreement and the other related documents, except to the extent expressly waived in this Agreement and the other Loan Documents, (b) extinguish, impair or constitute a novation of any obligations of Holdings or the Guarantors under the Existing Credit Agreement or the related documents except to the extent any such obligation is actually satisfied by Holdings or a Guarantor thereunder or (c) extinguish or impair any indemnification or similar rights under the Existing Credit Agreement which by their terms would survive the termination of the Existing Credit Agreement. Promptly upon the closing of this Agreement and the receipt by the Lenders of their respective Notes, such Lenders that were also Existing Lenders under the Existing Credit Agreement shall return to Holdings any Notes delivered to such Existing Lender in connection with the Existing Credit Agreement marked “cancelled”.

(remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

THE BORROWER

BUILDING MATERIALS HOLDING CORPORATION

By:_______________________________________
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

THE GUARANTORS

BMC WEST CORPORATION

By:_____________________________________
Name:
Title:

BMC WEST CORPORATION SOUTHCENTRAL

By:_____________________________________
Name:
Title:

BMCW SOUTHCENTRAL, L.P.

By: BMC WEST CORPORATION
SOUTHCENTRAL, its General Partner

By:_____________________________________
Name:
Title:

BMCW, LLC

By: BMC WEST CORPORATION, its Managing Member

By:_____________________________________
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

SELECTBUILD CONSTRUCTION, INC.
(formerly known as BMC Construction, Inc.)

By:_____________________________________
Name:
Title:

KBI CONSTRUCTION, LLC

By: SELECTBUILD CONSTRUCTION, INC., its Managing Member

By:_____________________________________
Name:
Title:

SELECTBUILD, LP

By: BUILDING MATERIALS HOLDING CORPORATION, its General Partner

By:_____________________________________
Name:
Title:

VAUGHN ROAD, L.L.C.

By: SELECTBUILD CONSTRUCTION, INC., its Sole Member

By:_____________________________________
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

C CONSTRUCTION, INC.
(successor by merger to KBI Concrete, LLC and Total Concrete, LLC)

By:_____________________________________
Name:
Title:

KBI CONSTRUCTION, LLC

By: SELECTBUILD CONSTRUCTION, INC., its Sole Member

By:_____________________________________
Name:
Title:

RJ NORCAL, LLC

By: SELECTBUILD CONSTRUCTION, INC., its Sole Member

By:_____________________________________
Name:
Title:

KBI NORCAL GENERAL PARTNERSHIP

By:_____________________________________
Name:
Title:

KBI NORCAL WINDOWS, INC.

By:_____________________________________
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

KBI STUCCO, INC.

By:_____________________________________
Name:
Title:

TWF CONSTRUCTION, INC.

By:_____________________________________
Name:
Title:

KBI WINDOWS, INC.

By:_____________________________________
Name:
Title:

H.N.R. FRAMING SYSTEMS INC.

By:_____________________________________
Name:
Title:

FSC CONSTRUCTION, INC.

By:_____________________________________
Name:
Title:

BMC REALTY, INC.

By:_____________________________________
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

SELECTBUILD FLORIDA, LLC

By:_____________________________________
Name:
Title:

BBP CONCRETE CO.

By:_____________________________________
Name:
Title:

BBP CONSTRUCTION CO.

By:_____________________________________
Name:
Title:

BBP COMMERCIAL CO.

By:_____________________________________
Name:
Title:

TBA MATERIALS, LLC

By: SELECTBUILD CONSTRUCTION, INC., its Sole Member

By:_____________________________________
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

SEVENTIETH AND NORTHERN AVENUE HOLDINGS, LLC

By: SELECTBUILD CONSTRUCTION, INC., its Sole Member

By:_____________________________________
Name:
Title:

SELECTBUILD DISTRIBUTION, LLC

By: SELECTBUILD CONSTRUCTION, INC., its Sole Member

By:_____________________________________
Name:
Title:

SELECTBUILD ARIZONA, LLC

By: SELECTBUILD CONSTRUCTION, INC., its Sole Member

By:_____________________________________
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Joint Lead Arranger,
Joint Book Runner, L/C Issuer, Swingline Lender,
Revolving Lender and Term B Lender

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,

as Documentation Agent, Revolving Lender and Term B Lender

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

SUNTRUST BANK,

as Joint Lead Arranger, Co-Syndication Agent,
Revolving Lender and Term B Lender

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

BNP PARIBAS,

as Joint Lead Arranger, Co-Syndication Agent,
Revolving Lender and Term B Lender

By:_____________________________________
Title:____________________________________

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

THE LENDERS

COMMERZBANK AG,
New York and Grand Cayman Branches

By:_____________________________________
Title:____________________________________
Signature page to Second Amended and Restated Credit Agreement

LASALLE BANK, NATIONAL ASSOCIATION

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

COOPERATIVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

UNION BANK OF CALIFORNIA, N.A.

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

GUARANTY BANK

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

RAYMOND JAMES BANK FSB

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

PNC BANK

By:_____________________________________
Title:____________________________________
Signature page to Second Amended and Restated Credit Agreement

WHITNEY NATIONAL BANK

By:_____________________________________
Title:____________________________________
Signature page to Second Amended and Restated Credit Agreement

BANK LEUMI USA

By:_____________________________________
Title:____________________________________
Signature page to Second Amended and Restated Credit Agreement

WEST COAST BANK

By:_____________________________________
Title:_____________________________________

Signature page to Second Amended and Restated Credit Agreement

AMERICAN AGCREDIT, PCA

By:_____________________________________
Title:____________________________________

Signature page to Second Amended and Restated Credit Agreement

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

LC #	Maturity Date	Face Amount
410367	7/13/07	$3,200,000
410365	6/30/07	$513,000
417949	5/30/07	$3,935,000
418264	8/18/07	$500,000
463973	11/14/06	$300,000
468963	1/3/07	$1,424,000
505461	12/11/06	$29,540,030
551995	8/25/07	$3,049,519
551996	8/25/07	$2,585,611
559165	12/2/06	$25,500,000
574042	6/19/07	$1,359,038
	TOTAL	$71,906,198

Schedule 1.01
1

SCHEDULE 2.01(b)

REVOLVING LOAN COMMITMENTS AND PROPORTIONATE SHARES

Banks	Revolving Commitment	Proportionate Share (Revolving Commitment)
Wells Fargo Bank, National Association	$70,000,000	14.000000000%
JPMorgan Chase Bank, N.A.	$60,000,000	12.000000000%
SunTrust Bank	$60,000,000	12.000000000%
BNP Paribas	$60,000,000	12.000000000%
American AgCredit, PCA	$46,000,000	9.200000000%
Rabobank International	$35,000,000	7.000000000%
LaSalle Bank, National Association	$25,000,000	5.000000000%
U.S. Bank National Association	$25,000,000	5.000000000%
Union Bank of California, N.A.	$20,000,000	4.000000000%
Whitney National Bank	$20,000,000	4.000000000%
HSBC Bank USA, N.A.	$15,000,000	3.000000000%
PNC Bank	$15,000.000	3.000000000%
Commerzbank AG	$10,000,000	2.000000000%
Guaranty Bank	$10,000,000	2.000000000%
Raymond James Bank FSB	$10,000,000	2.000000000%
West Coast Bank	$10,000,000	2.000000000%
Bank Leumi USA	$9,000,000	1.800000000%
TOTAL	$500,000,000	100.000000000%

Schedule 2.01(b)
1

SCHEDULE 2.09(a)

TERM B LOAN AMORTIZATION SCHEDULE

Date	% of Total Due	Payment Due Based on Aggregate Term B Commitment as of Effective Date

12/31/06	0.25%	$875,000

3/31/07	0.25%	$875,000
6/30/07	0.25%	$875,000
9/30/07	0.25%	$875,000
12/31/07	0.25%	$875,000

3/31/08	0.25%	$875,000
6/30/08	0.25%	$875,000
9/30/08	0.25%	$875,000
12/31/08	0.25%	$875,000

3/31/09	0.25%	$875,000
6/30/09	0.25%	$875,000
9/30/09	0.25%	$875,000
12/31/09	0.25%	$875,000

3/31/10	0.25%	$875,000
6/30/10	0.25%	$875,000
9/30/10	0.25%	$875,000
12/31/10	0.25%	$875,000

3/31/11	0.25%	$875,000
6/30/11	0.25%	$875,000
9/30/11	0.25%	$875,000
12/31/11	0.25%	$875,000

3/31/12	0.25%	$875,000
6/30/12	0.25%	$875,000
9/30/12	0.25%	$875,000
12/31/12	0.25%	$875,000

3/31/13	0.25%	$875,000
6/30/13	0.25%	$875,000
9/30/13	0.25%	$875,000
11/10/13	93%	$325,500,000
	100.00%	$350,000,000

Schedule 2.09(a)
1

SCHEDULE 6.05

LITIGATION

None.
Schedule 6.05
1

SCHEDULE 6.07

ERISA

None.
Schedule 6.07
1

SCHEDULE 6.11

PERMITTED LIABILITIES

None.
Schedule 6.11
1

SCHEDULE 6.12

ENVIRONMENTAL MATTERS

None.
Schedule 6.12
1

SCHEDULE 6.15

CONTRACTUAL OBLIGATIONS

Holdings, through its subsidiary SelectBuild Construction, Inc., is a party to certain contractual arrangements to acquire the minority interest in the following: SelectBuild Mid-Atlantic, LLC, A-1 Building Components, LLC, KBI Mechanical, LLC, SelectBuild Illinois, LLC and Riggs Plumbing, LLC AND BBD Construction, LP.1

1.	The Amended and Restated Limited Liability Company Operating Agreement of SelectBuild-Mid Atlantic, LLC, dated October 1, 2003.
2.	The Amended and Restated Limited Liability Company Operating Agreement of A-1 Building Components, LLC, dated September 1, 2004.
3.	The Amended and Restated Limited Liability Company Operating Agreement of KBI Mechanical, LLC, dated October 5, 2004.
4.	The Amended and Restated Limited Liability Company Operating Agreement of SelectBuild Illinois, LLC, dated January 1, 2005.
5.	The Amended and Restated Limited Liability Company Operating Agreement of Riggs Plumbing, LLC, dated April 1, 2005.
6.	The Amended and Restated Limited Partnership Agreement of BBD Construction, LP, dated July 16, 2003.

[1]	This entity is inactive and is scheduled to be dissolved by the end of 2005.

Schedule 6.15
1

SCHEDULE 6.17

PART (A)
SUBSIDIARIES AND MINORITY INTERESTS

Wholly Owned Subsidiaries:

BMC West Corporation (Delaware corporation)
BMCW SouthCentral, L.P. (a Texas limited partnership)
BMC West Corporation SouthCentral (Delaware corporation)
BMCW, LLC (Delaware limited liability company)
SelectBuild Construction, Inc. (Delaware corporation)
SelectBuild, LP (California limited partnership)
Vaughn Road, LLC (California limited liability company)
KBI Norcal (California general partnership)
KBI Construction, LLC (Delaware limited liability company)
RJ Norcal, LLC (California limited liability company)
KBI Stucco, Inc. (Delaware corporation)
KBI Norcal Windows, Inc. (Delaware corporation)
SelectBuild Florida, LLC (Delaware limited liability company)
FSC Construction, Inc. (Delaware corporation)
C Construction, Inc. (Delaware corporation)
TWF Construction, Inc. (Delaware corporation)
H.N.R. Framing Systems, Inc. (California corporation)
KBI Windows, Inc. (Delaware corporation)
BMC Realty, Inc. (Delaware corporation)
BBP Concrete Co. (Arizona corporation)
BBP Construction Co. (Arizona corporation)
BBP Commercial Co. (Arizona corporation)
TBA Materials, LLC (Arizona limited liability company)
Seventieth and Northern Avenues Holdings, LLC (Arizona limited liability company)
SelectBuild Distribution, LLC (Delaware limited liability company)
SelectBuild Arizona, LLC (Delaware limited liability company)
Schedule 6.17
1

Non-Wholly Owned Subsidiaries:

A-1 Building Components, LLC (Delaware limited liability company)
KBI Mechanical, LLC (Delaware limited liability company)
SelectBuild Mid-Atlantic, LLC (Delaware limited liability company)
SelectBuild Illinois, LLC (Delaware limited liability company)
Riggs Plumbing, LLC (Arizona limited liability company)
BBD Construction, L.P. (Texas limited partnership)2

PART (B)
MINORITY EQUITY INTERESTS

None.

[2]	This entity is inactive and is scheduled to be dissolved by the end of 2005.

Schedule 6.17
2

SCHEDULE 6.18

INSURANCE MATTERS

N/A
Schedule 6.18
1

SCHEDULE 7.15(c)

POST-CLOSING UNDERTAKINGS

Description of Undertaking	Completion Deadline
Holdings shall, and shall cause each of the Guarantors to, deliver to the Administrative Agent such control agreements as the Administrative Agent may request for the perfection of the Administrative Agent’s Lien on the Primary Accounts (as defined in the Security Agreement) of Holdings and the Guarantors, executed by Holdings or such Guarantor, as applicable, and any applicable financial institutions.
Forty-five calendar days following the date hereof.
Holdings shall, and shall cause each of the Guarantors to, deliver to the Administrative Agent such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants, bailees and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as may be requested by the Administrative Agent.
Commercially reasonable efforts to obtain such agreements within forty-five calendar days following the date hereof.
Holdings shall, and shall cause each of the Guarantors to, execute and deliver to the Administrative Agent such Intellectual Property Security Agreements as the Administrative Agent may reasonably request, and shall authorize the Administrative Agent to record such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.
Forty-five calendar days following the date hereof.
To the extent not previously delivered pursuant to the Existing Credit Agreement, Holdings shall, and shall cause each Guarantor to, deliver to the Administrative Agent all certificates and instruments representing the Pledged Collateral, together with stock transfer powers executed in blank.
Thirty calendar days following the date hereof.

Schedule 7.15(c)
1

SCHEDULE 8.01

PERMITTED LIENS

In addition to Liens (including Capital Leases) described on Schedule 8.05, Liens set forth on Annex I attached hereto.
Schedule 8.01
1

SCHEDULE 8.05

PERMITTED INDEBTEDNESS

BMCW SouthCentral, L.P. is a party to a note arising out of a 1999 acquisition, which has an outstanding balance of $2,697,193 as of September 30, 2006.

SelectBuild, Florida, LLC is a party to a certain note involving equipment, which has an outstanding balance of $29,778 as of September 30, 2006.

A-1 Building Components, LLC is a party to certain capital leases, which have an outstanding balance of $359,194 as of September 30, 2006.

A-1 Building Components, LLC is a party to a certain notes involving equipment, which have an outstanding balance of $153,268 as of September 30, 2006.

A-1 Building Components, LLC is a party to a certain bond involving equipment, which has an outstanding balance of $332,777 as of September 30, 2006.

SelectBuild Illinois, LLC is a party to certain notes involving equipment, which have an outstanding balance of $1,477 as of September 30, 2006.

BMC West Corporation is a party to certain capital leases, which have an outstanding balance of $181,649 as of September 30, 2006.

BMC West Corporation is a party to certain notes, which have an outstanding balance of $149,922 as of September 30, 2006.

BMC West Corporation is a party to certain notes involving land and buildings, which have an outstanding balance of $1,085,541 as of September 30, 2006.

BBP is a party to certain notes involving equipment, which have an outstanding balance of $8,222,783 as of September 30, 2006.

All indebtedness secured by Liens set forth in Schedule 8.01.
Schedule 8.05
1

SCHEDULE 8.08

CONTINGENT OBLIGATIONS

Under the Amended and Restated Partnership Agreement of SelectBuild Mid-Atlantic, LLC, Holdings, through its subsidiary SelectBuild Construction, Inc., has the option to purchase, directly or indirectly, the remaining 32.7% interest in WBC Mid-Atlantic from October 1, 2006 (immediately) through October 1, 2010. Under the Put Agreement, the principals of ANM Carpentry have the option to require Holdings to purchase the remaining 32.7% of WBC Mid-Atlantic from October 1, 2008 through October 1, 2010. The purchase price for the remaining 32.7% will generally be based on a multiple of historical earnings. The option and the put may be exercised early under certain circumstances.

Under the Amended and Restated Limited Partnership Agreement of A-1 Building Components, LLC, Holdings, through its subsidiary SelectBuild Construction, Inc., has the option to purchase, directly or indirectly, the remaining 49% interest in A-1 Building Components from September 1, 2009 (immediately) through September 1, 2014. Under the Put Agreement, the principals of A-1 Building Components, LLC, the principals of A-1 Building Components, and John Herring have the option to require Holdings to purchase the remaining 49% of A-1 Building Components from September 1, 2009 through September 1, 2014. The purchase price for the remaining 49% will generally be based on a multiple of historical earnings. The option and the put may be exercised early under certain circumstances.

Under the Amended and Restated Limited Liability Company Operating Agreement of KBI Mechanical, LLC, Holdings, through its subsidiary SelectBuild Construction, Inc., has the option to purchase, directly or indirectly, the remaining 40% interest in KBI Mechanical from December 31, 2009 through December 31, 2014. Under the Put Agreement, the principals of KBI Mechanical have the option to require Holdings to purchase the remaining 40% of KBI Mechanical from December 31, 2009 through December 31, 2014. The purchase price for the remaining 40% will generally be based on a multiple of historical earnings. The option and the put may be exercised early under certain circumstances.

Under the Amended and Restated Limited Liability Company Operating Agreement of SelectBuild Illinois, LLC, Holdings, through its subsidiary SelectBuild Construction, Inc., has the option to purchase, directly or indirectly, the remaining 49% interest in RCI from January 25, 2008 through January 25, 2012. Under the Put Agreement, the principals of Residential Carpentry, Inc., Robert Blose, Keith Kotche, and Edward Levato have the option to require Holdings to purchase the remaining 49% of RCI from January 25, 2008 through January 25, 2012. The purchase price for the remaining 49% will generally be based on a multiple of historical earnings. The option and the put may be exercised early under certain circumstances.

Under the Amended and Restated Limited Partnership Agreement of Riggs Plumbing, LLC, Holdings, through its subsidiary SelectBuild Construction, Inc., has the option to purchase, directly or indirectly, the remaining 27% interest in Riggs Plumbing from April 1, 2008 through April 1, 2013. Under the Put Agreement, the principals of Riggs Plumbing, LLC and Riggs & Associates, LLC have the option to require Holdings to purchase the remaining 27% of Riggs Plumbing from April 1, 2010 through April 1, 2013. The purchase price for the remaining 27% will generally be based on a multiple of historical earnings. The option and the put may be exercised early under certain circumstances.
Schedule 8.08
1

Under the Amended and Restated Limited Partnership Agreement of BBD Construction, L.P.,3  Holdings has the option to purchase, directly or indirectly, the remaining 49% interest in BBD Construction from July 1, 2005 through June 30, 2008. Under the Put Agreement, the principals of Better Builders-Dallas, Inc. have the option to require Holdings to purchase the remaining 49% of BBD Construction from July 1, 2008 through June 30, 2010. The purchase price for the remaining 49% will generally be based on a multiple of historical earnings. The option and the put may be exercised early under certain circumstances.
Schedule 8.08
2

SCHEDULE 11.02

PAYMENT OFFICES; ADDRESSES FOR NOTICES; LENDING OFFICES

Addresses for Notices:

If to Holdings:

Building Materials Holding Corporation
4 Embarcadero Center, Suite 3200
San Francisco, CA 94105-1475

[Lender Addresses for Notices to be Provided]
Schedule 11.02
1

SCHEDULE 11.06

PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $300.00 for each assignment effected more than 45 days following the Effective Date of the Credit Agreement; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $300.00 plus the amount set forth below:

Transaction	Assignment Fee
First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-
Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$100

Schedule 11.06
1

ANNEX I

PRICING GRID

The Applicable Margin for Revolving Loans and the Applicable Fee Amount for any day shall be the amount per annum set forth below based on the Total EBITDA Ratio set forth in the most recently delivered Compliance Certificate delivered by Holdings pursuant to Section 7.02(c) of the Credit Agreement. Changes in the Applicable Margin for Revolving Loans and the Applicable Fee Amount resulting from a change in the Total EBITDA Ratio shall become effective on the date of delivery by Holdings to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.02(c). If Holdings shall fail to deliver a Compliance Certificate and accompanying financial statements within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 7.02(c), the parties agree that the Applicable Margin and the Applicable Fee Amount shall be fixed at Level 5 until such time as Holdings delivers such new Compliance Certificate and accompanying financial statements pursuant to Section 7.02(c). Notwithstanding the foregoing, for the period from the Effective Date until the date of delivery by Holdings to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.02(c) for the fiscal quarter ending March 31, 2007, the Applicable Margin for Revolving Loans and the Applicable Fee Amount shall be no lower than Level 2 (with Level 1 being the lowest and Level 5 being the highest).

Level	Total EBITDA Ratio	Offshore Rate Spread	Base Rate Spread	Letter of Credit Fee	Commitment Fee
Level 5	greater than or equal to 4.00:1.00	2.000%	0.750%	2.000%	0.350%
Level 4	greater than or equal to 3.25:1.00 but less than 4.00:1.00	1.750%	0.500%	1.750%	0.300%
Level 3	greater than or equal to 2.50:1.00 but less than 3.25:1.00	1.500%	0.250%	1.500%	0.250%
Level 2	greater than or equal to 1.75:1.00 but less than 2.50:1.00	1.250%	0.000%	1.250%	0.225%
Level 1	less than 1.75:1.00	1.000%	0.000%	1.000%	0.200%

Annex I
1

EXHIBIT A-1

Date: ____________________

FORM OF NOTICE OF REVOLVING BORROWING

To:	Wells Fargo Bank,
National Association,
as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

1.    The Business Day of the proposed Borrowing is __________.

2.    The aggregate amount of the proposed Borrowing is $______.

3.    The Borrowing is to be comprised of $ ______ of [Base Rate Loans][Offshore Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be ____ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    the representations and warranties of Holdings contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date, and except that this notice shall be deemed instead to refer to the last day of the most recent fiscal year and fiscal quarter for which financial statements have then been delivered in respect of the representation and warranty made in Section 6.11(a) of the Credit Agreement;
Exhibit A-1
1

(b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

(c)    there has occurred since December 31, 2005, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(d)    after giving effect to the proposed Borrowing, the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all outstanding Swingline Loans plus the Effective Amount of all L/C Obligations shall not exceed the Aggregate Revolving Commitment.

BUILDING MATERIALS HOLDING CORPORATION

By:______________________________________
Title:
Exhibit A-1
2

EXHIBIT A-2

Date: ____________________

FORM OF NOTICE OF TERM LOAN BORROWING

To:	Wells Fargo Bank,
National Association,
as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

1.    The Business Day of the proposed Borrowing is __________.

2.    The aggregate amount of the proposed Borrowing is $______ of Term B Loans.

3.    The Borrowing is to be comprised of $______ of [Base Rate Loans][Offshore Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be ____ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    the representations and warranties of Holdings contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date, and except that this notice shall be deemed instead to refer to the last day of the most recent fiscal year and fiscal quarter for which financial statements have then been delivered in respect of the representation and warranty made in Section 6.11 of the Credit Agreement;
Exhibit A-2
1

(b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c)    there has occurred since December 31, 2005, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

BUILDING MATERIALS HOLDING CORPORATION

By:_______________________________________
Title:
Exhibit A-2
2

EXHIBIT B-1

FORM OF NOTICE OF REVOLVING LOAN CONVERSION/CONTINUATION

Date: __________________

To:	Wells Fargo Bank, National Association,
as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of Loans specified below:

1.    The Conversion/Continuation Date is __________________.

2.    The aggregate amount of the Revolving Loans to be [converted] [continued] is $____________.

3.    The Loans are to be [converted into] [continued as] [Offshore Rate Loans] [Base Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be         months.]

BUILDING MATERIALS HOLDING CORPORATION

By:______________________________________

Title:_____________________________________
Exhibit B-1
1

EXHIBIT B-2

FORM OF NOTICE OF TERM B LOAN CONVERSION/CONTINUATION

Date: _______________

To:	Wells Fargo Bank,
National Association,
as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of Loans specified below:

1.    The Conversion/Continuation Date is _______________.

2.    The aggregate amount of the [Term B Loans to be [converted] [continued] is $_________________.

3.    The Loans are to be [converted into] [continued as] [Offshore Rate Loans] [Base Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be _______ months.]

BUILDING MATERIALS HOLDING CORPORATION

By:_______________________________________

Title:______________________________________
Exhibit B-2
1

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

BUILDING MATERIALS HOLDING CORPORATION

Financial Statements Date: _________________

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holding Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

The undersigned Responsible Officer of Holdings hereby certifies as of the date hereof that he/she is the [___________] of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Holdings and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the annual financial statements required by Section 7.01(a) of the Credit Agreement.]

(a)    Attached hereto are true and correct copies of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of the fiscal year ended ___________ and the related consolidated statements of income or operations, shareholders’ equity, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by (a) the report and opinion of the Independent Auditor, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and which states that such consolidated financial statements present fairly the financial position and the results of operations and cash flows of Holdings and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) an attestation report of such Independent Auditor as to Holdings’ internal controls pursuant to Section 404 of Sarbanes-Oxley.

or

[Use the following paragraph if this Certificate is delivered in connection with the quarterly financial statements required by Section 7.01(b) of the Credit Agreement.]
Exhibit C
1

(a)    Attached hereto are true and correct copies of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of the fiscal quarter ended ________ and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, which are complete and accurate in all material respects and fairly present, in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes), the financial position, the results of operations and the cash flows of Holdings and the Subsidiaries.

(b)    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

(c)    Holdings and its Subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by Holdings and its Subsidiaries, and the undersigned has no knowledge of any Default or Event of Default.

(d)    The representations and warranties of Holdings and the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such date; and except that this notice shall be deemed instead to refer to the last day of the most recent year and fiscal quarter for which financial statements have then been delivered in respect of the representation and warranty made in Section 6.11(a) of the Credit Agreement).

(e)    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as the __________ of Holdings as of __________.

BUILDING MATERIALS HOLDING CORPORATION

By:______________________________________
Title:
Exhibit C
2

Schedule I

to Compliance Certificate

[to be provided]

Exhibit C
3

EXHIBIT D

[to be provided]
Exhibit D
1

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the each Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

______________________________

2.	Assignee:	___________________________

___________________________

[for Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Building Materials Holding Corporation

Exhibit E
1

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of November __, 2006 among Borrower, BMC West Corporation and certain other affiliates of Borrower, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit, as Swingline Lender, as Administrative Agent, as Joint Lead Arranger and Joint Book Manager.

6.	Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/ Loans for all Lenders[2]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[3]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date:	______________________________][4]

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term
[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Page break]

Exhibit E
2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:______________________________ Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:______________________________ Title:
[Consented to and][5] Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:______________________________ Title:
[Consented to:][6]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:______________________________ Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit E
3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan
Exhibit E
4

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.
Exhibit E
5

EXHIBIT F-1

FORM OF REVOLVING NOTE

U.S. $______________________________________________________

FOR VALUE RECEIVED, the undersigned, BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), hereby promises to pay to the order of _____________ (the “Lender”) the principal sum of _______________________ Dollars ($_____________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Holdings pursuant to the Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager, on the dates and in the amounts provided in the Credit Agreement. Holdings further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount of each Revolving Loan, the date on which each Revolving Loan is made, and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Holdings under the Credit Agreement and this promissory note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by certain Collateral more specifically described in the Credit Agreement and the Collateral Documents.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.
Exhibit F-1
1

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

BUILDING MATERIALS HOLDING CORPORATION

By:_______________________________________
Title:
Exhibit F-1
2

SCHEDULE

to Revolving Note

Date Loan Disbursed	Amount of Loan	Principal Payment	Date Principal Paid

Exhibit F-1
3

EXHIBIT F-2

FORM OF TERM B NOTE

U.S. $______________________________________________________

FOR VALUE RECEIVED, the undersigned, BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), hereby promises to pay to the order of_________________________ (the “Lender”) the principal sum of _______________________ Dollars ($__________________) or, if less, the aggregate unpaid principal amount of the Term B Loan made by the Lender to Holdings pursuant to the Credit Agreement referred to below and outstanding on the Term B Loan Maturity Date. Holdings further promises to pay interest on the unpaid principal amount of the Term B Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount of and the date on which the Term B Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Holdings under the Credit Agreement and this Promissory Note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for payments and prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by certain Collateral more specifically described in the Credit Agreement and the Collateral Documents.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.
Exhibit F-2
1

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

BUILDING MATERIALS HOLDING CORPORATION

By:______________________________________
Title:
Exhibit F-2
2

SCHEDULE

to Term B Note

Date Loan Disbursed	Amount of Loan	Principal Payment	Date Principal Paid

Exhibit F-2
3

EXHIBIT G

FORM OF ADDITIONAL GUARANTOR ASSUMPTION AGREEMENT

Date: _________________

To each of the Lenders party to the Credit Agreement
referred to below, and to Wells Fargo Bank, National
Association, as Administrative Agent

Ladies and Gentlemen:

This Additional Guarantor Assumption Agreement, dated as of __________, is made and delivered pursuant to Section 7.13 of that certain Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holding Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager. All capitalized terms used in this Additional Guarantor Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

__________________________ (the “Subsidiary”) hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Subsidiary is a U.S. Subsidiary effective as of _________________.

The documents required to be delivered to the Administrative Agent under clauses (ii) and (iii) of Section 7.13(a) of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The parties hereto hereby confirm that with effect from the date hereof, the Subsidiary shall be a party to the Credit Agreement and a party to the Security Agreement (as amended), and shall have the obligations which the Subsidiary would have had if the Subsidiary had been an original party to the Credit Agreement as a Guarantor and the Security Agreement as a Grantor (and pursuant to Section 2(a) of the Security Agreement (and subject to Section 3(h) of the Security Agreement), the Subsidiary hereby grants to the Administrative Agent a security interest in all Collateral (as defined in the Security Agreement) in which Subsidiary has an interest to secure the Secured Obligations (as defined in the Security Agreement)). The Subsidiary confirms its acceptance of, and consents to, all terms and provisions of the Credit Agreement (including, without limitation, Section 11.10 thereof), and the Security Agreement applicable to the Guarantors or the Grantors, as the case may be, and to any other Loan Documents to which the Guarantors or Grantors are parties.
Exhibit G
1

Without limiting the generality of the foregoing, the Subsidiary hereby (a) unconditionally and irrevocably guarantees to the Guaranteed Persons (as defined in Section 11.10 of the Credit Agreement), jointly and severally with each other Guarantor, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all Guaranteed Obligations (as defined in Section 11.10 of the Credit Agreement) of Holdings to any such Guaranteed Person, whether arising out of or in connection with the Credit Agreement, any other Loan Document or otherwise, including all unpaid principal of the Loans, all L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by Holdings to any such Guaranteed Person thereunder or in connection therewith; and (b) subject to Section 3(h) of the Security Agreement, pledges, assigns, transfers, hypothecates, sets over and grants to the Administrative Agent, for the benefit of itself and on behalf of and for the ratable benefit of the Joint Lead Arrangers, the L/C Issuer and the Lenders, and their respective successors, endorsers, transferees and assigns, a security interest in all of its right, title and interest in, to and under any Collateral (as defined in the Security Agreement) to secure the payment and performance of the Secured Obligations (as defined in the Security Agreement).

This Additional Guarantor Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS ADDITIONAL GUARANTOR ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the Subsidiary has caused this Additional Guarantor Assumption Agreement to be duly executed and delivered in ____________ by its proper and duly authorized officer as of the day and year first above written.

[SUBSIDIARY]

By:____________________________
Title:
Exhibit G
2

EXHIBIT H

FORM OF LEGAL OPINION OF ADDITIONAL GUARANTOR’S COUNSEL

[to be provided]

Exhibit H
1

EXHIBIT I

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of November 10, 2006, is made by and among Building Materials Holding Corporation, a Delaware corporation (“Holdings”), BMC West Corporation, a Delaware corporation (the “Company”), certain other affiliates of Holdings signatories hereto or acceding hereto as provided in Section 25 hereof, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for itself and the other Secured Parties (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the parties hereto previously entered into that certain Second Amended and Restated Security Agreement, dated as of June 30, 2005 (as amended through the date hereof, the “Existing Security Agreement”) pursuant to which, to secure the Secured Obligations, the Grantors (as defined herein) pledged to, and granted a security interest in, all Collateral described herein in favor of the Secured Parties (as defined herein).

WHEREAS, Holdings, the Company, the other Loan Parties named therein, certain lending institutions as lenders, the L/C Issuer and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of November 10, 2006, (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”); and

WHEREAS, it is a condition precedent to the borrowings under the Credit Agreement that the Grantors enter into this Agreement amending and restating the Existing Security Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the Secured Obligations described below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1  Definitions; Interpretation.

(a)    Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accounts” means any and all of any Grantor’s accounts, as such term is defined in Article 9 of the UCC.
Exhibit I
1

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any Grantor’s Accounts.

“Chattel Paper” means any and all of any Grantor’s chattel paper, as such term is defined in Article 9 of the UCC, including all Electronic Chattel Paper.

“Collateral” has the meaning set forth in Section 2.

“Commercial Tort Claims” means any and all of any Grantor’s commercial tort claims, as such term is defined in Article 9 of the UCC, including any described in Schedule 1.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank or other Person establishing the Administrative Agent’s control with respect to any Deposit Accounts, Letter-of-Credit Rights or Investment Property, for purposes of Article 9 of the UCC.

“Deposit Account” means any deposit account, as such term is defined in Article 9 of the UCC, maintained by or for the benefit of the Grantors, whether or not restricted or designated for a particular purpose.

“Documents” means any of the Grantors’ documents, as such term is defined in Article 9 of the UCC.

“Electronic Chattel Paper” means any and all of any Grantor’s electronic chattel paper, as such term is defined in Article 9 of the UCC.

“Equipment” means any and all of any Grantors’ equipment, including any and all fixtures, as such terms are defined in Article 9 of the UCC.

“Filing Offices” has the meaning set forth in Section 3(a).

“General Intangibles” means any and all of any Grantor’s general intangibles, as such term is defined in Article 9 of the UCC.

“Grantors” means Holdings, the Company and the other Loan Parties.
Exhibit I
2

“Instruments” means any and all of any Grantor’s instruments, as such term is defined in Article 9 of the UCC.

“Intellectual Property Collateral” means the following properties and assets owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, patent applications and patent licenses as described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the copyrights and copyright applications described in Schedule 2), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

(iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs;

(v) the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets; and
Exhibit I
3

(vi) all accounts, all intangible intellectual or other similar property and other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above.

“Intellectual Property Security Agreement” means each Patent and Trademark Security Agreement, each Copyright Security Agreement or any amendment thereto, in form and substance satisfactory to the Administrative Agent, supplementary to this Agreement and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Inventory” means any of any Grantor’s inventory, as such term is defined in Article 9 of the UCC.

“Investment Property” means any of any Grantor’s investment property, as such term is defined in Article 9 of the UCC.

“Lenders” has the meaning specified in the Credit Agreement, and includes the Revolving Lenders, the Term B Lenders, and Additional Lenders, the L/C Issuer, the Swingline Lender and any Swap Providers.

“Letter-of-Credit Rights” means any and all of any Grantor’s letter-of-credit rights, as such term is defined in Article 9 of the UCC.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature, whether now existing or hereafter acquired or arising, including any more specifically described in Schedule 3.

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other equity securities of the direct or indirect Subsidiaries of Holdings (other than Subsidiaries which are owned by Non-Wholly-Owned Subsidiaries), whether certificated or uncertificated; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in capital stock or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments; (vii) Pledged Debt; (viii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemp-tion of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (ix) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (x) rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (xi) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Debt” means the indebtedness in described in Schedule 3.
Exhibit I
4

“Pledged Shares” means all of the issued and outstanding shares of capital stock, whether certificated or uncertificated, of Holdings’ direct or indirect Subsidiaries (other than Subsidiaries which are owned by Non-Wholly-Owned Subsidiaries) now owned by any Grantor, as more specifically described in Schedule 3.

“Primary Account” means each Deposit Account for which a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent has been executed and delivered to the Administrative Agent by the applicable Grantor and the bank or other depository institution at which such Deposit Account is maintained.

“Proceeds” means all proceeds, as such term is defined in Article 9 of the UCC.

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means all indebtedness, liabilities and other obligations of the Grantors to the Secured Parties created under, or arising out of or in connection with, the Credit Agreement, the Notes or any of the other Loan Documents, and any and all other indebtedness, liabilities and other obligations of the Grantors to the Administrative Agent, the Lenders or any Affiliate thereof, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement, all Secured Swap Obligations, and all other amounts payable by the Grantors to any Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against any Grantor of any Insolvency Proceedings naming such Person as the debtor in such proceeding.

“Secured Parties” means the Lenders and the Administrative Agent, and each of their respective successors, transferees and assigns.

“Secured Swap Obligations” means all obligations and liabilities of any Grantor of any kind arising under all Specified Swap Contracts, including obligations and liabilities arising in connection with or as a result of early termination of a Swap Contract, whether or not occurring as a result of a default thereunder), absolute or contingent, due or to become due, now existing or hereafter created or incurred, liquidated or unliquidated, determined or undetermined.

“Supporting Obligations” means all supporting obligations, as such term is defined in Article 9 of the UCC.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.
Exhibit I
5

“Zero Balance Account” means each Deposit Account designated as a “zero balance” account on Schedule I hereto and any other Deposit Account designated as a “zero balance” account in a written notice to the Administrative Agent pursuant to Section 5(m) hereof.

(c)    Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)    Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2  Security Interest.

(a)    Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Grantor hereby reaffirms that the security interests granted to the Administrative Agent under the Existing Security Agreement constitute, and shall constitute on and after the date hereof, valid and perfected Liens on the Collateral (subject only to Permitted Liens) to secure the Secured Obligations. Additionally, as security for the payment and performance of the Secured Obligations, each Grantor hereby further grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following property (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; and (xii) all money, all products and Proceeds of any and all of the foregoing, and all Supporting Obligations of any and all of the foregoing. Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any Chattel Paper, contracts and other General Intangibles which are now or hereafter held by any Grantor as licensee, lessee or otherwise, to the extent that (i) such Chattel Paper, contracts and other General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include (A) any General Intangible which is Rights to Payment or a proceed of, or otherwise related to the enforcement and
Exhibit I
6

collection of, any Rights to Payment, or goods which are the subject of any Rights to Payment, (B) any and all proceeds of such Chattel Paper, contracts and other General Intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (C) upon any such licensor's, lessor's or other applicable party's consent with respect to any such otherwise excluded Chattel Paper, contracts or other General Intangibles being obtained, thereafter such Chattel Paper, contracts or other General Intangibles as well as any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest and the term “Collateral.”

(b)    Grantors Remain Liable. Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c)    Continuing Security Interest. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 24.

SECTION 3  Perfection Procedures. Each Grantor shall (if necessary) execute and deliver to the Administrative Agent concurrently with the execution of this Agreement, and each Grantor hereby authorizes the Administrative Agent to file (with or without such Grantor’s signature) at any time and from time to time thereafter, all financing statements, continuation statements, termination statements, security agreements relating to the Intellectual Property Collateral, assignments, fixture filings, affidavits, reports, notices, and other documents and instruments, in form satisfactory to the Administrative Agent, and take all other action, as the Administrative Agent or the Majority Lenders may request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor (1) ratifies and authorizes the filing by the Administrative Agent of any financing statements filed prior to the date hereof and (2) shall from time to time take the following actions:
Exhibit I
7

(a)    Filing of Financing Statements. On or prior to the Effective Date each Grantor authorizes the Administrative Agent to file completed UCC-1 financing statements in the offices described in Schedule 4 (the “Filing Offices”), and after the Effective Date the applicable Grantor authorizes the Administrative Agent to file completed UCC-1 financing statements in the appropriate filing office or offices in any state identified by a Grantor in a notice delivered to the Administrative Agent pursuant to subsection 5(e).

(b)    Delivery of Pledged Collateral. Each Grantor hereby agrees to deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, the certificates, instruments and other writings representing any Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form satisfactory to the Administrative Agent. If any Grantor shall become entitled to receive or shall receive any Pledged Collateral after the date hereof, such Grantor shall accept the foregoing as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Grantor, and shall immediately deliver the same and all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Administrative Agent. Anything to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, (i) each Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business, and the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments and/or Pledged Debt pledged by such Grantor available to the payor of any such Instrument or Pledged Debt for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under applicable law to continue perfected the Administrative Agent’s security interest hereunder in such Instruments or Pledged Debt, against trust receipt or like document), and (ii) each Grantor may retain any additional Pledged Collateral consisting of Instruments with a face value of less than $1,000,000 individually and $5,000,000 in the aggregate for all such Instruments or, in the case of any such additional Pledged Collateral with no face value, then such additional Pledged Collateral with a fair market value of less than $1,000,000 individually and $5,000,000 in the aggregate for all such Instruments, as determined by such Grantor in good faith.

(c)    Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in subsection 3(b), each Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first
Exhibit I
8

priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the UCC. To the extent practicable, such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in subsection 3(b).

(d)    Deposit Accounts. Each Grantor shall execute such notices, and shall take such other action, including delivery of Control Agreements, as the Administrative Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in Collateral consisting of Deposit Accounts (other than any Zero Balance Accounts, unless the Administrative Agent determines in its reasonable discretion that obtaining a Control Agreement in respect of one or more Zero Balance Accounts is necessary or desirable) and to accomplish the purposes of this Agreement.

(e)    Intellectual Property Collateral. (i)  Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Administrative Agent and the Majority Lenders may reasonably request, and authorizes the Administrative Agent to record such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral. (ii) Immediately following the creation or other acquisition of any Intellectual Property Collateral by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, such Grantor shall modify this Agreement by amending Schedule 2 to include any Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof and authorizes the Administrative Agent to record any Intellectual Property Security Agreement related thereto with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

(f)    Documents, Etc.  Each Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Docu-ments and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3; provided, however, that unless an Event of Default shall have occurred and be continuing, such Grantor shall not be

Exhibit I
9

required to deliver any Document, Chattel Paper, promissory note, trade acceptance or other instrument having a face amount not in excess of $1,000,000 individually and $5,000,000 in the aggregate for all such items. Upon the request of the Administrative Agent, Grantors shall mark all Documents and Chattel Paper with such legends as the Administrative Agent shall reasonably specify.

(g)    Bailees. At any time and from time to time, the Administrative Agent may give notice to any Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, each Grantor, upon the Administrative Agent’s reasonable request, will join with the Administrative Agent in notifying any Person who has possession of any Collateral of the Administrative Agent’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Administrative Agent.

(h)    Control. Without limiting the foregoing provisions of this Section 3, each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts (other than any Zero Balance Account, unless the Administrative Agent determines in its reasonable discretion that obtaining a Control Agreement in respect of one or more Zero Balance Accounts is necessary or desirable), Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.

(i)  Controlled Foreign Corporations. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in any of the outstanding capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation. As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Code.

SECTION 4  Representations and Warranties. In addition to the representations and warranties of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, each Grantor represents and warrants to each Lender and the Administrative Agent that:
Exhibit I
10

(a)    Location of Chief Executive Office. Each Grantor’s chief executive office is set forth in Schedule 1.

(b)    Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for any Grantor, are set forth in Schedule 1.

(c)    Jurisdiction of Organization and Names. Each Grantor’s jurisdiction of organization is set forth in Schedule 1; and each Grantor’s exact legal name is as set forth in the first paragraph of this Agreement. All trade names and trade styles under which each Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, each Grantor has not, at any time in the past five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)    Collateral. Each Grantor has rights in or the power to transfer the Collateral, and each Grantor is, and, except as permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time any Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

(e)    Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which each Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) the Administrative Agent has a perfected and first priority security interest in the Collateral in which such Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties and subject to Permitted Liens, securing the payment and performance of the Secured Obligations.

(f)    Other Financing Statements. Other than (i) financing statements disclosed to the Administrative Agent and (ii) financing statements in favor of the Administrative Agent in its capacity as Administrative Agent for itself and the other Secured Parties under the Credit Agreement
Exhibit I
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and any other Loan Documents, no effective financing statement naming the Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction, except in respect of Permitted Liens.

(g)    Rights to Payment.

(i)    The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens (other than Permitted Liens), and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by the Grantors’ reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(k), or as otherwise disclosed to the Administrative Agent and the Lenders in writing or occurring in the ordinary course of business;

(ii)    to the best of each Grantor’s knowledge, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due, except to the extent that such Grantor has established adequate reserves therefor in accordance with GAAP;

(iii)    all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

(iv)    no Grantor has assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents;

(v)    all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment in all material respects are true and correct and what they purport to be; and

(vi)    no Grantor has any knowledge of any fact or circumstance which would materially impair the validity or collectibility of any of the Rights to Payment, except to the extent that such Grantor has established adequate reserves therefor in accordance with GAAP;

(h)    Inventory. No Inventory is stored with any bailee, warehouseman or similar Person, nor has any Inventory been consigned to any Grantor or consigned by any Grantor to any
Exhibit I
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Person or is held by any Grantor for any Person under any “bill and hold” or other arrangement, except at locations listed, and as specified, in Schedule 1.

(i)    Intellectual Property.

(i)    Except as set forth in Schedule 2, no Grantor (directly or through any Subsidiary) owns, possesses or uses under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name material to its business and operations;

(ii)    all of each Grantor’s patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

(iii)    all maintenance fees required to be paid by any Grantor on account of any of its patents have been timely paid for maintaining such patents in force, and, to the best of such Grantor’s knowledge, each of such patents is valid and enforceable;

(iv)    to the best of each Grantor’s knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person that could reasonably be expected to have a Material Adverse Effect; and

(v)    each Grantor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

(j)    Equipment. As of the Effective Date, none of the Equipment that is material to any Grantor is leased from any Person, except as set forth in UCC record searches delivered to the Administrative Agent or as otherwise disclosed to the Administrative Agent and the Lenders.

(k)    Deposit Accounts. The names and addresses of all financial institutions at which any Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

(l)    Pledged Debt and Instrument Collateral. (i) No Grantor has previously assigned any interest in the Pledged Debt or any Instrument Collateral (other than to the Administrative Agent and such interests as will be released on or before the date hereof), (ii) no Person other than such Grantor owns an interest in the Pledged Debt or Instrument Collateral (whether as joint holders, participants or otherwise), (iii) the entire Pledged Debt and Instrument Collateral is
Exhibit I
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owing only to such Grantor, and (iv) no material default exists under or in respect of the Pledged Debt or Instrument Collateral.

(m)    Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral. (i) All the Pledged Shares and Partnership and LLC Collateral have been, and upon issuance any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable law and any applicable partnership agreement, (ii) the applicable Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of the Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) except as set forth in Section 3(j), in Schedule 3 or in Schedule 6.17 of the Credit Agreement, the Pledged Shares and Partnership and LLC Collateral constitute 100% of the issued and outstanding shares of capital stock, membership interests and partnership interests of Holdings’ direct and indirect U.S. Subsidiaries (other than Subsidiaries which are owned by Non-Wholly-Owned Subsidiaries), and no securities convertible into or exchangeable for any shares of capital stock, membership interests and partnership interests of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock, membership interests and partnership interests of any such Subsidiary, are issued and outstanding, and (v) any and all shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares, and any and all partnership agreements, operating agreements and other agreements relating to the Partnership and LLC Collateral, have been disclosed in writing to the Administrative Agent and the Lenders.

(n)    Other Investment Property; Instruments; and Chattel Paper. All securities accounts of the Grantors and other Investment Property of the Grantors are set forth in Schedule 1, and all Instruments and Chattel Paper held by Grantors are also set forth in Schedule 1.

(o)    Control Agreements. No Control Agreements exist with respect to any Collateral other than any Control Agreements in favor of the Administrative Agent.

(p)    Letter-of-Credit Rights. None of the Grantors have any Letter-of-Credit Rights except as set forth in Schedule 1.
Exhibit I
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(q)    Commercial Tort Claims. None of the Grantors have any Commercial Tort Claims except as set forth in Schedule 1.

SECTION 5  Covenants. In addition to the covenants of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall be outstanding or any Specified Swap Contract shall be in effect, each Grantor agrees that:

(a)    Defense of Collateral. Each Grantor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, the Collateral.

(b)    Preservation of Collateral. Each Grantor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c)    Compliance with Laws, Etc.  Each Grantor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(d)    Location of Books and Chief Executive Office. Each Grantor shall: (i) keep all Books (other than copies) pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give prompt written notice to the Administrative Agent, but in any event within 30 days, of (a) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for such Grantor or (b) any changes in the location of such Grantor’s chief executive office or principal place of business.

(e)    Change in Name, Identity or Structure. Each Grantor shall give prompt written notice to the Administrative Agent, but in any event within 10 days, of (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new such registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading;
Exhibit I
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provided that no Grantor shall change its jurisdiction of organization to a jurisdiction outside of the United States.

(f)    Maintenance of Records. Each Grantor shall keep accurate and complete Books with respect to the Collateral, disclosing the Administrative Agent’s security interest hereunder.

(g)    Invoicing of Sales. The Grantor will invoice all of its sales upon forms customary in the industry and maintain proof of delivery and customer acceptance of goods.

(h)    Disposition of Collateral. Each Grantor shall not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Loan Documents (including disposition permitted under Section 8.02 of the Credit Agreement).

(i)    Liens. Each Grantor shall keep the Collateral free of all Liens except Permitted Liens.

(j)    Expenses. The Grantor (or purchaser of Inventory) will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

(k)    Leased Premises. At the Administrative Agent’s request, any Grantor shall obtain from each Person from whom such Grantor leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance satisfactory to the Administrative Agent.

(l)    Rights to Payment. Each Grantor shall:

(i)    with such frequency as the Administrative Agent or the Majority Lenders may require, furnish to the Administrative Agent such information relating to the Accounts as the Administrative Agent or the Majority Lenders shall from time to time reasonably request;
Exhibit I
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(ii)    give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and during the existence of an Event of Default, take all such action to such end as may from time to time be reasonably requested by the Administrative Agent or the Majority Lenders, except that such Grantor may at any time grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices;

(iii)    if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact to the Administrative Agent in the Books relating to such Account or other Right to Payment when such Books are requested for inspection by the Administrative Agent, and in connection with any invoice or report furnished by any Grantor to the Administrative Agent relating to such Account or other Right to Payment;

(iv)    if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify the Administrative Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act (provided that such assignment and notice shall not be required if the applicable contract prohibits assignment);

(v)    in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

(vi)    upon the request of the Administrative Agent or the Majority Lenders (a) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (b) upon the occurrence of an Event of Default) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and

(vii)    upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Administrative Agent shall require.
Exhibit I
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(m)    Deposit Accounts and Securities Accounts. Each Grantor shall give the Administrative Agent notice of the establishment of any new Deposit Account and any new securities account with respect to any Investment Property in each Update Certificate delivered by Holdings to the Administrative Agent pursuant to Section 7.02(h) of the Credit Agreement; provided, however, that upon the occurrence of an Event of Default, each Grantor shall give the Administrative Agent notice of any such Deposit Account or securities account at such times and with such frequency as the Administrative Agent or the Majority Lenders shall request.

(n)    Inventory. Each Grantor shall:

(i)    at such times as the Administrative Agent or the Majority Lenders shall request, prepare and deliver to the Administrative Agent a report of all Inventory, in form and substance satisfactory to the Administrative Agent and the Majority Lenders;

(ii)    upon the request of the Administrative Agent or the Majority Lenders, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Administrative Agent; and

(iii)    not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to any Grantor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, except in the ordinary course of business and in accordance with its normal practices.

(o)    Equipment. Each Grantor shall, upon the Administrative Agent’s or the Majority Lenders’ request, deliver to the Administrative Agent a report of each item of Equipment, in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

(p)    Intellectual Property Collateral. Each Grantor shall:

(i)    not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except for Intellectual Property Collateral having negligible commercial value;

(ii)    not enter into any agreements or transactions (including any license, sublicense or royalty agreement) pertaining to any Intellectual Property Collateral outside of the ordinary course of business, or enter into any exclusive license or sublicense of any Intellectual Property Collateral, except in a transaction permitted under the Loan Documents;
Exhibit I
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(iii)    promptly give the Administrative Agent notice of any rights any Grantor may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property Collateral which such Grantor intends to register, prior to the filing of any application for registration thereof; and

(iv)    diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

(q)    Notices, Reports and Information. Each Grantor shall (i) notify the Administrative Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Administrative Agent’s Lien thereon; (ii) furnish to the Administrative Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Administrative Agent or the Majority Lenders may reasonably request, all in reasonable detail; and (iii) upon reasonable request of the Administrative Agent or the Majority Lenders make such demands and requests for information and reports as any Grantor is entitled to make in respect of the Collateral.

(r)    Commercial Tort Claims. Each Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Commercial Tort Claim.

(s)    Letter-of-Credit Rights. Each Grantor will give the Administrative Agent immediate notice if such Grantor shall at any time hold or acquire any Letter-of-Credit Rights.

(t)    Shareholder Agreements and Other Agreements. (i) Each Grantor shall comply with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder.

(ii)    No Grantor shall vote to enable or take any other action to  amend or terminate, or waive compliance with any of the terms of, any Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Pledged Collateral in a manner adverse to the Administrative Agent or the Lenders or
Exhibit I
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that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

(u)    Insurance (i). (i) Each Grantor shall carry and maintain in full force and effect, at the expense of the Grantors and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as shall be specified in the Credit Agreement. Upon the request of the Administrative Agent or the Majority Lenders, and in any event not less often than annually, each Grantor shall furnish the Administrative Agent with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. All insurance policies required under this subsection (v) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days’ prior written notice to the Grantor and the Administrative Agent (or 10 days’ prior written notice if the Administrative Agent consents to such shorter notice). Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Administrative Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (v) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Grantors.

(ii)    If Collateral with a value exceeding $5,000,000 of any Grantor shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, such Grantor shall give prompt notice thereof to the Administrative Agent. No settlement on account of any loss on any such Collateral covered by insurance shall be made for less than insured value without the consent of the Majority Lenders. After the occurrence and during the continuance of an Event of Default, or as otherwise required under the Loan Documents, all sums payable to any Grantor by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Administrative Agent. If any Grantor shall receive any insurance proceeds which are to be paid to the Administrative Agent pursuant to the previous sentence, such Grantor shall hold such proceeds in trust for the Administrative Agent, shall segregate such proceeds from other funds of such Grantor, and shall immediately forward such proceeds in the form received to the Administrative Agent (appropriately indorsed by such Grantor to the order of the Administrative Agent or in such other manner as shall be satisfactory to the Administrative Agent). All such insurance proceeds may be retained by the Administrative Agent as part of Collateral hereunder and held in the Proceeds Account, applied by the Administrative Agent toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to such Grantor upon its request with the consent of the Majority Lenders.

(v)    Zero Balance Accounts. Each Grantor shall take all steps necessary to ensure that (i) each Zero Balance Account is swept into a Primary Account no less frequently than every other
Exhibit I
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day, and (ii) no Zero Balance Account shall maintain a balance in excess of $5,000 for a period in excess of three consecutive Business Days.

SECTION 6  Administration of the Rights to Payment and Pledged Collateral.

(a)    Collection of Rights to Payment. Until the Administrative Agent exercises its rights hereunder to collect Rights to Payment, each Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Administrative Agent or the Majority Lenders, during the continuance of any Event of Default, all remittances received by any Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)    Investment Property and Instruments. Unless and until an Event of Default shall have occurred, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral, to the extent consistent with the Credit Agreement; provided, however, that, except in connection with transactions permitted under Section  8.02 or Section 8.03 of the Credit Agreement, such Grantor shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of such Grantor or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization. At the request of the Administrative Agent or the Majority Lenders, during the continuance of any Event of Default, the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by any Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). During the continuance of an Event of Default any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Administrative Agent shall have the right, during the continuance of an Event of Default, following prior written notice to any Grantor, to vote and to give consents, ratifications and waivers with respect to any Investment Property, Pledged Debt and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the
Exhibit I
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foregoing rights afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so.

(c)    Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred and be continuing each Grantor shall have the right to vote the Pledged Collateral and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising the Pledged Collateral to the same extent as such Grantor would if the Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Administrative Agent and the Secured Parties in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents. If applicable, such Grantor shall be deemed the beneficial owner of all Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsec-tion (c).

(d)    General Authority upon an Event of Default. During the continuance of any Event of Default:

(i)    the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by the Administrative Agent as part of the Pledged Collateral; and

(ii)    the Administrative Agent shall have the right following prior written notice to the Grantor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral, as if the Administrative Agent were the absolute owner thereof.

(e)    Distributions to Be Held for Administrative Agent. Distributions and other payments which are received by the Grantor but which it is not entitled to retain as a result of the operation of this Section 6 shall be held in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith paid over or delivered to the Administrative Agent in the same form as so received.
Exhibit I
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(f)    Certain Other Administrative Matters. The Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6) if, in the Administrative Agent’s reasonable discretion, such action is necessary or desirable to protect or exercise the Administrative Agent’s rights and interests hereunder. The Administrative Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7  Authorization; Administrative Agent Appointed Attorney-in-Fact. The Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a)    sign and file any of the financing statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedures;

(b)    take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c)    sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d)    notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to any Grantor to such address as the Administrative Agent may designate (provided that the Administrative Agent agrees it will promptly deliver over to such Grantors any mail that does not relate to the Collateral); and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(e)    receive, open and dispose of all mail addressed to any Grantor (provided that the Administrative Agent agrees it will promptly deliver over to such Grantors any mail that does not relate to the Collateral);
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(f)    send requests for verification of Rights to Payment to the customers or other obligors of any Grantor;

(g)    contact, or direct any Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

(h)    assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(i)    exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with Wells Fargo or any other bank, financial institution or other Person;

(j)    notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Administrative Agent;

(k)    ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent or the Majority Lenders may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(l)    execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(m)    execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(n)    execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Administrative Agent may deem necessary or advisable (A) to realize upon the Collateral, and (B) to maintain, protect and preserve the Deposit Accounts and Investment Property and the Administrative Agent’s security interest therein; and

(o)    execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of any Grantor, which the Administrative Agent or the Majority Lenders may deem necessary or advisable (A) to realize upon the
Exhibit I
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Collateral, and (B) to maintain, protect and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Administrative Agent agrees that, except during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (m), (n)(A) and (o)(A) above. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or any Letter of Credit remains outstanding or any Specified Swap Contract shall be in effect or the Secured Obligations have not been paid and performed in full. Each Grantor hereby ratifies, to the extent permitted by law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8  Administrative Agent Performance of Company Obligations. The Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and which such Grantor has failed to perform or pay as and when due, and such Grantor shall reimburse the Administrative Agent on demand for any amounts paid by the Administrative Agent pursuant to this Section 8.

SECTION 9  Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10  Remedies.

(a)    Remedies. During the continuance of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Grantor agrees that:

(i)    The Administrative Agent may peaceably and without notice enter any premises of any Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of any Grantor or elsewhere, or, in the case of
Exhibit I
25

Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine.

(ii)    The Administrative Agent may require any Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.

(iii)    The Administrative Agent may use or transfer any of any Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.

(iv)    The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v)    The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

(vi)    The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of any Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent and each of the Lenders shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Grantor hereby releases, to the extent permitted by law. The Administrative Agent shall give each Grantor such notice of any public or private sale as may be required by the UCC or other applicable law. Each Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(b)    Sale of Collateral; Administrative Agent’s Obligations. Neither the Administrative Agent nor any Lender shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Administrative Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Administrative Agent and the Lenders may
Exhibit I
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release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any Lender’s rights against the Grantors. Each Grantor waives any right it may have to require the Administrative Agent or any Lender to pursue any third Person for any of the Secured Obligations. The Administrative Agent and the Lenders may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Administrative Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

(c)    License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property Collateral.

(d)    Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default(including with respect to undrawn amounts under any Letter of Credit or contingent amounts due under any Specified Swap Contract), the Administrative Agent may, at its election (in accordance with the direction of the Majority Lenders), (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and each Grantor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. Each Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, each Grantor irrevocably waives until the termination of the security interests granted under this Agreement in
Exhibit I
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accordance with Section 24 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

(e)    Application of Proceeds. Subject to subsection (d), cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 9.03 of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Grantors entitled thereto or otherwise disposed of in accordance with the UCC or other applicable law. Each Grantor shall remain liable to the Administrative Agent and other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11  Certain Waivers. Each Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent or the Lenders (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in the Administrative Agent’s or any of the Lenders’ power, or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Administrative Agent or the Lenders arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12  Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in, and shall be effective as provided in, the Credit Agreement.

SECTION 13  No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent or any Lender.

SECTION 14  Costs and Expenses; Indemnification; Other Charges.
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(a)    Costs and Expenses. The Grantors jointly and severally agree to pay on demand:

(i)    the reasonable out-of-pocket costs and expenses of the Administrative Agent and any of its Affiliates, and the Administrative Agent’s reasonable Attorney Costs, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, any releases of Collateral, and the custody of the Collateral;

(ii)    all reasonable title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar fees, costs and expenses incurred or sustained by the Administrative Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

(iii)    all costs and expenses of the Administrative Agent and its Affiliates, including all Attorney Costs, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Administrative Agent and any Lender as a result of any failure by any Grantor to perform or observe its obligations contained herein.

(b)    Indemnification. The Grantors jointly and severally hereby agree to indemnify, defend and hold the Agent-Related Persons, and each Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of this Agreement or other Loan Document to which any Grantor is a party or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses,
Exhibit I
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damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Holdings or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Holdings or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date).

(c)    Other Charges. The Grantors jointly and severally agree to indemnify the Administrative Agent and each of the other Secured Parties against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

(d)    Interest. Any amounts payable to the Administrative Agent or any Secured Party under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the default rate of interest applicable to Base Rate Loans specified in Section 2.10(c) of the Credit Agreement to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(e)    Payment. Any All amounts due under this Section 14 shall be payable within ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section 14 shall survive the termination of the Commitments and repayment of all Secured Obligations.
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SECTION 15  Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by any Grantor, the Administrative Agent , each Secured Party, each Indemnified Person referred to in Section 14 and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 16  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 17  Forum Selection and Consent to Jurisdiction.

(a)    SUBMISSION TO JURISDICTION. THE GRANTORS AND ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT RELATING HERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AGAINST HOLDINGS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)    WAIVER OF VENUE. THE GRANTORS AND ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY
Exhibit I
31

OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 18  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 19  Entire Agreement; Amendment. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Grantors, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.
Exhibit I
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SECTION 20  Severability. If any provision of this Agreements or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 21  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 22  Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XI thereof, such provisions are incorporated herein by this reference.

SECTION 23  No Inconsistent Requirements. Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 24  Termination; Releases. (i) (i) Upon the termination of the Commitments of the Lenders the surrender of any Letters of Credit issued for the account of any Grantor under the Credit Agreement, termination of all Specified Swap Contracts and payment and performance in full of all Secured Obligations, the security interests granted under this Agreement shall terminate and the Administrative Agent shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence termination of all security interests given by any Grantor to the Administrative Agent hereunder; (ii) Concurrently with any permitted disposition of Collateral under the Loan Documents, the security interest hereunder shall automatically be released from the Collateral so disposed of; provided, however, that the security interest shall continue in the Proceeds thereof. Upon satisfaction of all conditions precedent to any permitted disposition set forth herein or in the other Loan Documents, the Administrative Agent shall execute and deliver any releases or other documents reasonably requested by the relevant Grantor to accomplish or confirm the release of
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Collateral provided by this Section. Any such release shall specifically describe the portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Administrative Agent has not assigned its rights and interests to any other Person).

SECTION 25  Accession. Upon execution and delivery to the Administrative Agent of an Additional Guarantor Accession Agreement by a Subsidiary of Holdings as provided in Section 7.13 of the Credit Agreement, effective as of the Additional Guarantor Accession Date applicable thereto, such Guarantor shall be deemed a Grantor party hereto, and this Agreement shall be deemed amended to include any amendments to the Schedules provided by such Subsidiary in connection therewith.

SECTION 26  Amendment and Restatement. On and after the Effective Date, this Agreement shall amend, restate and supersede in its entirety and replace the Existing Security Agreement; provided, however, that the execution and delivery of this Agreement and the other Loan Documents shall not (a) operate as a waiver of any right, power or remedy of the Secured Parties under the Existing Security Agreement and the other related documents, except to the extent expressly waived in this Agreement and the other Loan Documents, (b) extinguish, impair or constitute a novation of any obligations of Holdings or any other Grantor under the Existing Security Agreement or the related documents except to the extent any such obligation is actually satisfied by Holdings or the relevant Grantor thereunder or (c) extinguish or impair any indemnification or similar rights under the Existing Security Agreement which by their terms would survive the termination of the Existing Security Agreement.

[Remainder of page intentionally left blank]
Exhibit I
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

GRANTORS:

BUILDING MATERIALS HOLDING CORPORATION

By: _______________________________________
Name:
Title:

BMC WEST CORPORATION

By:________________________________________
Name:
Title:

BMC WEST CORPORATION SOUTHCENTRAL

By:________________________________________
Name:
Title:

BMCW SOUTHCENTRAL, L.P.

By: BMC WEST CORPORATION
SOUTHCENTRAL, its General Partner

By:________________________________________
Name:
Title:
Exhibit I
35

BMCW, LLC

By: BMC WEST CORPORATION, its Managing Member

By:________________________________________
Name:
Title:

SELECTBUILD CONSTRUCTION, INC.
(formerly known as BMC Construction, Inc.)

By:________________________________________
Name:
Title:

KBI CONSTRUCTION, LLC

By: SELECTBUILD CONSTRUCTION, INC.,
its Managing Member

By:________________________________________
Name:
Title:

KB INDUSTRIES LIMITED PARTNERSHIP

By: BUILDING MATERIALS HOLDING CORPORATION,
its General Partner

By:_________________________________________
Name:
Title:
Exhibit I
36

VAUGHN ROAD, L.L.C.

By: SELECTBUILD CONSTRUCTION, INC.,
its Sole Member

By:________________________________________
Name:
Title:

C CONSTRUCTION, INC.
(successor by merger to KBI Concrete, LLC
and Total Concrete, LLC)

By:________________________________________
Name:
Title:

KBI CONSTRUCTION, LLC

By: SELECTBUILD CONSTRUCTION, INC.,
its Sole Member

By:________________________________________
Name:
Title:

RJ NORCAL, LLC

By: SELECTBUILD CONSTRUCTION, INC.,
its Sole Member

By:________________________________________
Name:
Title:
Exhibit I
37

KBI NORCAL GENERAL PARTNERSHIP

By:________________________________________
Name:
Title:

KBI NORCAL WINDOWS, INC.

By:_________________________________________
Name:
Title:

KBI STUCCO, INC.

By:_________________________________________
Name:
Title:

TWF CONSTRUCTION, INC.

By:_________________________________________
Name:
Title:

KBI WINDOWS, INC.

By:_________________________________________
Name:
Title:

H.N.R. FRAMING SYSTEMS INC.

By:_________________________________________
Name:
Title:
Exhibit I
38

FSC CONSTRUCTION, INC.

By_________________________________________
Name:
Title:

BMC REALTY, INC.

By:_________________________________________
Name:
Title:

SELECTBUILD FLORIDA, LLC

By:_________________________________________
Name:
Title:

BBP CONCRETE CO.

By:_________________________________________
Name:
Title:

BBP CONSTRUCTION CO.

By:_________________________________________
Name:
Title:
Exhibit I
39

BBP COMMERCIAL CO.

By:________________________________________
Name:
Title:

TBA MATERIALS, LLC

By: SELECTBUILD CONSTRUCTION, INC.,
its Sole Member

By:________________________________________
Name:
Title:

SEVENTIETH AND NORTHERN AVENUE HOLDINGS, LLC

By: SELECTBUILD CONSTRUCTION, INC.,
its Sole Member

By:________________________________________
Name:
Title:

SELECTBUILD DISTRIBUTION, LLC

By: SELECTBUILD CONSTRUCTION, INC.,
its Sole Member

By:_______________________________________
Name:
Title:

Exhibit I
40

SELECTBUILD ARIZONA, LLC

By: SELECTBUILD CONSTRUCTION, INC.,
its Sole Member

By:_______________________________________
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:_______________________________________
Name:____________________________________
Title:_____________________________________

By:______________________________________
Name:___________________________________
Title:_____________________________________
Exhibit I
41

SCHEDULE 1

to the Security Agreement

1.	Locations of Chief Executive Office and other Locations, including of Collateral

a.	Chief Executive Office and Principal Place of Business:

b.	Other locations where any Grantor conducts business or Collateral is kept:

2.	Locations of Books Pertaining to Rights to Payment

3.	Jurisdiction of Organization

4.	Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names; Etc.

1

5.	Deposit Accounts

6.	Investment Property

7.	Instruments and Chattel Paper

8.	Leased Equipment

9.	Commercial Tort Claims

10.	Letter-of-Credit Rights

2

SCHEDULE 2

to the Security Agreement

1.	Patents, Trademarks, Copyrights, Etc.

1

SCHEDULE 3

to the Security Agreement

1. Pledged LLC Interests. Interests in each limited liability company that is a Subsidiary as follows:

Subsidiary and Percentage Ownership Interest	Number of Units	Date of Issuance of Units

2. Pledged Partnership Interests. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Subsidiary as follows:

Subsidiary and Percentage Ownership Interest	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests

3. Pledged Shares. Capital stock of each Subsidiary being represented by stock certificates as follows:

Subsidiary and Percentage Ownership Interest	Certificate No.	Certificate Date	No. and Class of Shares

1

2. Pledged Debt

2

SCHEDULE 4

to the Security Agreement

Filing Offices

3

EXHIBIT J

FORM OF UPDATE CERTIFICATE

for the Reporting Period ended __________________, 20__

TO: Wells Fargo Bank, National Association, as Administrative Agent

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November __, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holding Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, JPMorgan Chase Bank, N.A., as Documentation Agent, SunTrust Bank, as Joint Lead Arranger and Co-Syndication Agent, BNP Paribas, as Joint Lead Arranger and Co-Syndication Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender, as administrative agent (in such capacity, the “Administrative Agent”), as Joint Lead Arranger and Joint Book Manager. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This Update Certificate is provided pursuant to Section 7.02(h) of the Credit Agreement without limiting the ongoing reporting obligations of the Loan Parties under the Credit Agreement and the Security Agreement (as amended) with respect to the matters covered by this Update Certificate.

The undersigned hereby certifies to the Administrative Agent and the Lenders on behalf of each Loan Party that, during the fiscal quarter ended __________, 20_ (the “Reporting Period”), there has not been (i) any change in its corporate name or in its jurisdiction of organization, (ii) any change in the location of its chief executive office or (iii) the creation or acquisition of any Wholly-Owned Subsidiary by a Loan Party, except as follows:

1.    Names.

(a)    During the Reporting Period, a Loan Party changed its corporate name as follows:

(b)    During the Reporting Period, a Loan Party changed its jurisdiction of organization as follows:

2.    Locations. During the Reporting Period, a Loan Party changed the location of its chief executive office as follows:

3.    Subsidiaries. During the Reporting Period, a Loan Party created or acquired the following direct or indirect Wholly-Owned Subsidiaries:

The undersigned hereby certifies to the Administrative Agent and the Lenders on behalf of each Loan Party that, during the Reporting Period, no new Deposit Account or
Exhibit J
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securities account with respect to any Investment Property (as such terms are defined in the Security Agreement) has been established, except as follows:

Consistent with the provisions of revised Article 9 of the Uniform Commercial Code of the relevant jurisdiction(s) (as and when adopted), the Loan Parties hereby authorize the Administrative Agent to file (with or without a Loan Party’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, financing statement amendments, termination statements and other documents and instruments, in form reasonably satisfactory to the Administrative Agent, and take all other action, as the Administrative Agent may deem reasonable, to perfect and continue perfected, maintain the priority of or provide notice of any security interest of the Administrative Agent in the Collateral and to accomplish the purposes of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Update Certificate on behalf of itself and each other Loan Party this ____________ day of ____________________.

BUILDING MATERIALS HOLDING CORPORATION

By: ____________________________
Name:
Title:
Exhibit J
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